FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-04

Free Writing Prospectus
Structural and Collateral Term Sheet

$962,069,710
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$841,810,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-C26
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Liberty Island Group I LLC
Rialto Mortgage Finance, LLC
C-III Commercial Mortgage LLC
Silverpeak Real Estate Finance LLC
Walker & Dunlop Commercial Property Funding I WF, LLC
Basis Real Estate Capital II, LLC
National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-C26

January 28, 2015

WELLS FARGO SECURITIES

Lead Manager and
Sole Bookrunner

Deutsche Bank Securities Co-Manager	Morgan Stanley Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certificate Structure

I.        Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$69,600,000		30.000%	(7)	3.02	03/15 - 01/20	36.9%	17.2%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$37,759,000		30.000%	(7)	4.98	01/20 - 02/20	36.9%	17.2%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$225,000,000		30.000%	(7)	9.85	11/24 – 01/25	36.9%	17.2%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$252,840,000		30.000%	(7)	9.92	01/25 – 01/25	36.9%	17.2%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$88,249,000		30.000%	(7)	7.45	02/20 – 11/24	36.9%	17.2%
A-S(8)	AAAsf/AAA(sf)/Aa1(sf)	$76,966,000		22.000%	(7)	9.92	01/25 - 01/25	41.1%	15.4%
X-A	AAAsf/AAA(sf)/NR	$750,414,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
X-B	NR/AAA(sf)/NR	$138,297,000	(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
B(8)	AA-sf/AA-(sf)/Aa3(sf)	$42,090,000		17.625%	(7)	9.97	01/25 - 02/25	43.4%	14.6%
C(8)	A-sf/A-(sf)/NR	$49,306,000		12.500%	(7)	10.01	02/25 - 02/25	46.1%	13.8%
PEX(8)	A-sf/A-(sf)/NR	$168,362,000		12.500%	(7)	9.96	01/25 - 02/25	46.1%	13.8%
	Non-Offered Certificates
X-C	BBsf/BB(sf)/NR	$19,242,000	(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
X-D	Bsf/B(sf)/NR	$9,620,000	(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-E	NR/NR/NR	$44,496,709	(17)	N/A	Variable(18)	N/A	N/A	N/A	N/A
D	BBB-sf/BBB-(sf)/NR	$46,901,000		7.625%	(7)	10.01	02/25 - 02/25	48.7%	13.0%
E	BBsf/BB(sf)/NR	$19,242,000		5.625%	(7)	10.01	02/25 - 02/25	49.7%	12.8%
F	Bsf/B(sf)/NR	$9,620,000		4.625%	(7)	10.01	02/25 - 02/25	50.3%	12.6%
G	NR/NR/NR	$44,496,709		0.000%	(7)	10.01	02/25 - 02/25	52.7%	12.0%
Notes:
(1)
The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated January 28, 2015 (the “Free Writing Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate.  The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $49,306,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates) and regular interests, if any, that are senior to such class, by the aggregate appraised value of approximately $1,825,792,379 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loans based on their cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates by such aggregate appraised value (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loans based on their cut-off date principal balance).  The Certificate Principal to Value Ratio for each of the Class A-S, B and C Certificates is calculated by dividing the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class, by such aggregate appraised value (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loans based on their cut-off date principal balance).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loans based on their cut-off date principal balance) for the mortgage pool of approximately $115,815,966 (calculated as described in the Free Writing Prospectus) by the aggregate certificate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates) and regular interests, if any, that are senior to such class of certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loans based on their cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, B and C Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loans based on their cut-off date principal balance) for the mortgage pool of approximately $115,815,966 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class.  The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certificate Structure

the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).
(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $76,966,000, $42,090,000 and $49,306,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-S regular interest outstanding from time to time (without regard to any exchange of Class A-S, B and C Certificates for Class PEX Certificates).  The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests and the Class D Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests and the Class D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The Class X-C Certificates are notional amount certificates. The Notional Amount of the Class X-C Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time.  The Class X-C Certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-C Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans  for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)
The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time.  The Class X-D Certificates will not be entitled to distributions of principal.

(16)
The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)
The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(18)
The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Issue Characteristics

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	27	31	$339,096,285	35.2%
Liberty Island Group I LLC	9	10	167,148,741	17.4
Rialto Mortgage Finance, LLC	15	16	127,687,269	13.3
C-III Commercial Mortgage LLC	18	19	107,661,190	11.2
Silverpeak Real Estate Finance LLC	8	12	85,142,723	8.8
Walker & Dunlop Commercial Property Funding I WF, LLC	3	6	46,800,000	4.9
Basis Real Estate Capital II, LLC	6	6	45,794,237	4.8
National Cooperative Bank, N.A.	16	16	42,739,265	4.4
Total	102	116	$962,069,710	100.0%

Loan Pool:

Cut-off Date Balance:	$962,069,710
Number of Mortgage Loans:	102
Average Cut-off Date Balance per Mortgage Loan:	$9,432,056
Number of Mortgaged Properties:	116
Average Cut-off Date Balance per Mortgaged Property(1):	$8,293,704
Weighted Average Mortgage Interest Rate:	4.405%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	34.2%
Weighted Average Original Term to Maturity or ARD (months):	120
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	352
Weighted Average Remaining Amortization Term (months)(2):	348
Weighted Average Seasoning (months):	5
(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.87x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	65.2%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	55.1%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.6%
% of Mortgage Loans with Single Tenants(3):	10.5%
(1)    With respect to the JW Marriott New Orleans mortgage loan and the AMCP Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. Information for each residential cooperative mortgage loan is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. See Annex A-1 and Annex B to the Free Writing Prospectus. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.
(2)   Thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.
(3)   Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 99.0% of the mortgage pool (99 mortgage loans) has scheduled amortization, as follows:

54.6% (43 mortgage loans) provides for an interest-only period followed by an amortization period; and

44.4% (56 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 1.0% of the mortgage pool (three mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 19.0% and 10.01x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 14.7% of the mortgage pool (12 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	67.8% of the pool
Insurance:	44.2% of the pool
Capital Replacements:	76.1% of the pool
TI/LC:	61.8% of the pool(1)
(1)   The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Balances of the mortgage loans, as of origination the mortgage pool had the following call protection and defeasance features:

81.0% of the mortgage pool (74 mortgage loans) features a lockout period, then defeasance only until an open period;

10.8% of the mortgage pool (12 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

4.0% of the mortgage pool (14 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance for a period, then a prepayment premium until an open period;

2.3% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period;

1.9% of the mortgage pool (1 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance until an open period.

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection and seasoning. Some mortgage loans may be sufficiently seasoned that their lockout periods have expired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Issue Characteristics

III.      Issue Characteristics

Securities Offered:
$841,810,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB”); Liberty Island Group I LLC (“LIG I”); Rialto Mortgage Finance, LLC (“RMF”); C-III Capital Partners, LLC (“C-III”); Silverpeak Real Estate Finance LLC (“SPREF”); Walker & Dunlop Commercial Property Funding I WF, LLC (“WDCPF”); Basis Real Estate Capital II, LLC (“Basis”); and National Cooperative Bank, N.A. (“NCB”).

Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC
Co-Managers:	Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC.
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.
Additional Primary Servicer:	Prudential Asset Resources, Inc.
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Trust Advisor:	Pentalpha Surveillance LLC
Initial Majority Subordinate Certificateholder:	An affiliate of Eightfold Real Estate Capital, L.P.
Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in February 2015 (or, in the case of any mortgage loan that has its first due date in March 2015, the date that would have been its due date in February 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about February 13, 2015.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in March 2015.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in March 2015.
Rated Final Distribution Date:	The Distribution Date in February 2048.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.
Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

IV.      Characteristics of the Mortgage Pool(1)

A.       Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF, Rooms or Units	Cut-off Date Balance Per SF, Room or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
LIG I	Chateau on the Lake	Branson	MO	1 / 1	$45,943,064	4.8%	Hospitality	301	$152,635	68.0%	54.7%	1.99x	13.4%
WFB	Trails at Dominion	Houston	TX	1 / 1	40,750,000	4.2	Multifamily	843	48,339	76.2	69.6	1.31	8.4
WFB	JW Marriott New Orleans	New Orleans	LA	1 / 1	39,896,822	4.1	Hospitality	496	180,984	59.0	47.2	2.07	14.2
WFB	Broadcom Building	San Jose	CA	1 / 1	35,750,000	3.7	Office	200,000	179	65.0	59.1	1.81	11.3
SPREF	Aloft Houston by the Galleria	Houston	TX	1 / 1	32,650,000	3.4	Hospitality	152	214,803	72.9	62.4	1.67	11.2
WFB	Dorel Apartments	Laredo	TX	1 / 1	30,000,000	3.1	Multifamily	424	70,755	61.6	55.6	1.54	8.9
LIG I	Roseville Square	Roseville	CA	1 / 1	28,000,000	2.9	Retail	218,309	128	66.7	56.4	1.41	8.8
LIG I	44 Plaza	Poughkeepsie	NY	1 / 1	26,430,000	2.7	Retail	167,686	158	71.4	65.2	1.36	8.9
WDCPF	One and Two Summit Square Portfolio	Langhorne	PA	1 / 2	26,000,000	2.7	Various	139,615	186	62.7	54.2	1.41	9.8
RMF	Creekside Corners	Lithonia	GA	1 / 1	23,500,000	2.4	Multifamily	444	52,928	69.8	62.6	1.34	8.7
Top Three Total/Weighted Average				3 / 3	$126,589,886	13.2%				67.8%	57.1%	1.80x	12.0%
Top Five Total/Weighted Average				5 / 5	$194,989,886	20.3%				68.1%	58.4%	1.78x	11.8%
Top Ten Total/Weighted Average				10 / 11	$328,919,886	34.2%				67.4%	58.5%	1.63x	10.6%
Non-Top Ten Total/Weighted Average				92 / 105	$633,149,823	65.8%				64.1%	53.4%	2.00x	12.8%
(1)
With respect to the JW Marriott New Orleans mortgage loan, which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated).  With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

B.       Summary of Pari Passu Split Loan Structures
Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
JW Marriott New Orleans	WFB	$50,000,000	WFCM 2014-LC18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$40,000,000	WFCM 2015-C26	No	Wells Fargo Bank, National Association	Midland Loan Services
AMCP Portfolio	SPREF	$8,000,000	WFRBS 2014-C25	No	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	SPREF	$16,050,000	WFCM 2015-C26	Yes	Wells Fargo Bank, National Association	Midland Loan Services

C.          Mortgage Loans with Additional Secured and Mezzanine Financing(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut- off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
8	LIG I	44 Plaza	$26,430,000	2.7%	$0	$3,600,000	5.052%	1.36	x	1.09	x	8.9%	7.8%	71.4%	81.2%
21	WDCPF	Boone Student Housing Portfolio	15,000,000	1.6	$0	2,200,000	5.456%	1.42		1.10		9.0	7.8	72.1	82.7%
39	SPREF	Vermont Village	9,250,000	1.0	$0	750,000	5.933%	1.26		1.08		8.7	8.1	72.3	78.1%
69	LIG I	Montgomery Village(3)	4,000,000	0.4	$0	360,000	5.459%	1.24		1.07		8.6	7.9	74.8	81.5%
Total/Weighted Average			$54,680,000	5.7%	$0	$6,910,000	5.342%	1.35	x	1.09	x	8.9%	7.9%	72.0%	81.1%
(1)
In addition, thirteen (13) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place Subordinate Coop LOCs that permit future advances.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.

(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(3)
With respect to the Montgomery Village mortgage loan, the Total Debt Interest rate is based on the weighted average of the mortgage loan interest rate and its related mezzanine loan interest rate as of the cut-off date. The mezzanine loan interest rate steps up from 11.000% to 12.500% on August 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
1	LIG I	Chateau on the Lake	Branson	MO	Hospitality	$45,943,064	4.8%	BSCMS 2005-T18
2	WFB	Trails at Dominion	Houston	TX	Multifamily	40,750,000	4.2	ACR 2014-FL2
7	LIG I	Roseville Square	Roseville	CA	Retail	28,000,000	2.9	BSCMS 2003-T10
9	WDCPF	One and Two Summit Square Portfolio	Langhorne	PA	Various	26,000,000	2.7	JPMCC 2007-CB19
23	CIIICM	Walgreens Darby	Darby	PA	Retail	5,510,000	0.6	MSC 2005-HQ6
24	CIIICM	Walgreens Haverhill	Haverhill	MA	Retail	5,027,500	0.5	MSC 2005-HQ6
25	CIIICM	Rite Aid Latham	Latham & Niskayuna	NY	Retail	2,962,500	0.3	MSC 2005-HQ6
28	WFB	San Leandro Center	San Leandro	CA	Retail	11,978,325	1.2	MSC 2005-HQ6
30	WFB	El Dorado Center	Long Beach	CA	Retail	10,950,000	1.1	GSMS 2005-GG4
32	WFB	Westland Multifamily/MHC Portfolio	Various	CA	Various	10,366,781	1.1	LBUBS 2004-C8
34	LIG I	Old Marketplace	Sedona	AZ	Retail	10,000,000	1.0	BSCMS 2005-PWR7
35	WFB	Tarzana Medical	Tarzana	CA	Office	9,949,581	1.0	JPMCC 2004-C3
43	LIG I	Satyr Hill Shopping Center	Parkville	MD	Retail	8,750,000	0.9	CSMC 2006-C5
47	SPREF	24 Hour Fitness	Southlake	TX	Retail	7,300,000	0.8	MSC 2006-HQ8
56	WDCPF	Village Shires	Southampton	PA	Retail	5,800,000	0.6	JPMCC 2005-CB11
58	WFB	Rombout Village	Beacon	NY	Multifamily	5,492,529	0.6	BSCMS 2005-PW10
60	CIIICM	Country Aire MHP	Austin	TX	Manufactured Housing Community	5,137,228	0.5	GECMC 2005-C2
67	NCB	34-15 Properties Ltd.	Jackson Heights	NY	Multifamily	4,194,173	0.4	CSMC 2006-C1
68	Basis	Cornerstone Square	Macclenney	FL	Retail	4,000,000	0.4	JPMCC 2005-LDP2
70	WFB	Walgreens - Glen Allen	Glen Allen	VA	Retail	3,790,240	0.4	WBCMT 2005-C18
71	CIIICM	Meadows of Carson Creek	Del Valle	TX	Manufactured Housing Community	3,700,000	0.4	GECMC 2005-C3
73	NCB	310 Lexington Owners Corp.	New York	NY	Multifamily	3,600,000	0.4	MSC 2005-IQ10
77	CIIICM	Silver Spur Ranch MHC	Mesa	AZ	Manufactured Housing Community	3,092,596	0.3	JPMCC 2005-CB12
78	NCB	Skyline Terrace Cooperative, Inc.	Staten Island	NY	Multifamily	2,995,829	0.3	CSMC 2006-C1
79	WFB	Walgreens - Columbus	Columbus	OH	Retail	2,900,000	0.3	WBCMT 2005-C17
80	WFB	Walgreens - Oklahoma	Midwest City	OK	Retail	2,846,291	0.3	JPMCC 2005-LDP1
82	WFB	Locksley Self Storage	Auburn	CA	Self Storage	2,752,000	0.3	BSCMS 2005-PWR7
93	NCB	310 West 79th Apartments Corp.	New York	NY	Multifamily	1,400,000	0.1	CSFB 2005-C3
97	NCB	571 Hudson Street Apartment Corp.	New York	NY	Multifamily	1,196,790	0.1	CSFB 2005-C3
100	WFB	Lone Star Self Storage	Tyler	TX	Self Storage	1,096,302	0.1	LBUBS 2004-C8
101	NCB	4213 Village Corp.	New York	NY	Multifamily	998,665	0.1	CSFB 2005-C3
102	NCB	438 West 49th Street Owners Corp.	New York	NY	Multifamily	814,411	0.1	CSFB 2005-C3
	Total					$279,294,806	29.0%
(1)       The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database.  While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

E.        Mortgage Loans with Scheduled Balloon Payments and Related Classes
Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A- 2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads	Loan per SF /Room/ Pad ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
6	WFB	Dorel Apartments	TX	Multifamily	$30,000,000	3.1%	$27,097,888	71.8%	424	$70,755	1.54x	8.9%	61.6%	55.6%	0	60
62	Basis	Highland Village Apartments	GA	Multifamily	4,744,237	0.5	4,340,897	11.5%	134	35,405	1.45	9.6	68.2	61.4	0	59
69	LIG I	Montgomery Village	TX	Multifamily	4,000,000	0.4	3,789,556	10.0%	192	20,833	1.24	8.6	74.8	70.8	17	59
Total/Weighted Average					$38,744,237	4.0%	$35,228,341	93.3%			1.50x	9.0%	63.8%	57.9%	2	60
(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

F.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Multifamily	39	$285,709,531	29.7%	62.5%	55.3%	2.44x	14.0%	13.6%	4.273%
Garden	17	199,497,790	20.7	70.6	62.5	1.43	9.0	8.5	4.325
Cooperative	15	44,236,741	4.6	15.5	13.3	7.97	41.3	41.2	3.905
Student Housing	5	36,775,000	3.8	73.8	65.8	1.44	9.0	8.6	4.361
Low Rise	2	5,200,000	0.5	73.2	64.5	1.37	8.8	8.7	4.800
Retail	27	247,940,109	25.8	64.7	53.4	1.47	10.8	9.9	4.561
Anchored	10	151,527,247	15.8	63.6	54.1	1.46	11.1	10.2	4.695
Single Tenant	7	30,336,531	3.2	63.1	47.7	1.59	10.2	10.0	4.216
Unanchored	6	29,322,214	3.0	70.0	60.2	1.51	10.5	9.4	4.612
Shadow Anchored	3	28,204,117	2.9	63.8	45.8	1.38	10.5	9.5	4.273
Neighborhood/Community Center	1	8,550,000	0.9	74.3	64.6	1.42	9.2	8.4	4.200
Hospitality	12	206,555,012	21.5	67.2	55.0	1.86	12.6	11.2	4.374
Limited Service	9	98,797,205	10.3	68.8	57.4	1.76	11.9	10.8	4.462
Full Service	2	85,839,886	8.9	63.8	51.2	2.03	13.8	12.0	4.246
Extended Stay	1	21,917,921	2.3	73.3	59.4	1.68	11.2	10.2	4.480
Office	4	73,599,581	7.7	66.6	56.1	1.60	10.6	9.7	4.295
Single Tenant	1	35,750,000	3.7	65.0	59.1	1.81	11.3	10.5	4.100
Suburban	2	27,900,000	2.9	72.8	60.1	1.38	9.4	8.4	4.542
Medical	1	9,949,581	1.0	55.3	34.0	1.44	11.9	10.8	4.300
Self Storage	12	45,621,408	4.7	70.2	57.1	1.54	9.9	9.6	4.640
Self Storage	12	45,621,408	4.7	70.2	57.1	1.54	9.9	9.6	4.640
Industrial	9	45,609,328	4.7	63.3	53.9	1.71	11.0	10.1	4.240
Warehouse	7	34,475,676	3.6	62.1	53.0	1.74	11.0	10.2	4.205
Light Industrial	1	6,100,000	0.6	69.3	60.6	1.50	10.3	9.0	4.430
Flex	1	5,033,651	0.5	64.5	51.8	1.72	11.4	10.2	4.250
Manufactured Housing Community	10	29,484,740	3.1	69.4	57.6	1.57	9.9	9.6	4.425
Manufactured Housing Community	10	29,484,740	3.1	69.4	57.6	1.57	9.9	9.6	4.425
Mixed Use	3	27,550,000	2.9	69.2	61.8	1.51	10.0	9.4	4.771
Retail/Office	1	14,500,000	1.5	69.0	63.0	1.69	10.8	10.1	4.350
Office/Retail	2	13,050,000	1.4	69.5	60.4	1.30	9.0	8.6	5.238
Total/Weighted Average	116	$962,069,710	100.0%	65.2%	55.1%	1.87x	12.0%	11.2%	4.405%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the JW Marriott New Orleans mortgage loan and the AMCP Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

G.      Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California(4)	15	$147,447,843	15.3%	65.3%	53.3%	1.55x	10.3%	9.6%	4.232%
Northern	6	105,834,442	11.0	64.4	52.7	1.59	10.4	9.7	4.122
Southern	9	41,613,401	4.3	67.8	54.8	1.46	9.9	9.4	4.513
Texas	12	142,904,834	14.9	70.7	62.1	1.50	9.6	9.0	4.335
New York	20	80,329,241	8.3	40.6	35.9	5.02	26.8	26.5	4.106
Florida	9	78,309,989	8.1	70.2	61.6	1.64	10.8	9.8	4.333
Louisiana	3	70,296,822	7.3	64.9	52.9	1.81	12.2	10.7	4.296
Other(5)	57	442,780,980	46.0	67.0	56.1	1.58	10.9	10.1	4.571
Total/Weighted Average	116	$962,069,710	100.0%	65.2%	55.1%	1.87x	12.0%	11.2%	4.405%
(2)	The Mortgaged Properties are located in 28 states.
(3)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the JW Marriott New Orleans mortgage loan and the AMCP Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated).  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(4)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(5)	Includes 23 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

H.          Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
814,411 - 1,000,000	2	$1,813,075	0.2%
1,000,001 - 2,000,000	16	23,679,496	2.5
2,000,001 - 3,000,000	8	21,940,296	2.3
3,000,001 - 4,000,000	10	35,649,400	3.7
4,000,001 - 5,000,000	6	26,426,122	2.7
5,000,001 - 6,000,000	9	48,794,382	5.1
6,000,001 - 7,000,000	6	38,751,414	4.0
7,000,001 - 8,000,000	3	22,300,000	2.3
8,000,001 - 9,000,000	3	25,785,238	2.7
9,000,001 - 10,000,000	9	85,481,403	8.9
10,000,001 - 15,000,000	10	119,337,360	12.4
15,000,001 - 20,000,000	9	161,273,715	16.8
20,000,001 - 30,000,000	6	155,847,921	16.2
30,000,001 -45,943,064	5	194,989,886	20.3
Total:	102	$962,069,710	100.0%
Average:	$9,432,056
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.30 - 1.40	13	$123,051,376	12.8%
1.41 - 1.50	13	165,935,067	17.2
1.51 - 1.60	19	158,004,307	16.4
1.61 - 1.70	8	64,579,759	6.7
1.71 - 1.80	8	61,667,212	6.4
1.81 - 1.90	10	136,743,921	14.2
1.91 - 2.00	7	80,481,702	8.4
2.01 - 2.25	6	73,891,509	7.7
2.26 - 2.50	2	52,381,076	5.4
3.01 - 3.50	1	1,698,759	0.2
3.51 - 4.00	2	9,742,529	1.0
4.01 - 20.37	13	33,892,492	3.5
Total:	102	$962,069,710	100.0%
Weighted Average:	2.00x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.24 - 1.30	5	$49,095,053	5.1%
1.31 - 1.40	17	206,151,612	21.4
1.41 - 1.50	18	155,136,662	16.1
1.51 - 1.60	17	133,175,686	13.8
1.61 - 1.70	13	155,226,339	16.1
1.71 - 1.80	5	34,379,942	3.6
1.81 - 1.90	4	68,198,051	7.1
1.91 - 2.00	5	62,991,509	6.5
2.01 - 2.25	2	52,381,076	5.4
3.01 - 3.50	2	7,191,288	0.7
3.51 - 4.00	1	4,250,000	0.4
4.01 – 20.37	13	33,892,492	3.5
Total:	102	$962,069,710	100.0%
Weighted Average:	1.87x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	73	$606,926,195	63.1%
Acquisition	29	355,143,514	36.9
Total:	102	$962,069,710	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.680 - 3.750	2	$35,300,000	3.7%
3.751 - 4.000	13	43,370,610	4.5
4.001 - 4.250	26	279,391,759	29.0
4.251 - 4.500	31	352,246,189	36.6
4.501 - 4.750	16	155,218,373	16.1
4.751 - 5.000	10	63,953,598	6.6
5.251 - 5.500	3	13,820,259	1.4
7.001 - 7.100	1	18,768,922	2.0
Total:	102	$962,069,710	100.0%
Weighted Average:	4.405%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
8.1 - 9.0	26	$333,213,828	34.6%
9.1 - 10.0	15	101,746,472	10.6
10.1 - 11.0	15	133,606,182	13.9
11.1 - 12.0	18	201,426,137	20.9
12.1 - 13.0	6	16,870,021	1.8
13.1 - 14.0	4	71,207,546	7.4
14.1 - 15.0	2	44,146,822	4.6
15.1 - 16.0	1	1,698,759	0.2
20.1 - 102.2	15	58,153,942	6.0
Total:	102	$962,069,710	100.0%
Weighted Average:	12.0%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.8 - 8.0	8	$109,092,700	11.3%
8.1 - 9.0	26	269,248,669	28.0
9.1 - 10.0	22	183,583,128	19.1
10.1 - 11.0	17	207,968,123	21.6
11.1 - 12.0	6	53,966,870	5.6
12.1 - 13.0	6	74,107,519	7.7
14.1 - 15.0	1	4,250,000	0.4
15.1 - 16.0	1	1,698,759	0.2
19.1 - 20.0	2	24,261,451	2.5
20.1 - 102.2	13	33,892,492	3.5
Total:	102	$962,069,710	100.0%
Weighted Average:	11.2%

(1)

Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the JW Marriott – New Orleans mortgage loan and the AMCP Portfolio mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loans (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	3	$38,744,237	4.0%
61 - 84	1	1,097,214	0.1
85 - 120	97	903,459,337	93.9
121 - 240	1	18,768,922	2.0
Total:	102	$962,069,710	100.0%
Weighted Average:	120 months

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
53 - 60	4	$57,513,158	6.0%
61 - 84	1	1,097,214	0.1
85 - 120	97	903,459,337	93.9
Total:	102	$962,069,710	100.0%
Weighted Average:	115 months

ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	3	$9,250,000	1.0%
181 - 240	5	32,692,181	3.4
241 - 300	11	72,691,770	7.6
301 - 360	80	842,922,589	87.6
361 - 480	3	4,513,169	0.5
Total:	102	$962,069,710	100.0%
Weighted Average(3):	352 months
(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)   Excludes the non-amortizing loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	3	$9,250,000	1.0%
113 - 120	1	18,768,922	2.0
181 - 240	5	32,692,181	3.4
241 - 300	10	53,922,848	5.6
301 - 360	80	842,922,589	87.6
361 – 480	3	4,513,169	0.5
Total:	102	$962,069,710	100.0%
Weighted Average(5):	348 months
(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5)   Excludes the non-amortizing loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Springing	53	$573,698,532	59.6%
Hard	12	141,305,676	14.7
None	30	139,501,898	14.5
Soft	7	107,563,603	11.2
Total:	102	$962,069,710	100.0%

PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	74	$779,328,396	81.0%
Lockout/GTR YM or 1%/Open	12	104,279,181	10.8
GTR YM or 1%/1%/Open	14	38,744,212	4.0
Lockout/Defeasance or GTR YM or 1%/Open	1	21,917,921	2.3
GTR YM or 1%/Open	1	17,800,000	1.9
Total:	102	$962,069,710	100.0%
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.6 - 20.0	13	$34,494,212	3.6%
25.1 - 30.0	1	1,097,038	0.1
30.1 - 35.0	1	5,492,529	0.6
35.1 - 40.0	2	23,018,922	2.4
45.1 - 50.0	1	2,900,000	0.3
50.1 - 55.0	2	5,756,219	0.6
55.1 - 60.0	8	104,738,192	10.9
60.1 - 65.0	10	137,085,170	14.2
65.1 - 70.0	28	267,413,299	27.8
70.1 - 75.0	35	339,324,129	35.3
75.1 - 76.2	1	40,750,000	4.2
Total:	102	$962,069,710	100.0%
Weighted Average:	65.2%
BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.3 - 20.0	13	$34,494,212	3.6%
20.1 - 25.0	2	19,865,960	2.1
25.1 - 30.0	1	5,492,529	0.6
30.1 - 35.0	1	9,949,581	1.0
35.1 - 40.0	3	23,850,332	2.5
40.1 - 45.0	4	18,831,759	2.0
45.1 - 50.0	12	102,789,322	10.7
50.1 - 55.0	12	110,742,880	11.5
55.1 - 60.0	19	259,682,260	27.0
60.1 - 65.0	24	231,830,874	24.1
65.1 - 70.0	10	140,540,000	14.6
70.1 - 70.8	1	4,000,000	0.4
Total:	102	$962,069,710	100.0%
Weighted Average:	55.1%
AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-only, Amortizing Balloon	42	$509,324,700	52.9%
Amortizing Balloon	56	427,445,010	44.4
Interest-only, Amortizing ARD	1	16,050,000	1.7
Interest-only, Balloon	3	9,250,000	1.0
Total:	102	$962,069,710	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
18 - 24	13	$164,492,700	17.1%
25 - 36	13	98,567,000	10.2
37 - 72	17	262,315,000	27.3
Total:	43	$525,374,700	54.6%
Weighted Average:	43 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	28	$260,900,000	27.1%
1	49	485,286,483	50.4
2	21	166,371,385	17.3
3	3	30,742,921	3.2
187	1	18,768,922	2.0
Total:	102	$962,069,710	100.0%
Weighted Average:	5 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

V.          Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without applicable Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-C, X-D and X-E Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class  D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.  For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-C, X-D and X-E Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-C, X-D and X-E Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates  in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class  A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-S regular interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.   After the Class A-1, A-2, A-3, A-4 and A-SB Certificates, the Class A-S, B and C regular interests  and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:	On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $76,966,000, $42,090,000 and $49,306,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom)  in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Exchangeable Certificates) and the Class A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Exchangeable Certificates) and the Class A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-S regular interest as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-C, X-D, X-E, E, F, G, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates, and the Class A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests and the Class D Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-C Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance.  The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:
The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-C, X-D and X-E Certificates would be affected on a pari passu basis).

Servicing Advances:
The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  The master servicer under the WFCM 2015-LC18 securitization will have the primary obligation to make any servicing advances with respect to the JW Marriott - New Orleans loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, PEX and D Certificates and the Class A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:	The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of each Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by either Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to the JW Marriott New Orleans loan combination). It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, each Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate either Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the AMCP Portfolio loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of each holder of a related pari passu companion loan described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, with respect to the AMCP Portfolio mortgage loan, (a) each holder of a pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2015-C26 pooling and servicing agreement will not limit the consultation rights of the holders of the related pari passu companion loans.

Also, notwithstanding any contrary description set forth above, with respect to the JW Marriott New Orleans mortgage loan, in general the related loan combination will be serviced under the WFCM 2014-LC18 pooling and servicing agreement, which grants to the subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the JW Marriott New Orleans loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFCM 2014-LC18 securitization, and any collective consultation period or senior consultation period or similar period under the WFCM 2014-LC18 securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:
During any ”collective consultation period” or “senior consultation period”, each Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of either Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever either Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by either Special Servicer will have the right (at its or their expense) to direct such Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to such Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.  Subject to certain limitations set forth in the related intercreditor agreement, each loan combination serviced under the WFCM 2015-C26 pooling and servicing agreement may be sold unless that mortgage loan and the related pari passu companion loans are sold together as one whole loan.  The sale of a defaulted loan (other than a non-serviced mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the AMCP Portfolio mortgage loan, consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus.

In the case of the JW Marriott New Orleans mortgage loan, pursuant to the related intercreditor agreement and the WFCM 2014-LC18 pooling and servicing agreement, the WFCM 2014-LC18 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the WFCM 2014-LC18 pooling and servicing agreement, and, in connection with any such sale, the WFCM 2014-LC18 special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding each Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by either Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with each Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of either Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and D Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by either Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.  Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Certain Terms and Conditions

liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by a Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Eightfold Real Estate Capital Fund III, L.P. or one of its affiliates will be the initial majority subordinate certificateholder.
Loan Combinations:
Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as JW Marriott New Orleans and AMCP Portfolio secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  With respect to each group of mortgage loans that we refer to as a “loan combination”, AMCP Portfolio loan combination will be principally serviced under the pooling and servicing agreement.  The JW Marriott New Orleans loan combination will be serviced under the pooling and servicing agreement for the WFCM 2014-LC18 securitization.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Split Loan Structures”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

Springfield 35 miles
Walnut Shade
Branson West
BRANSON SCENIC RAILWAY
Ozark Mtn. Highroad
Ledgestone Country Club
STONE COUNTY
Silver Dollar City
Payne Stewart Golf Club
Branson Hills Pkwy
Branson Recplex
Bee Creek Rd
TANEY COUNTY
Lake Taneycomo
The Shoppes at Branson Meadows
BRANSON
The Butterfly Palace & Rainforest Adventure
Shepherd of the Hills Expwy
Cox Medical Center
Factory Merchants at Branson
Theater District
Roark Valley Rd
Historic Downtown
Main St
White Water
Tanger Outlets
Dixie Stampede
Branson Conv. Ctr.
Branson Landing
Titanic Museum
Andy Williams Moon River Theatre
Dick Clark's American Bandstand Theater
Chateau on the Lake
415 North Highway 265
Branson, MO 65616
Indian Point
M. Graham Clark Airport
Thousand Hills Resort and Golf Club
Hollister
Table Rock Lake
Fall Creek Rd
Table Rock
Pointe Royale Country Club
Table Rock State Park
BRANSON SCENIC RAILWAY
Top of the Rock Golf Course
Little Rock, AR 160 miles
IOWA
Kirksville
Springfield
St. Joseph
Chillicothe
Quincy
Moberly
ILLINOIS
Topeka
KANSAS CITY
Columbia
O'Fallon
Alton
Olathe
Overland Park
Chesterfield
ST. LOUIS
Clinton
Jefferson City
KS
MISSOURI
Rolla
Farmington
Fort Scott
Waynesville
Pittsburg
Joplin
Springfield
Branson
West Plains
Poplar Bluff
OK
Rogers
Harrison
Fayetteville
ARKANSAS
Jonesboro
TN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Chateau on the Lake

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$46,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$45,943,064			Location:	Branson, MO
% of Initial Pool Balance:	4.8%			Size:	301 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$152,635
Borrower Name:	Chateau Lake, LLC			Year Built/Renovated:	1997/2014
Sponsor:	Revocable Trust of John Q. Hammons			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	December 11, 2014			3rd Most Recent Occupancy (As of)(4):	50.9% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	57.3% (12/31/2012)
Maturity Date:	January 1, 2025			Most Recent Occupancy (As of)(4):	52.9% (12/31/2013)
IO Period:	None			Current Occupancy (As of)(4):	58.4% (10/3/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$6,065,352 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$5,422,486 (12/31/2013)
Call Protection(1):	L(25),D(91),O(4)			Most Recent NOI (As of)(4):	$6,696,201 (TTM 10/3/2014)
Lockbox Type:	Springing (With Established Account)
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine

				U/W Revenues:	$18,115,472
				U/W Expenses:	$11,937,316
				U/W NOI:	$6,178,156
Escrows and Reserves(3):				U/W NCF:	$5,453,538
				U/W NOI DSCR:	2.25x
				U/W NCF DSCR:	1.99x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.4%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	11.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$67,600,000
FF&E Reserve	$1,581,559	$60,380	NAP	As-Is Appraisal Valuation Date:	September 17, 2014
Deferred Maintenance	$1,112,500	$0	NAP	Cut-off Date LTV Ratio:	68.0%
Seasonality Reserve	$837,000	$93,000	$837,000	LTV Ratio at Maturity or ARD:	54.7%

(1)	A yield maintenance premium is payable during the defeasance lockout period in connection with the sale of the Chateau on the Lake Property to JD Holdings, LLC. See “Right of First Refusal” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Chateau on the Lake Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest (see “Ground Lease” section) in a full service hotel located in Branson, Missouri (the “Chateau on the Lake Property”). The Chateau on the Lake Mortgage Loan was originated on December 11, 2014 by Prudential Mortgage Capital Company. The Chateau on the Lake Mortgage Loan had an original principal balance of $46,000,000, has an outstanding principal balance as of the Cut-off Date of $45,943,064 and accrues interest at an interest rate of 4.330% per annum. The Chateau on the Lake Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Chateau on the Lake Mortgage Loan matures on January 1, 2025.

Following the lockout period, the borrower has the right to defease the Chateau on the Lake Mortgage Loan in whole, but not in part, on any date before October 1, 2024. In addition, the Chateau on the Lake Mortgage Loan is prepayable without penalty on or after October 1, 2024. Notwithstanding the foregoing, the borrower is permitted to prepay the Chateau on the Lake Mortgage Loan with yield maintenance during the defeasance lockout period in connection with any sale of the Chateau on the Lake Property. See “Right of First Refusal” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

Sources and Uses

Sources			Uses
Original loan amount	$46,000,000	100.0%	Loan payoff(1)	$24,470,455	53.2%
			Reserves	3,531,059	7.7
			Closing costs	1,538,280	3.3
			Return of equity	16,460,207	35.8
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%

(1)	The Chateau on the Lake Property was securitized in BSCMS 2005-T18.

The Property. The Chateau on the Lake Property is a 301-room, 10-story, full service hotel located on a 22.0 acre site in Branson, Missouri. The Chateau on the Lake Property comprises 145 single king rooms, 99 double queen rooms and 57 suites. The Chateau on the Lake Property amenities include an attached convention center, private 55-slip marina, laundry building, fitness center, theater with seating for 51 people, three full-service restaurants and a private dining room with combined seating for 231 people, day care center, business center, swimming pool and full-service spa. The convention center adjacent to the Chateau on the Lake Property (but not part of the collateral for the Chateau on the Lake Mortgage Loan) offers approximately 43,500 square feet of meeting space, with the largest space offering approximately 32,000 square feet. The Chateau on the Lake Property contains 859 parking spaces, resulting in a parking ratio of 2.9 spaces per room.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chateau on the Lake Property:

Cash Flow Analysis

	2011(1)	2012(1)	2013(2)	TTM 10/3/2014(2)	U/W	U/W $ per Room
Occupancy	50.9%	57.3%	52.9%	58.4%	58.4%
ADR	$159.82	$157.21	$157.26	$154.71	$154.71
RevPAR	$81.32	$90.08	$83.12	$90.28	$90.28

Total Revenue	$15,545,464	$17,470,695	$16,345,470	$18,413,261	$18,115,472	$60,184
Total Department Expenses	5,839,548	6,421,276	6,104,048	6,669,829	6,561,961	$21,801
Gross Operating Profit	$9,705,916	$11,049,419	$10,241,422	$11,743,432	$11,553,511	$38,384

Total Undistributed Expenses	3,969,756	4,366,173	4,198,578	4,463,980	4,756,594	$15,803
Profit Before Fixed Charges	$5,736,160	$6,683,246	$6,042,844	$7,279,452	$6,796,917	$22,581

Total Fixed Charges	628,208	617,894	620,358	583,251	618,761	$2,056

Net Operating Income	$5,107,952	$6,065,352	$5,422,486	$6,696,201	$6,178,156	$20,525
FF&E	0	0	0	0	724,619	$2,407
Net Cash Flow	$5,107,952	$6,065,352	$5,422,486	$6,696,201	$5,453,538	$18,118

NOI DSCR	1.86x	2.21x	1.98x	2.44x	2.25x
NCF DSCR	1.86x	2.21x	1.98x	2.44x	1.99x
NOI DY	11.1%	13.2%	11.8%	14.6%	13.4%
NCF DY	11.1%	13.2%	11.8%	14.6%	11.9%

(1)
The increase in occupancy from 2011 to 2012 is primarily due to an increased demand at the Chateau on the Lake Property, resulting from a decrease of available hotel rooms in the area due to tornado damage. The Chateau on the Lake Property was not damaged by the tornado.

(2)	The increase in NOI from 2013 to TTM 10/3/2014 is primarily due to an increase in occupancy from 2013 to TTM 10/3/2014 as a result of increased demand in the market.

Appraisal. As of the appraisal valuation date of September 17, 2014, the Chateau on the Lake Property had an “as-is” appraised value of $67,600,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 23, 2014, there was no evidence of any recognized environmental conditions at the Chateau on the Lake Property.

Market Overview and Competition. The Chateau on the Lake Property is located in the city of Branson, Missouri, approximately 10.1 miles north of the Missouri/Arkansas state border. The Chateau on the Lake Property is located in the Springfield-Branson metropolitan statistical area. According to the appraisal, economic drivers in the area include Missouri State University (50.4 miles north), the logistics industry, a growing health care sector and tourism.

Demand drivers for the Chateau on the Lake Property are estimated to be 45.0% leisure and 55.0% meeting and group. According to the appraisal, Branson welcomes more than seven million visitors each year and is the second most visited city in the state of Missouri, trailing only St. Louis. The market’s leisure demand comes from individuals and groups visiting south Missouri to take advantage of the many outdoor activities, golf courses and entertainment venues in Branson. Branson is the largest city and primary hub of an area known as Branson/Tri-Lakes. The three lakes comprising the Tri-Lakes are Lake Taneycomo, Table Rock Lake and Bull Shoals Lake. The Chateau on the Lake Property has a private 55-slip marina, which attracts many visitors looking to utilize the water activities offered in the Branson/Tri-Lakes area, such as fishing, boating,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

parasailing, jet-skiing and swimming. Meeting and group demand in Branson is primarily driven by the city’s two convention centers: The Branson Convention Center and The Chateau on the Lake convention center (adjacent to but not part of the collateral for the Chateau on the Lake Mortgage Loan). The Branson Convention Center offers approximately 113,725 square feet, with the largest meeting space providing approximately 47,172 square feet. The Chateau on the Lake convention center offers approximately 43,500 square feet of meeting space, with the largest space providing approximately 32,000 square feet. HWC Development Company and the city of Branson developed Branson Landing, a mixed-use project in 2005 and 2006 for approximately $400.0 million. Branson Landing is located approximately 9.0 miles northeast of the Chateau on the Lake Property and offers the only lifestyle retail, restaurant and waterfront entertainment district in the region. The site occupies 95.0 acres, including 1.5 miles of waterfront property, and is within walking distance of the Branson tourism district. The Branson Landing development includes a new town square at the culminating point of Branson’s Main Street that serves as the complex’s entertainment headquarters.

The following table presents certain information relating to the Chateau on the Lake Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Chateau on the Lake			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2014 TTM	51.4%	$138.73	$71.34	58.5%	$156.89	$91.83	113.8%	113.1%	128.7%
12/31/2013 TTM	48.9%	$135.94	$66.45	53.0%	$157.39	$83.35	108.3%	115.8%	125.4%
12/31/2012 TTM	50.5%	$130.40	$65.82	57.3%	$156.42	$89.63	113.5%	120.0%	136.2%

(1)
Information obtained from a third party hospitality report dated January 16, 2015. The competitive set includes the following hotels: Tan Tar A Resort Golf Club, Big Cedar Lodge, Lodge of Four Seasons, Radisson Hotel Branson, Hilton Promenade at Branson Landing and Hilton Branson Convention Center.

The Borrowers. The borrower is Chateau Lake, LLC, a single member Delaware limited liability company with one independent director wholly owned by the Revocable Trust of John Q. Hammons. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chateau on the Lake Mortgage Loan. The Revocable Trust of John Q. Hammons is the guarantor of certain nonrecourse carveouts under the Chateau on the Lake Mortgage Loan.

The Sponsor. The sponsor is the Revocable Trust of John Q. Hammons. Founded by John Q. Hammons, John Q. Hammons Hotels & Resorts is a private independent owner and hotel management company, with a portfolio of 77 hotels representing nearly 19,000 guest rooms in 24 states. John Q. Hammons was an original Holiday Inn franchisee, who was involved in the hotel business from 1958 through his death in 2013. Over his 52-year career, John Q. Hammons developed 210 hotels in 40 states. John Q. Hammons Hotel & Resorts is now led by chief executive officer Jacqueline Dowdy. Ms. Dowdy worked with Mr. Hammons in various capacities from 1972 through his death and has been director of John Q. Hammons Hotels & Resorts since 1994. Please see “Right of First Refusal” section for additional information regarding the Chateau on the Lake Mortgage Loan sponsor.

Escrows. The loan documents provide for upfront escrows in the amount of $1,112,500 for deferred maintenance, $1,581,559 for FF&E reserves and $837,000 for seasonality reserves, subject to a cap of $837,000. During the Chateau on the Lake Mortgage Loan term, the borrower has the option to prefund the seasonality reserve annually on March 1st. If the borrower does not prefund the reserve on March 1st, then the borrower must make monthly deposits of $93,000 into the seasonality reserve for the months of March through November and maintain a balance of $837,000 through the end of November. The loan documents provide for monthly escrows in the amount of $60,380 for FF&E reserves. The loan documents do not require monthly escrows for taxes and insurance, provided that no event of default has occurred and is continuing.

Lockbox and Cash Management. The Chateau on the Lake Mortgage Loan requires a lender-controlled lockbox account, which is already in place. Upon the occurrence and continuance of a Cash Management Period (as defined below), the loan documents require that the borrower or property manager deposit all rents and profits directly into a lender-controlled account, which was established at the origination of the Chateau on the Lake Mortgage Loan. During a Cash Management Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.20x. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Chateau on the Lake Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Chateau on the Lake Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates. The ROFR Buyer (as defined below) has the preapproved right to assume the Chateau on the Lake Mortgage Loan under certain conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHATEAU ON THE LAKE

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Right of First Refusal. With respect to the Chateau on the Lake Property, JD Holdings, LLC (a “ROFR Buyer”, among others, as defined in the “Sponsor Entity Right of First Refusal Agreement”) has a right of first refusal (“ROFR”) to purchase the Chateau on the Lake Property if a bona fide offer is received that the borrower is otherwise willing to accept. In addition, the ROFR may require that the Chateau on the Lake Property be sold, which sale must be completed no later than November 27, 2015, which is two years following the death of John Q. Hammons. A yield maintenance premium is payable during the defeasance lockout period in connection with any sale of the Chateau on the Lake Property. The enforceability of the ROFR is currently the subject of litigation. See “Description of the Mortgage Pool—Litigation Considerations” and “Description of the Mortgage Pool—Other Matters” in the Free Writing Prospectus.

Subordinate and Mezzanine Indebtedness. The ROFR Buyer may obtain a mezzanine loan from an approved mezzanine lender (as further outlined in the loan documents) subject to the satisfaction of certain conditions, including (i) the obligor under the mezzanine loan may not be the borrower under the Chateau on the Lake Mortgage Loan nor may it be in any way liable (whether directly, contingently or otherwise) for any obligations in connection with the mezzanine loan; (ii) the equity interests in the ROFR buyer may be pledged as security for the mezzanine loan; (iii) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; and (iv) the mezzanine loan does not result in a combined loan-to-value ratio greater than 80.0% or a combined debt service coverage ratio less than 1.30x.

Ground Lease. The Chateau on the Lake Property is situated on a 22.0 acre site leased from the Revocable Trust of John Q. Hammons. The ground lease expires in July 2045 and annual ground rent is calculated as follows: (i) the greater of (i) $150,000, or (ii) the sum of 2.0% of the first $12,000,000 in room revenues, plus (ii) 1.5% of the next $6,000,000 in room revenues and 1.0% of room revenue in excess of $18,000,000 plus (iii) 1.0% of the first $6,000,000 of food and beverage revenue and 0.5% of food and beverage revenue thereafter. The ground lessor is the Revocable Trust of John Q. Hammons, who is also the 100.0% owner of the ground lessee. The ground lessor has subordinated its interest in the Chateau on the Lake Property to the lien of the leasehold mortgage such that upon foreclosure the lease will be extinguished. As such the Chateau on the Lake Mortgage Loan is disclosed as a fee loan and no ground rent payments were underwritten.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Chateau on the Lake Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

Trails at Dominion
200 Dominion Park Drive
Houston, TX 77090
The Woodlands
Montgomery County
Harris County
Spring
Aldine
Greater Greenspoint
North Houston
Acres Home
Jersey Village
Willowbrook
Fairbanks
HOUSTON
Augusta Pines
Rayford Rd
Northcrest Dr
Gosling Rd
Kuykendahl Rd
Spring-Stuebner Rd
ExxonMobil Houston Campus
Northland Center
Splashtown
Hardy Rd
Boudreaux Rd
David Wayne Hooks Memorial Airport
Wind Rose GC
Spring-Cypress Rd
Gleannlock Farms Golf Course
Cypresswood Dr
Stuebner Airline Rd
Champion Forest Dr
Louetta Rd
T.C. Jester Blvd
Kindred Hospital-Spring
Houston Northwest Medical Ctr.
Northgate Country Club
Mercer Arboretum
Treaschwig Rd
Cypresswood Golf Club
Humble-Westfield Rd
Imperial Valley Dr
Lone Star College - North Harris
Inez Rd
Aldine-Westfield Rd
George Bush Intercontinental Airport
Will Clayton Pkwy
JFK Blvd
Ella Blvd
Richey Rd
Airtex Dr
Hardy Toll Road
Lochinvar Golf Club
Raveneaux Country Club
Cutten Rd
Cypress Creek Pkwy
Champions Village
Houston Methodist Willowbrook Hospital
Willowbrook Mall
Tomball Pkwy
Spears Rd
Rankin Rd
Antoine Dr
Gears Rd
Greenspoint Mall
Greens Rd
Lee Rd
Windfern Rd
Sam Houston Tollway
Sam Houston Race Park
Aldine Bender Rd
West Rd
Hollyvale Dr
Veterans Memorial Dr
North Frwy
Fairbanks-N. Houston Rd
Aldine Mail Rd
Keith Weiss Park
Eastex Frwy
Homestead Rd
Airline Dr
Montgomery Rd
Victory Dr
Little York Rd
Houston Rosslyn Rd
Northwest Frwy
Hempstead Hwy
Gessner Dr
Parker Rd
Fulton St
Hirsch Rd
Tidwell Rd
Clay Rd
W. 43rd St
Kempwood Dr
TC Jester Park
W. 34th St
Yale St
Northline Commons
Crosstimbers St
Downtown Houston 6 miles
Irvington Blvd
Jensen Dr
Lockwood Dr
Sam Houston Tollway
45
249
8
261
290
59
69
HOUSTON
Pasadena
La Porte
Pearland
Sugar Land
Missouri City
League City
Texas City
Atascocita
Richmond
Rosenberg
The Woodlands
Spring

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Trails at Dominion

Loan Information				Property Information
Mortgage Loan Seller:	Well Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$40,750,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$40,750,000			Location:	Houston, TX
% of Initial Pool Balance:	4.2%			Size:	843 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$48,339
Borrower Name:	AB-GO Trails At Dominion Park Propco, LLC			Year Built/Renovated:	1993/NAP
Sponsors:	Jeffrey Goldstein; Richard Oller			Title Vesting:	Fee
Mortgage Rate:	4.400%			Property Manager:	Self-managed
Note Date:	January 9, 2015			3rd Most Recent Occupancy(2):	94.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	90.8% (12/31/2012)
Maturity Date:	January 11, 2025			Most Recent Occupancy (As of)(2):	92.7% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	95.7% (11/10/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(3):	$2,356,161 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$3,485,649 (12/31/2013)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI (As of):	$3,959,671 (TTM 10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$7,431,457
				U/W Expenses:	$3,999,273
				U/W NOI:	$3,432,184
				U/W NCF:	$3,196,144
				U/W NOI DSCR:	1.40x
Escrows and Reserves(1):				U/W NCF DSCR:	1.31x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.8%
Taxes	$78,909	$78,909	NAP	As-Is Appraised Value:	$53,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 20, 2014
Replacement Reserves	$1,169,670	$19,670	NAP	Cut-off Date LTV Ratio:	76.2%
Deferred Maintenance	$22,450	NAP	NAP	LTV Ratio at Maturity or ARD:	69.6%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Trails at Dominion Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an 843 unit garden-style multifamily property, located in Houston, Texas (the “Trails at Dominion Property”). The Trails at Dominion Mortgage Loan was originated on January 9, 2015 by Wells Fargo Bank, National Association. The Trails at Dominion Mortgage Loan had an original principal balance of $40,750,000, has an outstanding principal balance as of the Cut-off Date of $40,750,000 and accrues interest at an interest rate of 4.400% per annum. The Trails at Dominion Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Trails at Dominion Mortgage Loan matures on January 11, 2025.

Following the lockout period, the borrower has the right to defease the Trails at Dominion Mortgage Loan in whole, but not in part, on any date before September 11, 2024. In addition, the Trails at Dominion Mortgage Loan is prepayable without penalty on or after September 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

Sources and Uses(1)

Sources			Uses
Original loan amount	$40,750,000	74.9%	Purchase price	$52,500,000	96.5%
Sponsor’s new cash contribution	13,664,691	25.1	Reserves	1,271,029	2.3
			Closing costs	643,662	1.2
Total Sources	$54,414,691	100.0%	Total Uses	$54,414,691	100.0%

(1)	The Trails at Dominion Property was previously securitized in ACR 2014-FL2 with a trust balance of $35.3 million prior to payoff.

The Property. The Trails at Dominion Property is a class B, 843-unit garden style multifamily complex located in Houston, Texas, approximately 17.1 miles north of the Houston central business district (“CBD”), adjacent to Interstate 45, which provides direct access to the Houston CBD. The Trails at Dominion Property consists of 48 two and three-story buildings on a 50.6 acre site with three distinct sections: (i) “The Park”, constructed in 1991, contains 336 units; (ii) “The Square”, constructed in 1993, contains 224 units; and (iii) “The Grove”, constructed in 1994, contains 283 units. The Trails at Dominion Property consists of 548 one-bedroom units, 275 two-bedroom units and 20 three-bedroom units. Common area amenities include five in-ground swimming pools, a fitness center, a tennis court, a sand volleyball court, a dog park, laundry facilities and several picnic/barbeque areas. Unit amenities include an electric range/oven, frost-free refrigerator, garbage disposal, dishwasher, ceiling fans, washer/dryer connections and built-in bookshelves and fireplaces for select floor plans.

Prior CMBS financing obtained by the seller on the Trails at Dominion Property underwent a loan modification. During the economic downturn, the original loan was bifurcated into an A-note and a B-note (“hope note”) and was transferred back to the master servicer in March 2011. The B-note was ultimately written off upon defeasance of the A-note. See “Description of the Mortgage Pool—Prior Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. The seller of the Trails at Dominion Property spent approximately $7.0 million ($8,304 per unit) on capital improvements including roof replacement, exterior painting, landscaping and HVAC replacement. The borrower plans on spending approximately $3.9 million on capital improvements ($4,600 per unit; $1.2 million was reserved for near-term upgrades) over the next five years, which includes interior unit upgrades, additional roof replacement, exterior building work, amenity upgrades, additional security enhancements and other miscellaneous improvements. The Trails at Dominion Property and surrounding areas have experienced sporadic criminal activity, including, most recently, a shooting at the Trails at Dominion Property in August 2014; however, there is a new ownership and property management team in place, and the borrower is implementing additional security enhancements along with other capital expenditures. The economic occupancy at the Trails at Dominion Property has averaged 92.9% since 2011. See “Description of the Mortgage Pool—Other Matters” in the Free Writing Prospectus. The Trails at Dominion Property contains 902 surface parking spaces and 360 covered parking spaces, for a total of 1,262 parking spaces, reflecting an overall parking ratio of 1.5 spaces per unit. As of November 10, 2014, the Trails at Dominion Property was 95.7% occupied.

The following table presents certain information relating to the unit mix of the Trails at Dominion Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	548	65.0%	804	$658
2 Bedroom	275	32.6%	1,150	$857
3 Bedroom	20	2.4%	1,410	$1,171
Total/Weighted Average	843	100.0%	931	$735

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Trails at Dominion Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/10/2014(2)
94.2%	90.8%	92.7%	95.7%

(1)	Historical Occupancy reflects the economic occupancy obtained from historical operating statements.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Trails at Dominion Property:

Cash Flow Analysis

	2012(1)		2013(1)		TTM 10/31/2014		T3 Annualized 10/31/2014		U/W		U/W $ per Unit(1)
Base Rent	$6,226,652		$6,640,984		$6,947,861		$7,107,621		$7,241,737		$8,590
Grossed Up Vacant Space	633,179		520,881		441,630		417,907		327,420		$388
Concessions	(168,219)		(140,528)		(250,712)		(310,269)		(310,269)		($368)
Other Income	651,492		668,482		707,223		742,349		742,349		$881
Less Vacancy & Credit Loss	(776,273)		(630,268)		(563,303)		(525,969)		(569,780)(2)		($676)

Effective Gross Income	$6,566,829		$7,059,551		$7,282,699		$7,431,640		$7,431,457		$8,815

Total Operating Expenses	$4,210,669		$3,573,902		$3,323,028		$3,699,633		$3,999,273		$4,744

Net Operating Income	$2,356,161		$3,485,649		$3,959,671		$3,732,007		$3,432,184		$4,071
Capital Expenditures	0		0		0		0		236,040		$280
Net Cash Flow	$2,356,161		$3,485,649		$3,959,671		$3,732,007		$3,196,144		$3,791

NOI DSCR	0.96	x	1.42	x	1.62	x	1.52	x	1.40	x
NCF DSCR	0.96	x	1.42	x	1.62	x	1.52	x	1.31	x
NOI DY	5.8%		8.6%		9.7%		9.2%		8.4%
NCF DY	5.8%		8.6%		9.7%		9.2%		7.8%

(1)
The increase in Effective Gross Income and Net Operating Income from 2012 to 2013 is primarily due to increased occupancy from 90.8% to 92.7%, an increase in Base Rent (approximately $414,000) and decreased expenses (approximately $637,000), as the seller incurred much lower repair and maintenance costs in 2013 and the trailing twelve months ending October 31, 2014. Higher repair and maintenance costs in 2011 and 2012 were a result of unit preparation charges for a number of down units that had been neglected during the economic downturn and prior loan workout. Further, taxes decreased from $1,123,292 to $887,790 as a result of the reduction of a special municipal utility district tax expense.

(2)	The underwritten economic vacancy is 6.1%. The Trails at Dominion Property was 95.7% physically occupied as of November 10, 2014.

Appraisal. As of the appraisal valuation date of November 20, 2014, the Trails at Dominion Property had an “as-is” appraised value of $53,500,000.

Environmental Matters. According to a Phase I environmental assessment dated December 1, 2014, there was no evidence of any recognized environmental conditions at the Trails at Dominion Property.

Market Overview and Competition. The Trails at Dominion Property is located in Houston, Texas, approximately 17.1 miles north of the Houston CBD, 9.0 miles west of George Bush Intercontinental Airport and approximately 0.5 miles west of Interstate 45, Houston’s primary north-south artery, which averages over 310,000 cars per day and connects residents to The Woodlands (14.8 miles north), Greenspoint Business District (3.0 miles south) and the Houston CBD. Further, the Metro Kuykendahl Park and Ride is located adjacent to the Trails at Dominion Property’s southern boundary and connects to Houston’s public transportation network via bus. The average weekday ridership for the Kuykendahl Park and Ride is 2,068 rides from October 2013 to May 2014, up 3.2% from the same period in 2012 and 2013.

According to a Houston economic development organization, ExxonMobil is currently building their largest corporate complex in the world approximately 9.6 miles north of the Trails at Dominion Property. The complex is expected to house 10,000 employees and will contain multiple low-rise office buildings, a laboratory, conference and training centers, day care facilities, a wellness center and other employee amenities. By the end of 2014, seven office buildings were expected to be open and approximately 3,600 residents will be working on campus. Work on the remaining office and specialty buildings is expected to be completed in mid-2015. Additionally, numerous area business parks are currently expanding, including the Greenspoint Business District, Southwestern Energy Campus and Pinto Business Park, among others. According to a third party research report, from 1994 to 2013, Houston created 970,000 jobs, an average of 48,600 jobs per year, and in the 12 months ending October 2014, an estimated 120,000 jobs were created. As of October 2014, the Houston unemployment rate was 4.7%, below the United States average of 5.5%. The 2014 estimated population within a one-, three- and five-mile radii of the Trails at Dominion Property was 17,220, 113,929 and 268,047, respectively. The average household income within the same one-, three- and five-mile radii was $48,041, $48,478 and $54,143, respectively. According to the appraisal, the Trails at Dominion Property is located in Houston’s FM 1960 West/Champions submarket, which experienced a 3.0% occupancy increase and 5.2% rental rate growth from year-end 2013 to November 2014. The FM 1960 West/Champions submarket contains a total inventory of 37,294 units, exhibiting a vacancy rate of 7.7% as of November 2014. The class B submarket contains a total inventory of 9,103 units and exhibits a vacancy rate of 6.6% as of November 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

The following table presents certain information relating to some comparable multifamily properties for the Trails at Dominion Property:

Competitive Set(1)

	Trails at Dominion (Subject)	The Vanderbilt	The Augusta	Bayou Oaks	Monticello On Cranbrook	Commerce Park
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	--	0.3 miles	0.5 miles	0.6 miles	0.6 miles	1.0 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	843	416	212	210	220	354
Average Rent (per unit)	$748	$825	$927	$609	$682	$610
1 Bedroom	$658	$674	$835	$599	$572	$586
2 Bedroom	$857	$972	$980	$679	$706	$872
3 Bedroom	$1,171	$1367	NAV	NAV	NAV	NAV
Utilities	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.
Total Occupancy	96%	91%	98%	90%	95%	95%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is AB-GO Trails at Dominion Park Propco, LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Trails at Dominion Mortgage Loan. Jeffrey Goldstein and Richard Oller are the guarantors of certain nonrecourse carveouts under the Trails at Dominion Mortgage Loan.

The Sponsors. The sponsors, Jeffrey Goldstein and Richard Oller, are the president and chairman, respectively, of GoldOller Real Estate Investments (“GoldOller”). With the acquisition of the Trails at Dominion Property, GoldOller has increased its owned and operated portfolio to approximately 11,000 units and its operational footprint to include 15 states. GoldOller and its affiliates provide third party management services to a portfolio of approximately 30,000 apartment units, and they develop, own and operate multifamily, office, hotel, industrial and retail assets nationwide.

Escrows. The loan documents provide for upfront escrows in the amount of $78,909 for real estate taxes, $1,169,670 for replacement reserves and $22,450 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $78,909 for taxes and $19,670 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents and other income within three business days of receipt and the tenants are required to deposit directly. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the amortizing net cash flow debt service coverage ratio being less than 1.10x. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive quarters.

Property Management. The Trails at Dominion Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Trails at Dominion Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Trails at Dominion Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TRAILS AT DOMINION

Windstorm Insurance: The loan documents require windstorm insurance covering the full replacement cost of the Trails at Dominion Property during the loan term. At the time of loan closing, the Trails at Dominion Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

JW Marriott New Orleans
614 Canal Street
New Orleans, LA 70130
Treme-Lafitte
Faubourg Marigny
Mid-City
Iberville
BioDistrict
New Orleans
French Quarter
Medical District
NEW ORLEANS
Downtown
Warehouse District
Lower Garden District
Louis Armstrong Park
Lemann Playground 1
Lemann Playground 2
New Orleans Treme Center
Mahalia Jackson Theater for the Performing Arts
Voodoo Museum
Preservation Hall
St. Louis Cathedral
The Presbytere
The Cabildo
Jackson Square
FRENCH MARKET
Washington Artillery Park
Pharmacy Museum
Jackson Brewery
Court of Appeals and State Supreme Court
Napoleon House
Old Absinthe House
Old Custom House
The Shops at Canal Place
Woldenberg Riverfront Park
Audubon Aquarium of the Americas
CANAL STREET FERRY
Canal Street Wharf
Harrah's Casino
World Trade Center
Spanish Plaza
Mississippi River
Riverwalk Marketplace
Riverwalk
LSU/VA Medical Center
MEDICAL CENTER OF LOUISIANA WEST CAMPUS
MEDICAL CENTER OF LOUISIANA EAST CAMPUS
Tulane University Medical Center
New Orleans Public Library
Louis Armstrong New Orleans Intl. Airport 13 miles
City Hall
Mercedes-Benz Superdome
Benson Tower
1340 Poydras
1250 Poydras
Energy Centre
CHAMPIONS SQUARE
Smoothie King Center
US Post Office
Union Station
Place St. Charles
Pan American Life Center
Poydras Center
U.S. Federal Court
400 Poydras Tower
Gallier Hall
Lafayette Square
Piazza d'Italia
Louisiana Children's Museum
Confederate Museum
Lee Monument
Contemporary Arts Center
National World War II Museum and D-Day Museum
New Orleans Ernest N. Morial Convention Center
Mississippi River Heritage Park
Crescent City Connection
Coliseum Square
Annunciation Playground
STREETCAR LINE
Canal St
Poydras St
Common St
Gravier St
Union St
Perdido St
Lafayette St
Girod St
Julia St
Carondelet St
St Charles Ave
Camp St
Tchoupitoulas St
Convention Blvd
N Rampart St
Basin St
Burgundy St
Dauphine St
Bourbon St
Royal St
Chartres St
Decatur St
N Peters St
Esplanade Ave
N Claiborne Ave
Martin Luther King Jr Blvd
Simon Bolivar Ave
Magazine St
Prytania St
Coliseum St
Annunciation St
Felicity St
Erato St
Thalia St
Terpsichore St
Euterpe St
Race St
Orange St
Henderson St
10
90
Lake Pontchartrain
Kenner
Metairie
River Ridge
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Harvey
Gretna
Terrytown
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Shrewsbury
Lake Cataouatche

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – JW Marriott New Orleans

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody‘s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$39,896,822			Location:	New Orleans, LA
% of Initial Pool Balance:	4.1%			Size:	496 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$180,984
Borrower Name:	Sunstone Canal, LLC			Year Built/Renovated:	1984/2003
Sponsor:	Sunstone Hotel Partnership, LLC			Title Vesting:	Leasehold
Mortgage Rate:	4.150%			Property Manager:	Marriott Hotel Services, Inc.
Note Date:	December 2, 2014			3rd Most Recent Occupancy (As of) (4):	79.7% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (4):	81.8% (12/31/2012)
Maturity Date:	December 11, 2024			Most Recent Occupancy (As of):	81.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	81.7% (10/31/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$10,166,036 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$12,903,001 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(4):	$14,263,420 (TTM 10/31/2014)
Lockbox Type(2):	Soft/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$37,611,335
				U/W Expenses:	$24,847,358
				U/W NOI(4):	$12,763,977
				U/W NCF:	$10,883,410
				U/W NOI DSCR(1):	2.43x
Escrows and Reserves(3):				U/W NCF DSCR(1):	2.07x
				U/W NOI Debt Yield(1):	14.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$152,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 22, 2014
FF&E	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	59.0%
Deferred Maintenance	$2,321,684	$0	NAP	LTV Ratio at Maturity or ARD(1):	47.2%

(1)
The JW Marriott New Orleans Loan Combination, with an original principal balance totaling $90,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $39,896,822 and will be contributed to the WFCM 2015-C26 Trust. The controlling Note A-1 had an original balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $49,871,028 and was contributed to the WFCM 2014-LC18 Trust. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the JW Marriott New Orleans Loan Combination.

(2)	See “Lockbox and Cash Management“ section.
(3)	See “Escrows“ section.
(4)	See “Cash Flow Analysis“ section.

The Mortgage Loan. The mortgage loan (the “JW Marriott New Orleans Loan Combination“) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the leasehold interest in a full service hotel located in New Orleans, Louisiana (the “JW Marriott New Orleans Property“). The JW Marriott New Orleans Loan Combination was originated on December 2, 2014 by Wells Fargo Bank, National Association. The JW Marriott New Orleans Loan Combination had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $89,767,850 and accrues interest at an interest rate of 4.150% per annum. The JW Marriott New Orleans Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The JW Marriott New Orleans Loan Combination matures on December 11, 2024. See “Description of the Mortgage Pool—Split Loan Structures—The JW Marriott New Orleans Loan Combination“ in the Free Writing Prospectus.

Note A-2, which represents the non-controlling interest in the JW Marriott New Orleans Loan Combination, will be contributed to the WFRBS 2015-C26 Trust, had an original principal balance of $40,000,000 and has an outstanding principal balance as of the Cut-off Date of $39,896,822. Note A-1 (the “JW Marriott New Orleans Companion Loan“), which was contributed to the WFCM 2014-LC18 Trust, had an original principal balance of $50,000,000 and represents the controlling interest in the JW Marriott New Orleans Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The JW Marriott New Orleans Loan Combination“ in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

Following the lockout period, the borrower has the right to defease the JW Marriott New Orleans Loan Combination in whole, but not in part, on any date before September 11, 2024. In addition, the JW Marriott New Orleans Loan Combination is prepayable without penalty on or after September 11, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$90,000,000	100.0%	Loan payoff(1)	$39,619,603	44.0%
			Closing costs	637,048	0.7
			Reserves	2,321,684	2.6
			Return of equity	47,421,665	52.7
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	The JW Marriott New Orleans Loan Combination is refinancing an existing Wells Fargo Bank, National Association balance sheet loan.

The Property. The JW Marriott New Orleans Property is the leasehold interest in a AAA four-diamond award rated, 496-room, 30-story full service hotel located in New Orleans, Louisiana. The JW Marriott New Orleans Property was constructed in 1984 and is situated on a 0.9 acre parcel that is subject to a ground lease through May 2081 (see “Ground Lease“ section). Upon completion in 1984, the property operated as a Le Meridian hotel until late 2002 and was briefly converted to the New Orleans Grand Hotel prior to being converted to a JW Marriott in 2003. The JW Marriott New Orleans Property’s guestroom configuration includes 168 standard king bed guest rooms, 165 double bed guest rooms, 156 corner king bed guest rooms, five suites and two, two-story suites. Amenities at the JW Marriott New Orleans Property include a restaurant, a lobby bar and lounge, concierge services, valet parking, outdoor pool, fitness center, business center and approximately 19,000 square feet of meeting space. The JW Marriott New Orleans Property provides 161 spaces for valet parking, located on the lower four levels of the building. The JW Marriott New Orleans Property is scheduled to undergo a $17.6 million renovation in 2016 that will include renovating all the guest rooms and bathrooms, exterior corridors and moving the existing concierge lounge to the lobby level. The renovation will add five additional hotel rooms to JW Marriott New Orleans Property. The management agreement with Marriott expires in December 2028.

Operating History and Underwritten Net Cash Flow. The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott New Orleans Property:

Cash Flow Analysis

	2011(1)	2012(1)	2013(1)	TTM 10/31/2014(1)	U/W	U/W $ per Room
Occupancy	79.7%	81.8%	81.1%	81.7%	81.7%
ADR	$154.43	$168.17	$185.10	$192.45	$192.45
RevPAR	$123.09	$137.49	$150.03	$157.25	$157.25

Total Revenue	$29,746,071	$32,805,967	$35,360,956	$37,611,062	$37,611,335	$75,829
Total Department Expenses	10,504,357	11,303,142	11,092,462	11,273,502	11,273,559	22,729
Gross Operating Profit	$19,241,714	$21,502,825	$24,268,494	$26,337,560	$26,337,776	$53,100

Total Undistributed Expenses	8,607,022	9,221,278	9,287,873	9,751,122	9,751,130	19,660
Profit Before Fixed Charges	$10,634,692	$12,281,547	$14,980,621	$16,586,438	$16,586,646	$33,441

Total Fixed Charges	2,023,177	2,115,511	2,077,620	2,323,018	3,822,669(2)	7,707

Net Operating Income	$8,611,515	$10,166,036	$12,903,001	$14,263,420	$12,763,977	$25,734
FF&E	0	0	0	0	1,880,567	3,791
Net Cash Flow	$8,611,515	$10,166,036	$12,903,001	$14,263,420	$10,883,410	$21,942

NOI DSCR(3)	1.64x	1.94x	2.46x	2.72x	2.43x
NCF DSCR(3)	1.64x	1.94x	2.46x	2.72x	2.07x
NOI DY(3)	9.6%	11.3%	14.4%	15.9%	14.2%
NCF DY(3)	9.6%	11.3%	14.4%	15.9%	12.1%

(1)	Historical Net Operating Income increased year-over-year due to the strengthening New Orleans economy, which resulted in year-over-year ADR growth.
(2)
Property taxes in 2015 are still subject to appeal and were underwritten based on the appraiser’s estimated reassessed property tax expense of $2,394,000, which is slightly higher than the current reassessed amount. Property taxes as of the trailing 12-months ending October 31, 2014 were $1,056,999.

(3)	DSCRs and debt yields are based on the JW Marriott New Orleans Loan Combination.

Appraisal. As of the appraisal valuation date of October 22, 2014, the JW Marriott New Orleans Property had an “as-is“ appraised value of $152,200,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 29, 2014, there was no evidence of any recognized environmental conditions at the JW Marriott New Orleans Property.

Market Overview and Competition. The JW Marriott New Orleans Property is located in the central business district (“CBD“) of New Orleans, Louisiana. The New Orleans metropolitan statistical area (“MSA“) has historically had strong demand from the port related industries, oil and gas and tourism. Following Hurricane Katrina (“Katrina“), corporate demand in the New Orleans MSA declined, but was temporarily replaced with volume accounts from FEMA, the FBI, and other government relief workers, as well as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

private relief organizations, construction crews, and the news media. Commercial demand slowly returned in 2006 and 2007, but was further hindered by the financial crisis and recession during 2008 and 2009. In 2010, commercial demand throughout the region showed a significant improvement, which has since been sustained through 2014. The continued recovery has resulted in new business development and employment growth. According to the appraisal, employment within the New Orleans MSA totaled 609,600 jobs in 2005 (before Katrina). At the low point after Katrina, the New Orleans MSA had just 425,800 jobs (70.0% of pre-Katrina levels). By March 2011, employment in New Orleans had grown to 522,100 jobs and by the end of 2013, employment levels reached 545,600.

Most notably, two major medical facilities, the Veterans Affairs Medical Center and the University Medical Center Hospital (“UMC“), are currently under construction within the New Orleans MSA. The Veterans Affairs Medical Center will consist of nearly 1.6 million square feet and will contain 260 in-patient beds; diagnostic and treatment components; and over 400,000 square feet of outpatient rehabilitation facilities. The facility is currently under construction, with an expected opening in late-2016. UMC is expected to cost approximately $1.2 billion and is currently under construction on a 34.0-acre site between Canal Street and Tulane Avenue in downtown New Orleans. UMC is scheduled to open in July 2015. Another driver for economic growth in New Orleans’ CBD is the BioDistrict New Orleans (“BioDistrict“), which is a 1,500 acre, master planned, economic development that was created by the state of Louisiana in 2005 to grow the biosciences sector of the New Orleans economy. The BioDistrict is focused on the development of a biosciences industry in New Orleans that will provide biosciences research and development; local, regional, and global healthcare delivery; and more jobs for professionals, managers and workers in the bioscience industry.

The JW Marriott New Orleans Property is located on Canal Street, along the northern boundary of the CBD and one block southeast of the French Quarter. The French Quarter is the oldest and most vibrant section of New Orleans, and includes Bourbon Street where numerous entertainment establishments offer a variety of different nightlife experiences. Major attractions include Jackson Square with the St. Louis Cathedral, French Market, Café Du Monde, JAX Brewery, Musee Conti Wax Museum, Aquarium of the Americas, and the Riverwalk. The attractions located in the French Quarter are complemented by numerous festivals including Mardi Gras, French Quarter Festival, Voodoo Festival and the Essence Festival. According to the appraisal, New Orleans had approximately 9.3 million visitors in 2013, who spent approximately $6.5 billion, which is an increase from 9.0 million visitors and reported spending of $6.2 billion in 2012.

The following table presents certain information relating to the JW Marriott New Orleans Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			JW Marriott New Orleans			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	70.8%	$180.39	$127.73	81.0%	$192.31	$155.82	114.4%	106.6%	122.0%
9/30/2013 TTM	70.3%	$175.51	$123.46	80.7%	$176.16	$142.23	114.8%	100.4%	115.2%
9/30/2012 TTM	74.2%	$167.49	$124.22	82.8%	$163.90	$135.63	111.6%	97.9%	109.2%

(1)
Information obtained from a third party hospitality report dated October 18, 2014. The competitive set includes the following hotels: Hotel New Orleans Downtown, InterContinental New Orleans, Royal Sonesta New Orleans, Westin New Orleans Canal Place, Crown Plaza New Orleans French Quarter and Loews New Orleans.

The Borrower. The borrower is Sunstone Canal, LLC a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott New Orleans Loan Combination. Sunstone Hotel Partnership, LLC (“Sunstone“) is the guarantor of certain nonrecourse carveouts under the JW Marriott New Orleans Loan Combination.

The Sponsor. The sponsor, Sunstone, is a publicly traded lodging real estate investment trust that owns 30 properties totaling approximately 13,744 rooms located in 11 states as of November 3, 2014. Sunstone’s hotels are primarily in the upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton. In 2009 and 2010, some Sunstone sponsored properties were subject to defaults, deed-in-lieu foreclosure proceedings and mortgage loan discounted pay-offs. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans—Non-Recourse Obligations“ and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings“ in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $2,321,684 for deferred maintenance. The loan documents do not require monthly escrows for taxes provided (i) no event of default has occurred and is continuing; (ii) the property taxes are paid by the property manager in accordance with the management agreement; (iii) the current property manager is in place or a replacement property manager is in-place with a management agreement that is similar to the current management agreement. The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred and is continuing; (b) the JW Marriott New Orleans Property is covered by an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums. The loan documents provide for monthly deposits into an FF&E reserve, controlled by the property manager, equal to the greater of 5.0% of the gross revenue for the most recent calendar month or the amount required under the property management agreement. The loan documents do not require monthly FF&E escrows deposits into a lender controlled account provided (x) a management agreement is in full force and effect; (y) the current property manager is in place or a replacement property manager is in-place with a management agreement that is similar to the current management agreement; and (z) the borrower provides the lender evidence of payment of the FF&E monthly deposits prior to a delinquency and proof of sufficient funds as required under the management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT NEW ORLEANS

Lockbox and Cash Management. The JW Marriott New Orleans Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all cash revenues and all other monies received into the lockbox account within 20 business days. In the event that the property manager has been removed and a replacement property manager is not in-place under a similar management agreement within 30 days, the borrower will direct all cash revenues and all other monies into the lockbox account. Funds are then swept into a cash management account controlled by the lender and prior to a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess cash flow is retained in the lender-controlled cash management account.

A “Cash Trap Event Period“ will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.35x at the end of any calendar month. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters.

Property Management. The JW Marriott New Orleans Property is managed by Marriott Hotel Services, Inc.

Assumption. The borrower has the two-time right to transfer the JW Marriott New Orleans Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates and similar confirmations with respect to the ratings of any securities backed by the JW Marriott New Orleans Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Right of First Offer. The property manager, Marriott Hotel Services, Inc., has a right of first offer (“ROFO“) to acquire the JW Marriott New Orleans Property if the borrower decides to market the JW Marriott New Orleans Property for sale to a third party. The ROFO is not extinguished by a foreclosure or deed-in-lieu thereof; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Ground Lease. The JW Marriott New Orleans Property is situated on a 0.9 acre site leased from CSH Partners, LLC. The ground lease expires in May 2081 and ground rent is calculated as the lesser of (i) 10.0% of the appraised fair market land value as determined each 10-year period or (ii) the greater of (a) 2.5% of room revenue or (b) 1.25% of gross revenue, but in no event will the annual rent ever be less than $425,000. The ground lease rent was reset in 2014 at $625,000 and will be reset in 2024.

Terrorism Insurance. The loan documents require that the “all risk“ insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the JW Marriott New Orleans Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of 2 times the premium for all risk and business interruption coverage if TRIPRA is no longer in effect), as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the JW Marriott New Orleans Property during the loan term. At the time of closing, the JW Marriott New Orleans Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

Broadcom Building
3151 Zanker Road
San Jose, CA 95134
Oakland Intl. Airport 27 miles
San Francisco Intl. Airport 27 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Sunnyvale Baylands Park
Santa Clara Golf & Tennis Club
Milpitas
SUNNYVALE
SANTA CLARA
SAN JOSE
SANTA CLARA COUNTY
River Oaks
Northside
Downtown
Burbank
Great Mall of the Bay Area
McCarthy Ranch
Los Esteros Rd.
Zanker Rd.
Grand Blvd.
Gold St.
South Bay Fwy
N. 1st St.
Samsung
Champion
Baypointe
Tasman
Cisco
Lick Mill
Tasman Dr.
Great America
Old Ironsides
Reamwood
VTA LIGHT RAIL
Levi's Stadium
Maximum Integrated
Sun Power
River Oaks Pkwy.
SK Hynix
Orchard
Cadence Design Systems
Qualcomm
California's Great America
West Valley Mission College
Mercado Santa Clara
Agnew Rd.
Oracle
Montague Expwy.
Lick Mill Blvd.
Lafayette St.
Great American Pkwy.
Intel
Bonaventura
Component
Cavium
eBay
Karina
Metro/Airport
Trimble Rd.
Bayshore Fwy
Scott Blvd.
Central Expwy.
Kifer Rd.
Lawrence Expwy.
Bowers Ave.
LAWRENCE
CALTRAIN
Walsh Ave.
Monroe St.
Cabrillo Ave.
El Camino Real
San Tomas Expwy.
Scott Blvd.
De La Cruz Blvd.
San Jose International Airport
Coleman Ave.
SANTA CLARA
Santa Clara University
Bellomy St.
COLLEGE PARK
Heritage Rose Garden
Guadalupe Fwy
Nimitz Fwy
The Alameda
Hedding St.
Naglee Ave.
Park Ave.
O'Connor Hospital
Westfield Valley Fair
Santana Row
Santa Clara Valley Medical Center
San Carlos St.
San Jose City College
SAN JOSE DIRIDON
HP Pavilion
Adobe
Children's Discovery Museum
McEnery Conv. Ctr.
San Jose State University
Santa Clara
St. James
Japantown/Ayer Station
Civic Center
Gish
San Antonio
Virginia
VTA LIGHT RAIL
Race
Taylor St.
Julian St.
Santa Clara St.
Watson Park
San Jose Mun. Golf Course
Berryessa Rd.
Gish Rd.
Oakland Rd.
Murphy Ave.
Charcot Ave.
Lundy Ave.
Trade Zone Blvd.
Montague Expwy.
McCarthy Blvd.
Nimitz Fwy
Abel St.
Main St.
Milpitas Blvd.
Calaveras Blvd.
Sinclair Fwy
Landess Ave.
Montague
Great Mall/Main
I-880/Milpitas
VTA LIGHT RAIL
880
680
237
101
87
82
280
SAN FRANCISCO
OAKLAND
Richmond
Berkeley
Vallejo
Concord
Hayward
Fremont
Pleasanton
Livermore
Daly City
Pacific Ocean
SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Broadcom Building

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$35,750,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$35,750,000			Location:	San Jose, CA
% of Initial Pool Balance:	3.7%			Size:	200,000 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$178.75
Borrower Name:	Zanker Road Partners, LLC			Year Built/Renovated:	1990/NAP
Sponsors:	Robert A. Day and Jerry W. Carlton			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	Self-managed
Note Date:	December 30, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	January 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (2/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(2):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$5,072,181
				U/W Expenses:	$1,029,860
				U/W NOI:	$4,042,321
Escrows and Reserves(1):				U/W NCF:	$3,756,271
				U/W NOI DSCR(3):	1.95x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(3):	1.81x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(3):	11.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(3):	10.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$55,000,000
Deferred Maintenance	$80,850	$0	NAP	As-Is Appraisal Valuation Date:	November 5, 2014
Broadcom Springing Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.0%
Supplemental Liquidity Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)	See “Escrows“ section.
(2)	See “Cash Flow Analysis“ section.
(3)
Underwritten figures are based on the average rent over the remaining Broadcom lease term. Based on the in-place rent, the U/W NOI DSCR is 1.80x, the U/W NCF DSCR is 1.67x, the U/W NOI Debt Yield is 10.5% and the U/W NCF Debt Yield is 9.7%.

The Mortgage Loan. The mortgage loan (the “Broadcom Building Mortgage Loan“) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single-tenant office building located in San Jose, California (the “Broadcom Building Property“). The Broadcom Building Mortgage Loan was originated on December 30, 2014 by Wells Fargo Bank, National Association. The Broadcom Building Mortgage Loan had an original principal balance of $35,750,000, has an outstanding principal balance as of the Cut-off Date of $35,750,000 and accrues interest at an interest rate of 4.100% per annum. The Broadcom Building Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments for the first 60 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Broadcom Building Mortgage Loan matures on January 11, 2025.

Following the lockout period, the borrower has the right to defease the Broadcom Building Mortgage Loan in whole, but not in part, on any date prior to October 11, 2024. In addition, the Broadcom Building Mortgage Loan is prepayable without penalty on or after October 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$35,750,000	64.2%	Purchase price	$55,000,000	98.7%
Sponsor’s new cash contribution	19,969,031	35.8	Reserves	80,850	0.1
			Closing costs	638,181	1.1
Total Sources	$55,719,031	100.0%	Total Uses	$55,719,031	100.0%

The Property. The Broadcom Building Property is a class B, single-tenant, office and research and development building containing 200,000 square feet. Constructed in 1990, the Broadcom Building Property is comprised of approximately 60.0% of office space, 20.0% of lab space, 15.0% of amenity space (which includes a cafeteria, gym and locker rooms, outdoor tennis court, sand volleyball court, outdoor amphitheater and barbeques) and 5.0% of data center space. The Broadcom Building Property has been 100.0% leased to the Broadcom Corporation (“Broadcom“) since 2000. Broadcom was founded in 1991 and is focused on semiconductor solutions for wired and wireless communications. Broadcom products deliver voice, video, data and multimedia connectivity in home, office and mobile environments. Broadcom (NASDAQ: BRCM) is rated A2 and A- by Moody’s and S&P, respectively, and had a market capitalization of $22.4 billion as of January 13, 2015. As of February 1, 2015, the Broadcom Building Property was 100.0% occupied by Broadcom.

The following table presents certain information relating to the tenant at the Broadcom Building Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Broadcom Corporation	NR/A2/A-	200,000	100.0%	$21.80(1)	$4,360,000(1)	100.0%	5/31/2020(2)
Total Major Tenant		200,000	100.0%	$21.80	$4,360,000	100.0%

Vacant Space		0	0.0%

Collateral Total		200,000	100.0%

(1)
Broadcom’s in-place annual rent is $4,032,000 ($20.16 per square foot) and increases approximately 3.0% annually. Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average rent over the remaining Broadcom lease term.

(2)
Broadcom has the right to terminate its lease on May 31, 2016 or May 31, 2018 with 12 months’ notice and payment of a termination fee equal to $5,491,235 or $2,469,618, respectively. Broadcom also has one, 10-year lease extension option.

The following table presents certain information relating to the lease rollover schedule at the Broadcom Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	200,000	100.0%	200,000	100.0%	$4,360,000	$21.80
2021	0	0	0.0%	200,000	100.0%	$0	$0.00
2022	0	0	0.0%	200,000	100.0%	$0	$0.00
2023	0	0	0.0%	200,000	100.0%	$0	$0.00
2024	0	0	0.0%	200,000	100.0%	$0	$0.00
2025	0	0	0.0%	200,000	100.0%	$0	$0.00
Thereafter	0	0	0.0%	200,000	100.0%	$0	$0.00
Vacant	0	0	0.0%	200,000	100.0%	$0	$0.00
Total/Weighted Average	1	200,000	100.0%			$4,360,000	$21.80

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

The following table presents historical occupancy percentages at the Broadcom Building Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information based on the lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Broadcom Building Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$4,360,000(2)	$21.80
Grossed Up Vacant Space	0	0.00
Total Reimbursables	930,181	4.65
Other Income	0	0.00
Less Vacancy & Credit Loss	218,000(3)	1.09
Effective Gross Income	$5,072,181	$25.36

Total Operating Expenses	$1,029,860	$5.15

Net Operating Income	$4,042,321	$20.21
TI/LC	246,050	1.23
Capital Expenditures	40,000	0.20
Net Cash Flow	$3,756,271	$18.78

NOI DSCR	1.95x(4)
NCF DSCR	1.81x(4)
NOI DY	11.3%(4)
NCF DY	10.5%(4)

(1)	Historical financial statements are not available as the sponsor acquired the Broadcom Building Property in December 2014.
(2)
Broadcom‘s in-place annual rent is $4,032,000 ($20.16 per square foot) and increases approximately 3.0% annually. Annual U/W Base Rent per SF and Annual U/W Base Rent are based on the average over the remaining Broadcom lease term.

(3)	The underwritten economic vacancy is 5.0%. The Broadcom Building Property was 100.0% physically occupied as of February 1, 2015.
(4)
Underwritten figures are based on the average rent over the remaining Broadcom lease term. Based on the in-place rent, the U/W NOI DSCR is 1.80x, the U/W NCF DSCR is 1.67x, the U/W NOI Debt Yield is 10.5% and the U/W NCF Debt Yield is 9.7%.

Appraisal. As of the appraisal valuation date of November 5, 2014, the Broadcom Building Property has an “as-is“ appraised value of $55,000,000. The appraisal concluded to a “go dark“ value of $43,200,000.

Environmental Matters. According to the Phase I environmental assessment dated November 17, 2014, the following two recognized environmental conditions were identified at the Broadcom Building Property: (i) the previous agricultural use of the Broadcom Building Property and (ii) the Broadcom Building Property is listed on the California hazardous materials database as having had multiple hazardous-waste manifests. According to the Phase II subsurface investigation dated December 22, 2014, no evidence of significant hazardous material contamination was detected. Arsenic was detected at concentrations above regulatory screening levels, however, the professional use of the Broadcom Building Property precludes a likelihood that employees would ingest or interact with the on-site soils and, therefore, a health risk from long-term direct exposure would not be likely. As a result, the Phase II investigation determined that no further investigation is necessary.

Market Overview and Competition. The Broadcom Building Property is located in San Jose, California approximately 5.5 miles northwest of the San Jose central business district. Primary access to the area is provided by both US-101 and Interstate 880, major arterials that cross the San Jose area in an east-west and north-south direction, respectively. Access to the Broadcom Building Property from US-101 and Interstate 880 is provided by Montague Expressway approximately 0.9 miles south of the Broadcom Building Property. San Jose is the third largest city in California and is considered the “Capital of Silicon Valley“. The area is home to 6,600 technology companies employing over 245,000 people including Apple, Adobe Systems, eBay, Cadence Design Systems, Cisco Systems, IBM, Hitachi, Qualcomm and VeriFone Systems. In addition, the Broadcom Building Property is located approximately 7.0 miles northwest of San Jose State University, one of the top research universities in California with an enrollment of approximately 32,700 students as of Fall 2014. The estimated 2014 population within a one-, three- and five-mile radius of the Broadcom Building Property was 18,264, 93,548 and 392,093, respectively. The estimated median household income within the same one-, three- and five-mile radii was $121,461, $106,127 and $87,522, respectively.

According to the appraiser, the Broadcom Building Property is located in the North San Jose R&D submarket, which is the largest submarket within the Silicon Valley R&D market. The vacancy rate in the North San Jose R&D submarket was 12.5% as of the third quarter 2014, a decrease from the second quarter 2014 vacancy rate of 13.3%, and the average asking rental rate as of the third

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

quarter 2014 was $19.80 per square foot triple-net, an increase from $19.20 per square foot triple-net as of the second quarter 2014. The appraiser determined there were 62 competitive properties within the region, which consisted of the North San Jose, Santa Clara, Sunnyvale and Milpitas submarkets. The 62 competitive properties had a current vacancy rate of 3.3% and an average vacancy rate of 4.5% over the past five years.

The following table presents certain information relating to comparable office properties to the Broadcom Building Property:

Competitive Set(1)

	Broadcom Building (Subject)	Trimble Research Park	2701 Orchard Parkway	3300 Olcott St.	Guadalupe Corporate Center	Champion Station
Location	San Jose, CA	San Jose, CA	San Jose, CA	Santa Clara, CA	San Jose, CA	San Jose, CA
Distance from Subject	--	1.6 miles	1.1 miles	2.8 miles	1.7 miles	1.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1990/NAP	1982/2014	1979/2012	1979/1983	1997/NAP	1995/2014
Stories	2	2	1	2	4	2
Total GLA	200,000 SF	137,517 SF	207,006 SF	105,664 SF	110,881 SF	95,484 SF
Total Occupancy	100%	100%	100%	100%	100%	0%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Zanker Road Partners, LLC, a limited liability company and single purpose entity. Robert A. Day and the Robert A. Day Trust are the guarantors of certain nonrecourse carveouts under the Broadcom Building Mortgage Loan.

The Sponsors. The sponsors are Robert A. Day and Jerry W. Carlton, who, collectively, represent the majority ownership interest in the borrower. Mr. Day is the founder and chairman of Trust Company of the West (“TCW“), an investment management company and one of the largest independent trust companies in the United States. TCW manages a broad range of innovative, value-added investment products with approximately $144.2 billion in assets under management as of September 30, 2014.

Escrows. The loan documents provide for an upfront escrow in the amount of $80,850 for deferred maintenance. Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing; (ii) Broadcom is required to pay all taxes under its lease; and (iii) the borrower provides the lender with evidence that taxes were paid no later than 30 days following the delinquency of any tax payment. Ongoing monthly reserves for insurance are not required as long as (x) no event of default has occurred and is continuing; (y) the Broadcom Building Property is covered under an acceptable blanket insurance policy; and (z) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums. The loan documents provide for ongoing monthly escrows in the amount of $3,333 for replacement reserves capped at $120,000; however, monthly payments are waived as long as (A) no event of default has occurred and is continuing and (B) the lender determines that the Broadcom Building Property is being adequately maintained as confirmed by annual inspections.

A “Broadcom Springing Reserve Event“ will commence upon the earliest of (i) the date that is 12 months prior to the Broadcom lease expiration date, unless the lender receives evidence that the lease has been renewed on terms acceptable to the lender; (ii) Broadcom terminating its lease; (iii) Broadcom failing to make a lease payment, receiving a material rent reduction or entering into a lease modification; (iv) Broadcom vacating, going dark or otherwise failing to occupy the space; (v) Broadcom failing to maintain an investment grade rating; (vi) Broadcom filing bankruptcy or otherwise being subject to insolvency proceedings; or (vii) the Broadcom Building Property being sold and the Broadcom Building Mortgage Loan being assumed by a transferee with principals with a combined minimum net worth and liquidity of less than $100.0 million and $10.0 million, respectively.

Upon the occurrence of a Broadcom Springing Reserve Event, the borrower is required to deposit $6.0 million (“Broadcom Springing Reserve Deposit“) into the Broadcom Springing Reserve account. With regard to clauses (i) and (ii) above, provided no event of default has occurred or is continuing, the Broadcom Springing Reserve Deposit may be accumulated by a combination of early termination fees and all excess cash flow being deposited into the Broadcom Springing Reserve account. The borrower is required to deposit any remaining difference by the date Broadcom vacates. In the event that the borrower fails to complete any portion of the required Broadcom Springing Reserve Deposit, the loan will become recourse for a portion of the debt in an amount equal to the lesser of (a) the amount of the required Broadcom Springing Reserve Deposit or (b) the total outstanding debt. The Broadcom Springing Reserve Deposit will be allocated as follows: $1.5 million is designated for debt service payments and $4.5 million ($22.50 per square foot) is designated for tenant improvement and leasing commission expenses.

Following the death or incompetency of the sponsor Robert A. Day, if the remaining guarantor does not have a minimum liquidity of $6.0 million, the borrower is required to deposit an amount equal to or deliver a letter of credit equal to the difference between the guarantor’s liquidity and $6.0 million (“Supplemental Liquidity Reserve“).

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower will cause all rents to be deposited directly. During a Cash Trap Event Period, all excess funds on deposit in the lockbox are swept to a lender-controlled cash flow subaccount.

A “Cash Trap Event Period“ will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) a Broadcom Springing Reserve Event. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BROADCOM BUILDING

default; and with regard to clause (ii), upon (A) the aggregate amount in the Broadcom Springing Reserve being equal to $6.0 million or (B) the borrower delivering evidence that the Broadcom space is being leased to an acceptable replacement tenant that is in occupancy, open for business and paying full, unabated rent.

Property Management. The Broadcom Building Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Broadcom Building Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the Broadcom Springing Reserve Deposit has been completed; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Right of First Offer. Broadcom has a right of first offer (“ROFO“) to purchase the Broadcom Building Property. The ROFO is not extinguished by a foreclosure of the Broadcom Building Property; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not Permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk“ insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Broadcom Building Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 16.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON BY THE GALLERIA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON BY THE GALLERIA

Aloft Houston by the Galleria
5415 Westheimer Road
Houston, TX 77056
HOUSTON
Uptown
Tanglewood
Hunters Creek Village
Piney Point Village
Houston Country Club
Memorial Park
Memorial Park Golf Course
River Oaks Country Club
River Oaks
Montrose
Highland Village
West University Place
Bellaire
Gulfton
Braeburn
Braeburn Country Club
Braeswood Place
Houston Heights
HARRIS COUNTY
Sabine Park
Bayland Park
Rice University
Rice Stadium
Memorial Hermann Hospital
Univ. of Texas Health Sciences Center
MD Anderson Cancer Ctr.
Houston Women's Hospital
Reliant Arena
Reliant Stadium
Houston Baptist University
Memorial Hermann Southwest Hosp.
Cornerstone Hosp. of Houston-Bellaire
PlazAmericas Shopping Centre
Meyerland Plaza
Northwest Mall
Dyer Stadium
The Galleria
Williams Tower
Waterwall Park
Post Oak Plaza
Centre at Post Oak
Four Leaf Towers
Four Oaks Place
Uptown Park
River Oaks Shopping Ctr.
Downtown Houston 4 miles
North Loop
NW Frwy
Katy Frwy
Southwest Frwy
South Loop
West Loop
Westpark Tollway
Westheimer Rd
Richmond Ave
San Felipe St
Memorial Dr
Woodway Dr
Bellaire Blvd
Beechnut St
Bissonnet St
Braeswood Blvd
Holcombe Blvd
Old Spanish Trail
Kirby Dr
Shepherd Dr
Durham Dr
Washington Ave
Allen Pkwy
Westcott St
T.C. Jester Blvd
W. 18th St
W. 11th St
W. 20th St
Hempstead Hwy
Hempstead Rd
Katy Rd
Westview Dr
Post Oak Rd
Silber Rd
Sage Rd
Chimney Rock Rd
Fountain View Dr
Voss Rd
Piney Point Rd
Greenbay St
Hillcroft Ave
Fondren Rd
Renwick Dr
Rampart St
Alder Dr
Rice Ave
Newcastle St
Stella Link Rd
Weslayan St
Edloe St
Buffalo Spdwy
Buffalo Speedway
Greenbriar Dr
Skyline Dr
Windswept Ln
Glenmont Dr
Gulfton St
Westpark Dr
Alabama St
Gray St
Dacoma St
Ella Blvd
Yale St
Heights Blvd
S. Main St
Holly Hall St
METRORail
610
10
90
290
59
69
261

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Aloft Houston by the Galleria

Loan Information	Property Information
Mortgage Loan Seller:	SPREF	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$32,650,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$32,650,000	Location:	Houston, TX
% of Initial Pool Balance:	3.4%	Size:	152 Rooms
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Room:	$214,803
Borrower Name:	NYTX Hospitality LLC	Year Built/Renovated:	2009/NAP
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.608%	Property Manager:	Merritt Hospitality LLC
Note Date:	December 22, 2014	3rd Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	83.6% (T9 12/31/2012)
Maturity Date:	January 6, 2025	Most Recent Occupancy (As of):	80.5% (12/31/2013)
IO Period:	24 months	Current Occupancy (As of):	79.5% (9/30/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of)(3):	$1,820,756 (T9 12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(3):	$3,279,643 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$3,782,744 (TTM 9/30/2014)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$8,105,986
U/W Expenses:	$4,434,292
U/W NOI:	$3,671,694
U/W NCF:	$3,347,455
U/W NOI DSCR:	1.83x
Escrows and Reserves(2):	U/W NCF DSCR:	1.67x
U/W NOI Debt Yield:	11.2%
U/W NCF Debt Yield:	10.3%
Type:	Initial	Monthly	Cap (If Any)	As-Renovated Appraised Value(4):	$44,800,000
Taxes	$0	Springing	NAP	As-Renovated Appraisal Valuation Date(4):	July 1, 2015
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(4):	72.9%
FF&E Reserve	$1,100,000	$27,020	NAP	LTV Ratio at Maturity or ARD(4):	62.4%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section. The 2012 financials include only 266 days of operation.
(4)	The appraiser concluded to an “as-is” appraised value of $42,300,000. The Cut-off Date LTV Ratio based on the “as-is” value is 77.2% and the LTV Ratio at Maturity is 66.1%.

The Mortgage Loan. The mortgage loan (the “Aloft Houston by the Galleria Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited-service hotel located in Houston, Texas (the “Aloft Houston by the Galleria Property”). The Aloft Houston by the Galleria Mortgage Loan was originated on December 22, 2014 by Silverpeak Real Estate Finance LLC. The Aloft Houston by the Galleria Mortgage Loan had an original principal balance of $32,650,000, has an outstanding principal balance as of the Cut-off Date of $32,650,000 and accrues interest at an interest rate of 4.608% per annum. The Aloft Houston by the Galleria Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Aloft Houston by the Galleria Mortgage Loan matures on January 6, 2025.

Following the lockout period, the borrower has the right to defease the Aloft Houston by the Galleria Mortgage Loan in whole, but not in part, on any date before October 6, 2024. In addition, the Aloft Houston by the Galleria Mortgage Loan is prepayable without penalty on or after October 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON BY THE GALLERIA

Sources and Uses

Sources			Uses
Original loan amount	$32,650,000	76.6%	Purchase price	$40,500,000	95.1%
Sponsor’s new cash contribution	9,954,662	23.4	Reserves	1,100,000	2.6
			Closing costs	1,004,662	2.4
Total Sources	$42,604,662	100.0%	Total Uses	$42,604,662	100.0%

The Property. The Aloft Houston by the Galleria Property is a 152-room, 10-story, limited-service hotel located in Houston, Texas, adjacent to the Houston Galleria, a 2.4 million square foot mixed-use facility and tourist destination that comprises a super regional mall, inclusive of approximately 400 stores and restaurants, and three office towers. The Aloft Houston by the Galleria Property was constructed in 2009 and features 117 king bed guest rooms and 35 double-queen bed guest rooms. Guestrooms feature a desk with a chair, built-in bedside tables, and a wall-mounted, 32-inch flat-panel television, high-speed Internet access and a glass-enclosed, walk-in shower. Amenities at the Aloft Houston by the Galleria Property include a 25-seat restaurant and lounge, grab-and-go snack bar, approximately 500 square feet of meeting space, indoor pool, fitness center, lobby workstations, gift shop, and vending areas. The lounge, known as the “w xyz” bar is open each evening and serves dinner. The hotel also features an indoor pool and outdoor sundeck adjacent to the lobby. There is a $1.1 million upfront FF&E reserve for near-term renovations, which will primarily be used to provide upgrades to lifestyle areas and soft goods. Soft good renovations are expected to include architectural finishes, decorative lighting, flooring, and soft goods in guestrooms and public areas as well as items specific to the Aloft brand. The renovations are expected to be completed December 2016. Parking is provided by a five story garage structure, which is part of the collateral for the Aloft Houston by the Galleria Mortgage Loan, and provides guest and valet parking for 290 vehicles. The franchise agreement with The Sheraton LLC (Starwood) expires in December 2034.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aloft Houston by the Galleria Property:

Cash Flow Analysis

	T9 12/31/2012(1)(2)	2013(2)	TTM 9/30/2014	U/W	U/W $ per Room
Occupancy	83.6%	80.5%	79.5%	79.5%
ADR	$128.95	$153.14	$166.00	$166.00
RevPAR	$107.83	$123.28	$131.94	$131.94

Total Revenue	$4,927,414	$7,609,699	$8,105,924	$8,105,986	$53,329
Total Department Expenses	1,319,917	1,819,447	1,789,046	1,789,058	11,770
Gross Operating Profit	$3,607,497	$5,790,252	$6,316,878	$6,316,928	$41,559

Total Undistributed Expenses	1,352,366	1,971,338	2,045,502	2,044,398	13,450
Profit Before Fixed Charges	$2,255,131	$3,818,914	$4,271,376	$4,272,530	$28,109

Total Fixed Charges	434,375	539,271	488,632	600,836	3,953

Net Operating Income	$1,820,756	$3,279,643	$3,782,744	$3,671,694	$24,156
FF&E	0	0	0	324,239	2,133
Net Cash Flow	$1,820,756	$3,279,643	$3,782,744	$3,347,455	$22,023

NOI DSCR	0.91x	1.63x	1.88x	1.83x
NCF DSCR	0.91x	1.63x	1.88x	1.67x
NOI DY	5.6%	10.0%	11.6%	11.2%
NCF DY	5.6%	10.0%	11.6%	10.3%
(1)	2012 revenue and occupancy includes only 266 days of operation. The borrower was unable to obtain a full year of operating statements for 2012 or prior. Annualized 2012 Net Cash Flow is $2,505,251.
(2)	The increase in ADR, RevPAR and Net Operating Income from 2012 to 2013 was due to the Aloft Houston by the Galleria Property’s continued stabilization since opening in the third quarter of 2009.

Appraisal. As of the appraisal valuation date of October 23, 2014, the Aloft Houston by the Galleria Property had an “as-is” appraised value of $42,300,000 and an “as renovated” value of $44,800,000, as of July 1, 2015, which assumes certain capital improvements will be completed.

Environmental Matters. According to the Phase I environmental site assessment dated November 5, 2014, there was no evidence of any recognized environmental conditions at the Aloft Houston by the Galleria Property.

Market Overview and Competition. The Aloft Houston by the Galleria Property is located in Houston, Texas, at the intersection of Westheimer Road and Yorktown Street. Primary vehicular access to the Aloft Houston by the Galleria Property is provided via Yorktown Street, while access is also available from Westheimer Road. Westheimer Road connects to Interstate 610, also known as Loop 610, which is a freeway that circles around the inner-city portion of Houston. The Aloft Houston by the Galleria Property is located in the Uptown District of Houston, adjacent to the Houston Galleria super regional mall. The surrounding neighborhood is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON BY THE GALLERIA

characterized by restaurants, hotels, office buildings and high-end retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The Houston Galleria attracts over 24 million visitors from around the world each year. The Houston Galleria features approximately 2.4 million square feet of retail space, making it the largest shopping mall in Texas and the eighth largest in the United States. The Houston Galleria contains approximately 400 retail stores and restaurants, including major retailers such as a Neiman Marcus, Nordstrom, Saks Fifth Avenue, and Macy’s. The Houston Galleria is also home to a 20,000-square-foot ice-skating facility, two Westin Hotels, three office towers, and The Galleria Tennis & Athletic Club.

According to the appraiser, Houston is experiencing a period of economic strength and expansion, led by the energy and healthcare sector. Furthermore, many of the corporations or institutions that support the Houston Galleria submarket, such as PricewaterhouseCoopers, Accenture, Deloitte, Universal American, Frost Bank, BBVA Compass, and Bank of America, are multinational entities working with a number of different clients. According to a third party market research report, as of the second quarter of 2014, the Galleria / West Loop North submarket had 26.9 million square feet of office space within 137 buildings, the second largest office submarket in Houston.

Room demand in the Houston market is driven by corporate demand, a result of growth in the energy and healthcare industries, corporate demand is driven by the presence of domestic and multinational corporations. Demand segmentation at the Aloft Houston by the Galleria Property is 80.0% commercial, 10.0% group, and 10.0% leisure, while the overall market is 71.0% commercial, 17.0% group, and 13.0% leisure. Commercial customers comprise 80.0% of the total accommodated demand and consist mainly of individual business people passing through the market or visiting area businesses, in addition to high-volume corporate accounts generated by local firms. According to a local Houston business trade group, 66 of the world’s 100 largest non-United States-based corporations have operations in Houston.

The following table presents certain information relating to the Aloft Houston by the Galleria Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Aloft Houston			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2014 TTM	75.8%	$157.22	$119.25	79.5%	$166.00	$131.93	104.9%	105.6%	110.6%
9/30/2013 TTM	75.5%	$144.06	$108.77	81.5%	$144.81	$118.05	107.9%	100.5%	108.5%
9/30/2012 TTM	75.5%	$132.29	$99.85	82.6%	$124.26	$102.66	109.4%	93.9%	102.8%
(1)
Information obtained from a third party hospitality report dated October 17, 2014. The competitive set includes the following hotels: Hampton Inn Houston near the Galleria, Embassy Suites Houston near the Galleria, Sheraton Hotel Suites Galleria, Sonesta ES Suites Houston, Hotel Indigo Houston @ the Galleria, Hilton Garden Inn Houston Galleria Area, and Courtyard Houston by the Galleria.

The Borrower. The borrower is NYTX Hospitality LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aloft Houston by the Galleria Mortgage Loan. Lawrence A. Levine, Charles R. Feinbloom and, Burt M. Levine are the guarantors of certain nonrecourse carveouts under the Aloft Houston by the Galleria Mortgage Loan.

The Sponsors. The sponsors for the Aloft Houston by the Galleria Mortgage Loan are Lawrence Levine, Charles Feinbloom, Burt Levine and Adam Levine. The sponsors currently own, operate, or develop more than 800 hotel rooms and one million square feet of office space in New York and Texas.

Escrows. The loan documents provide for upfront escrows in the amount of $1,100,000 for FF&E reserves, which will be released to perform lender approved capital expenditures in accordance with the franchise agreement. The loan documents provide for ongoing monthly reserves in the amount of $44,931 for real estate taxes, $6,350 for insurance premiums and FF&E reserves in an amount initially equal to one-twelfth of the greater of (i) 4.0% of the gross receipts for the Aloft Houston by the Galleria Property based on the rents collected for the prior calendar year, and (ii) the amount required pursuant to the hotel franchise agreement (initially $27,020 per month).

The loan documents do not require monthly escrows for taxes provided (i) no event of default has occurred and is continuing under the property management agreement, (ii) the property manager is reserving for taxes and payments are made to the taxing authority in a timely manner and in accordance with the management agreement and (iii) the lender has received evidence of timely payment of such taxes. The loan documents do not require monthly escrows for insurance provided that (i) the borrower and the property manager are maintaining insurance policies in accordance with the terms of the property management agreement and the loan agreement and payments are made in a timely manner, (ii) no event of default has occurred and is continuing under the property management agreement, and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums.

The loan documents provide that the borrower’s obligation to make monthly deposits for FF&E shall be suspended so long as: (i) the property management agreement with Merritt Hospitality, LLC has not been terminated and is otherwise in full force and effect, (ii) the property manager is making deposits into the reserve (as defined in the property management agreement) in an amount at least equal to the amount required to be funded by the borrower pursuant to the loan documents, and (iii) no event of default has occurred and is continuing and (iv) the lender receives timely monthly reports of the reserve, balance.

Lockbox and Cash Management. Upon the occurrence of (i) termination of Merritt Hospitality, LLC as property manager or (ii) a Cash Trap Event Period (as defined below), the loan documents require that the borrower or property manager cause all receipts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALOFT HOUSTON BY THE GALLERIA

payable with respect to the Aloft Houston by the Galleria Property to be deposited directly into such lender-controlled cash management account. During a Cash Trap Event Period, all excess funds on deposit in the cash management account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default, (ii) an affiliated property manager to the borrower becoming bankrupt or insolvent, or (iii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar month based on the trailing 12-month operating period. A Cash Trap Event Period will end: with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), if the affiliated property manager has emerged from bankruptcy or insolvency, has assumed the obligations under any applicable management agreement and has remained out of bankruptcy and in compliance with such management agreement for two consecutive calendar quarters, and with regard to clause (iii) upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. Aloft Houston by the Galleria is managed by Merritt Hospitality LLC, an affiliate of HEI Hotels & Resorts.

Assumption. The borrower has the right to transfer the Aloft Houston by the Galleria Property provided that certain conditions are satisfied, including, without limitation, (i) no default or event of default has occurred and is continuing; (ii) the lender determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience and financial strength, (iii) the lender has received confirmation from Fitch, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates, and (iv) the lender receives evidence satisfactory to the lender that the franchisor has consented to the transfer and the proposed transferee.

Partial Release. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Aloft Houston by the Galleria Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Aloft Houston by the Galleria Property during the loan term. At the time of closing, the Aloft Houston by the Galleria Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

San Antonio 150 miles
Houston 305 miles
McAllen 142 miles
LAREDO
NUEVO LAREDO
Western Division
Eastern Division
Downtown
TEXAS
MEXICO
U.S.
WEBB COUNTY
Larga Vista
Laredo Ranchettes
Lake Casa Blanca
Casa Blanca International State Park
Casa Blanca Golf Course
Laredo Intl. Airport
Uni-Trade Stadium
Laredo Energy Arena
Texas A&M International University
Laredo Country Club
Plantation Centre
North Creek Shopping Plaza
Mall Del Norte
Gateway Plaza
Laredo Medical Center
Doctor's Hospital of Laredo
Laredo WorldTrade Port of Entry
WORLD TRADE BRIDGE
Aduana Mexico
Laredo Center for the Arts
Laredo Community College
Gateway to the Americas
JUAREZ LINCOLN INTERNATIONAL BRIDGE
Hospital General de la Zona No.11
Rio Grande
Dorel Apartments
302 Bob Bullock Loop
Laredo, TX 78043
Bob Bullock Loop
Cuatro Vientos Blvd
Zapata Hwy
Jaime Zapata Mem. Hwy
Eistetter Rd
Wormser Rd
La Pita Mangana Rd
E. Del Mar Blvd
W. Del Mar Blvd
E. Hillside Rd
W. Calton Rd
E. Saunders St
E. Lyon St
Clark Blvd
Corpus Christi St
Chihuahua St
Chacon St
Calle Perú
Shiloh Dr
Milo Rd
Mines Rd
McPherson Rd
Intl. Blvd
Casa Verde Rd
Santa Maria Ave
San Bernardo Ave
Santa Rita
India Ave
S. Ejido Ave
Av Juarez Sierra
COLO.
KANSAS
MO
AR
LA
NEW MEXICO
OKLAHOMA
TEXAS
CHIHUAHUA
MEXICO
MONTERREY
Gulf of Mexico
Wichita
Springfield
TULSA
OKLAHOMA CITY
Santa Fe
ALBUQUERQUE
Amarillo
Norman
Smith
Lubbock
Wichita Falls
Denton
FT. WORTH
Arlington
DALLAS
Shreveport
Las Cruces
EL PASO
CIUDAD JUAREZ
Midland
Odessa
Abilene
Waco
San Angelo
AUSTIN
Beaumont
SAN ANTONIO
HOUSTON
Galveston
Victoria
Laredo
Corpus Christi
McAllen
Brownsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Dorel Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Well Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$30,000,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$30,000,000	Location:	Laredo, TX
% of Initial Pool Balance:	3.1%	Size:	424 Units
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Unit(4):	$70,755
Borrower Name:	Dorel Laredo Holdings II, LLC	Year Built/Renovated:	2010/2013
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	3.730%	Property Manager:	Self-managed
Note Date:	January 15, 2015	3rd Most Recent Occupancy (As of)(5):	78.5% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(5):	95.1% (12/31/2012)
Maturity Date:	February 11, 2020	Most Recent Occupancy (As of)(5):	76.4% (12/31/2013)
IO Period:	None	Current Occupancy (As of)(5):	86.6% (11/18/2014)
Loan Term (Original):	60 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of)(6):	$1,682,669 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(6):	$2,381,511 (12/31/2013)
Call Protection:	L(24),D(32),O(4)	Most Recent NOI (As of)(6):	$2,781,075 (T7 Annualized 10/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(2):	Yes	U/W Revenues:	$4,562,530
Additional Debt Type(2):	Future Mezzanine	U/W Expenses:	$1,884,341
U/W NOI:	$2,678,189
U/W NCF:	$2,567,729
U/W NOI DSCR:	1.61x
U/W NCF DSCR:	1.54x
Escrows and Reserves(3):	U/W NOI Debt Yield:	8.9%
U/W NCF Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$48,700,000
Taxes	$59,375	$59,372	NAP	As-Is Appraisal Valuation Date:	October 29, 2014
Insurance	$29,992	$7,498	NAP	Cut-off Date LTV Ratio:	61.6%
Replacement Reserves	$9,185	$9,185	NAP	LTV Ratio at Maturity or ARD:	55.6%

(1)	See “Sponsors” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)
Represents the Cut-off Date Principal Balance for the 424 apartment units only. The Dorel Apartments Property also includes a 19,097 square foot Tractor Supply store with an allocated loan balance of $2,500,000, which results in an allocated Cut-off Date Principal Balance per square foot of $131. The multifamily component has an allocated loan balance of $27,500,000, which results in an allocated Cut-off Date Principal Balance per unit of $64,858.

(5)
See “Historical Occupancy” section. The occupancy represents only the multifamily component. The occupancy based on the total square footage at the Dorel Apartments Property was 86.4% as of November 18, 2014.

(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Dorel Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 424 unit garden-style multifamily property, a 19,097 square foot Tractor Supply store and a 3,200 square foot day care facility located in Laredo, Texas (the “Dorel Apartments Property”). The Dorel Apartments Mortgage Loan was originated on January 15, 2015 by Wells Fargo Bank, National Association. The Dorel Apartments Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 3.730% per annum. The Dorel Apartments Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Dorel Apartments Mortgage Loan matures on February 11, 2020.

Following the lockout period, the borrower has the right to defease the Dorel Apartments Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before November 11, 2019. In addition, the Dorel Apartments Mortgage Loan is prepayable without penalty on or after November 11, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$30,000,000	99.2%	Loan payoff(1)	$29,325,884	97.0%
Sponsor’s new cash contribution	228,992	0.8	Reserves	98,552	0.3
			Closing costs	804,556	2.7
Total Sources	$30,228,992	100.0%	Total Uses	$30,228,992	100.0%

(1)	The Dorel Apartments Mortgage Loan is refinancing an existing Wells Fargo Bank, National Association balance sheet loan.

The Property. The multifamily component of the Dorel Apartments Property consists of a 424-unit garden style multifamily property located in Laredo, Texas, which is situated on a 22.8 acre site within the contiguous 34.4 acre site owned by the sponsors. The Dorel Apartments Property consists of two and three-story garden units that include 161 one-bedroom units, 240 two-bedroom units and 23 three-bedroom units all situated within 20 buildings (“Apartments”). Additionally, the Dorel Apartments Property includes a 19,097 square foot building leased to Tractor Supply Company (“Tractor Supply”) with a lease expiration of August 31, 2026 and a building leased to A Child’s Imagination, Inc., a 3,200 square foot day care facility, leased through March 31, 2016. Tractor Supply has an annual rental rate of $240,000 ($12.57 per square foot) and A Child’s Imagination, Inc. has an annual rental rate of $51,140 ($15.98 per square foot). The Dorel Apartments Property was constructed in three phases: phase I was built in 2010 and consists of 100 units; phase II, which consists of 100 units and the day care facility, was constructed in 2011; and phase III was constructed in 2012 and 2013 and consists of 224 units. The borrower developed all three phases of the Dorel Apartments Property and reports a total cost of construction of $46.7 million. Common area amenities include on-site management, club house, grilling area, two fitness centers and three pool areas. The Dorel Apartments Property contains 731 surface parking spaces, reflecting an overall parking ratio of 1.7 spaces per unit. As of November 18, 2014, the Dorel Apartments Property was 86.6% occupied.

The following table presents certain information relating to the Dorel Apartments Property:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Allocated Appraised Value		Cut-off Date LTV Ratio	Current Occupancy	No. of Units/SF	Loan per Unit/SF
Apartments(1)	$27,500,000	91.7%	$45,300,000	(1)	60.7% (1)	86.6%	424	$64,858
Tractor Supply	$2,500,000	8.3%	$3,400,000		73.5%	100.0%	19,097	$131
Total/Weighted Average	$30,000,000	100.0%	$48,700,000		61.6%

(1)	The 3,200 square foot day care facility is included in the multifamily component.

The following table presents certain information relating to the unit mix of the Dorel Apartments Property:

Unit Mix Summary(1)(2)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	161	38.0%	652	$763
2 Bedroom	240	56.6%	957	$984
3 Bedroom	23	5.4%	1,162	$1,178
Total/Weighted Average	424	100.0%	852	$911

(1)	Information obtained from the underwritten rent roll.
(2)	The Unit Mix Summary excludes the Tractor Supply and the day care facility.

The following table presents historical occupancy percentages at the Dorel Apartments Property:

Historical Occupancy(1)
12/31/2011(2)(3)	12/31/2012(2)(4)	12/31/2013(2)(5)	11/18/2014(6)
78.5%	95.1%	76.4%	86.6%

(1)	The Historical Occupancy excludes the Tractor Supply and the day care facility.
(2)	Information obtained from the borrower.
(3)	Occupancy is calculated based on only the phase I & II units that were complete as of December 31, 2011. Phase II units began coming on-line between July and December 2011.
(4)
Occupancy is calculated based on only phase I, II and a portion of phase III units that were complete as of December 31, 2012. Phase III units began coming on-line in October and were completed in December 2013.

(5)	Occupancy is calculated based on the phase, I, II and III units with the phase III construction completed in December 2013.
(6)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Dorel Apartments Property:

Cash Flow Analysis

	2012(1)	2013(2)	T7 Annualized 10/31/2014(3)	U/W		U/W $ per Unit
Base Rent	$2,201,418 (4)	$3,454,895 (4)	$4,583,002 (4)	$4,007,340		$9,451
Grossed Up Vacant Space	0	0	0	625,320		1,475
Concessions	(46,085)	(83,887)	(139,495)	(201,872)		(476)
Other Income	543,244	717,699	736,258	768,084	(5)	1,812
Less Vacancy & Credit Loss	(97,240)	(259,138)	(687,495)	(636,342	)(6)	(1,501)

Effective Gross Income	$2,601,337	$3,829,569	$4,492,270	$4,562,530		$10,761

Total Operating Expenses	$918,668	$1,448,058	$1,711,195	$1,884,341		$4,444

Net Operating Income	$1,682,669	$2,381,511	$2,781,075	$2,678,189		$6,316
Capital Expenditures	0	0	0	110,459		261
Net Cash Flow	$1,682,669	$2,381,511	$2,781,075	$2,567,729		$6,056

NOI DSCR	1.01x	1.43x	1.67x	1.61x
NCF DSCR	1.01x	1.43x	1.67x	1.54x
NOI DY	5.6%	7.9%	9.3%	8.9%
NCF DY	5.6%	7.9%	9.3%	8.6%

(1)	2012 cash flow primarily represents the 200 units from phases I and II, with 64 units from phase III completed and coming on-line in October, November and December 2012.
(2)
2013 cash flow primarily represents the 200 units from phases I and II and a portion of phase III, which was completed in December 2013. 160 phase III units were completed in 2013 with the final 68 units coming on-line in November and December 2013.

(3)
Trailing-twelve month October 31, 2014 Net Operating Income is $2,367,113. The trailing-seven month annualized October 31, 2014 (April through October) historical statement is presented as occupancy reached 87.0% as of April 2014 and this period reflects seven months of operations at greater than 87.0% occupancy.

(4)	Historical Base Rent includes the grossed up rent of vacant units, however historical operating statements did not breakout exact figures.
(5)
Other Income was underwritten based on the trailing three-months annualized ending October 31, 2014 and also includes $240,000 from the Tractor Supply lease and $51,140 from the A Child’s Imagination, Inc. lease.

(6)	The underwritten economic vacancy is 13.7%. The Dorel Apartments Property was 86.6% physically occupied as of November 18, 2014, based on the multifamily component.

Appraisal. As of the appraisal valuation date of October 29, 2014, the Dorel Apartments Property had an “as-is” appraised value of $48,700,000.

Environmental Matters. According to a Phase I environmental assessment dated November 3, 2014, there was no evidence of any recognized environmental conditions at the Dorel Apartments Property.

Market Overview and Competition. The Dorel Apartments Property is located in Laredo, Texas, which is located approximately 150 miles southwest of the San Antonio central business district (“CBD”) and is located along the United States / Mexico border. Laredo is located on the north bank of the Rio Grande River and is the only United States city to operate international bridges between two Mexican states. The neighborhood has recently experienced strong growth with the estimated population within a five-mile radius increasing approximately 33.3% from 2000 to 2014. The positive growth trend is expected to continue with the estimated population within the same five-mile radius anticipated to increase an additional 6.4% by 2019. The city of Laredo’s growth is further illustrated by the fact that, in 2013, Laredo’s United Independent School District passed a municipal bond totaling approximately $408.7 million to fund the development of 12 new schools and upgrades to the technology and security across the school district. In addition to the 14 new schools being built in Laredo, there are currently six elementary schools, two middle schools and one high school located within a five-mile radius of the Dorel Apartments Property.

One of the main area demand drivers in Laredo is the World Trade International Bridge. The bridge, which opened in 2004, caters solely to commercial traffic, eliminating the traffic congestion to the Juarez-Lincoln International Bridge at the terminus of Interstate 35, which provides direct access to the San Antonio CBD. The World Trade International Bridge is one of four vehicular bridges into Mexico, but the only bridge devoted strictly to commercial traffic. In 2013, the amount of goods passing through Laredo’s customs district grew to approximately $253.2 billion, which represented a 5.9% increase from 2012 and represents 6.6% of the total trade coming into and out of the United States. Laredo’s total exports were a record $112.4 billion, which ranked the customs district fifth nationally. The 2014 estimated population within a one-, three- and five-mile radii of the Dorel Apartments Property was 11,147, 88,727 and 180,870, respectively. The average household income within the same one-, three- and five-mile radii was $38,228, $40,383 and $40,514, respectively. According to the appraisal, the Dorel Apartments Property is located within the Laredo multifamily submarket, which reported an average occupancy of 94.7% and an average monthly rental rate of $768 per unit for the third quarter 2014. The appraisal identified a competitive set of five multifamily properties, which exhibit vacancy rates between 1.0% and 8.0%, with an average of approximately 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Dorel Apartments Property:

Competitive Set(1)

	Dorel Apartments (Subject)	Carmel Apartments	Cienega-Linda Apartments	Lago Del Mar	Shiloh Crossing Apartments	Windsor Place Apartments
Location	Laredo, TX	Laredo, TX	Laredo, TX	Laredo, TX	Laredo, TX	Laredo, TX
Distance to Subject	-	10.5 miles	8.6 miles	8.8 miles	8.5 miles	10.9 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	424	360	262	266	156	176
Average Rent (per unit)	$911	$981	$1,017	$935	$1,010	$910
1 Bedroom	$763	$854	$919	$842	$855	$751
2 Bedroom	$984	$1,005	$1,017	$1,060	$1,063	$927
3 Bedroom	$1,178	$1,154	$1,167	$1,239	$1,210	$1,097
Utilities	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.	Not Incl.
Total Occupancy	87%	94%	93%	96%	99%	92%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Dorel Laredo Holdings II, LLC, a single purpose entity with one independent director. Jonathan Marcus, Arnold Marcus, David Schuss and Eric Schuss are the guarantors of certain nonrecourse carveouts under the Dorel Apartments Mortgage Loan.

The Sponsor. The sponsors are Jonathan Marcus, Arnold Marcus, David Schuss and Eric Schuss. Messrs. Marcus are principals of The Marcus Organization, Inc., a full service construction management and general contracting firm headquartered in New York. To date, The Marcus Organization, Inc. has constructed, developed and/or owned over 20.0 million square feet of commercial, industrial, institutional and retail projects valued in excess of $1.0 billion. Messrs. Schuss owned Bellco Health, a drug distributor, until 2007 when AmerisourceBergen purchased the company for $190.0 million.

Escrows. The loan documents provide for upfront escrows in the amount of $59,375 for real estate taxes, $29,992 for insurance and $9,185 for replacement reserves. The loan documents also provide for ongoing monthly reserves in the amount of $59,372 for taxes, $7,498 for insurance and $9,185 for replacement reserves.

Lockbox and Cash Management. The Dorel Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all cash revenues and all other monies received into such lockbox account within two business day after receipt. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to a borrower account. During a Cash Trap Event Period, the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept to a lender-controlled cash management account on a daily basis.

A “Cash Trap Event Period” will commence (i) upon the occurrence and continuance of an event of default; or (ii) upon the amortizing debt service coverage ratio falling below 1.20x. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; and with respect to clause (ii), upon the date that the amortizing debt service coverage ratio is greater than 1.25x for two consecutive quarters.

Property Management. The Dorel Apartments Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Dorel Apartments Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) the execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release the Tractor Supply property in connection with a partial defeasance, subject to certain conditions, including (i) the principal balance is reduced by 110% of Tractor Supply’s allocated loan amount; (ii) the loan-to-value ratio of the Dorel Apartments Property is no greater than 73.0% following the release; (iii) the net cash flow debt yield of the Dorel Apartments Property is no less than 9.0% following the release; (iv) the lender receives a legal opinion that the release satisfies REMIC requirements; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At any time, the borrower has the right to incur mezzanine financing that is co-terminous with the Dorel Apartments Mortgage Loan from an approved mezzanine lender (as outlined in the loan documents) subject to the satisfaction of certain conditions, including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOREL APARTMENTS

net cash flow debt yield is not less than 7.0%; and (iv) the receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Dorel Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six month extended period of indemnity.

Windstorm Insurance: The loan documents require windstorm insurance covering the full replacement cost of the Dorel Apartments Property during the loan term. At the time of loan closing, the Dorel Apartments Property had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

Lincoln
12 Bridges Dr
Catta Verdera Country Club
English Colony Way
Thunder Valley Casino Resort
Athens Ave
65
Wildcat Blvd
Sierra College Blvd
Humphrey Rd
Fiddyment Rd
Rio Bravo Rocklin Power Station
Whitney Blvd
Whitney Oaks Golf Club
Sunset Blvd W.
Ace Hardware Distribution Center
Loomis
Sunset Blvd
Stanford Ranch Rd
Industrial Ave
Park Dr
80
Rocklin
Lonetree Blvd
Sunset Blvd
AMTRAK CAPITOL CORRIDOR
Sunset Whitney Country Club
Blue Oaks Blvd
PLACER COUNTY
Sierra College
Antelope Creek Park
ROCKLIN
Rocklin Rd
Stanford Ranch Rd
Foothills Blvd
Roseville Pkwy
Washington Blvd
S. Whitney Blvd
Pacific St
Fiddyment Rd
Woodcreek Golf Club
Timber Creek Golf Course
TSI Semiconductors
Woodcreek Oaks Blvd
Diamond Oaks Golf Course
Westfield Galleria at Roseville
Creekside Town Center
Sierra College Blvd
Pleasant Grove Blvd
Sierra View Country Club
Galleria Blvd
Sutter Roseville Medical Center
Secret Ravine Pkwy
Barton Rd
ROSEVILLE
Junction Blvd
Placer County Fairgrounds
Eureka Rd
Roseville Pkwy
Baseline Rd
ROSEVILLE
Harding Blvd
Lead Hill Blvd
Granite Bay
Foothills Blvd
Denio's Farmers Market
Roseville Center
Vineyard Rd
Douglas Blvd
Kaiser Permanente Medical Ctr.
Roseville Square
361-1167 Harding Boulevard
Roseville, CA 95678
Walerga Rd
Cook Riolo Rd
Eureka Rd
Maidu Regional Park
PFE Rd
Cirby Way
Sierra College Blvd
E. Roseville
Granite Bay Golf Club
Antelope
Lawrence Links Golf Course
Antelope Rd
Auburn Blvd
Sunrise Blvd
Antelope Rd
Old Auburn Rd
Elkhorn Blvd
Roseville Rd
Citrus Heights
Foothill Farms
Walerga Rd
SACRAMENTO COUNTY
North Highlands
Greenback Ln
Roseville Rd
Hillsdale Blvd
Marketplace at Birdcage
Mercy San Juan Medical Center
Sunrise Mall
Sacramento 9 miles
Carmichael
Plumas Lake
North Auburn
Auburn
Rocklin
Roseville
Granite Bay
Rio Linda
North Highlands
Foothill Farms
El Dorado Hills
Woodland
Citrus Heights
Folsom
Carmichael
Arden
Rancho Cordova
Davis
West Sacramento
SACRAMENTO
Rancho Murieta
Florin
Vineyard
Dixon
Laguna
Wilton
Elk Grove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Roseville Square

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$28,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$28,000,000			Location:	Roseville, CA
% of Initial Pool Balance:	2.9%			Size:	218,309 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$128.26
Borrower Name:	RSS Center, LLC			Year Built/Renovated:	1962/2014
Sponsor:	Gus Gianulias			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	January 21, 2015			3rd Most Recent Occupancy (As of)(2):	85.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	71.2% (12/31/2012)
Maturity Date:	February 1, 2025			Most Recent Occupancy (As of):	72.1% (12/31/2013)
IO Period:	24 months			Current Occupancy (As of):	74.1% (1/7/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$3,063,528 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$2,375,104 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,363,639 (TTM 9/30/2014)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,189,856
				U/W Expenses:	$728,698
				U/W NOI:	$2,460,888
				U/W NCF:	$2,295,020
Escrows and Reserve(1):				U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.8%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$42,000,000
Replacement Reserves	$4,180	$4,180	NAP	As-Is Appraisal Valuation Date:	December 17, 2014
TI/LC Reserve	$20,000	$20,000	$300,000	Cut-off Date LTV Ratio:	66.7%
Smart & Final Reserve	$2,400,000	$0	NAP	LTV Ratio at Maturity or ARD:	56.4%

(1)	See “Escrows” section
(2)	See “Historical Occupancy” section.
(2)	See “Cash Flow Analysis” section

The Mortgage Loan. The mortgage loan (the “Roseville Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Roseville, California (the “Roseville Square Property”). The Roseville Square Mortgage Loan was originated on January 21, 2015 by Prudential Mortgage Capital Company. The Roseville Square Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.130% per annum. The Roseville Square Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Roseville Square Mortgage Loan matures on February 1, 2025.

Following the lockout period, the borrowers have the right to defease the Roseville Square Mortgage Loan in whole, but not in part, on any date before November 1, 2024. In addition, Roseville Square Mortgage Loan is prepayable without penalty on or after November 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan payoff	$20,652,637	73.8%
			Reserves	2,424,180	8.7
			Closing costs	4,923,183	17.6
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

The Property. The Roseville Square Property is an anchored retail property comprising approximately 218,309 square feet of rentable area within seven one-story buildings located in Roseville, California, approximately 17.9 miles northeast of Sacramento, California. The Roseville Square Property was built in 1962 and renovated in 2014. The Roseville Square Property is located at the intersection of Douglas Boulevard and Harding Boulevard, both of which are four-lane major arterials. The Roseville Square Property is anchored by Trader Joe’s, Sprouts (sub-leased from Grocery Outlet) and Rite Aid. The Roseville Square Property consists of seven parcels, two of which are ground leased from the borrower (AutoZone and a 76 Gas Station). Other national tenants at the Roseville Square Property include Starbucks, Subway, Bank of America and JPMorgan Chase. The Roseville Square Property contains 979 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of January 7, 2015, the Roseville Square Property was 74.1% occupied by 27 tenants.

The following table presents certain information relating to the tenancy at the Roseville Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date

Major Tenants
Trader Joe’s	NR/NR/NR	14,000	6.4%	$33.00	$462,000	16.7%	NAV	NAV	10/31/2017(4)
Sprouts(5)	NR/NR/BB-	30,133	13.8%	$12.00	$361,596	13.1%	NAV	NAV	5/31/2021(5)
Rite Aid	BB/B2/B	20,714	9.5%	$16.50	$341,781	12.4%	NAV	NAV	5/31/2027(6)
Any Mountain Sports	NR/NR/NR	13,020	6.0%	$11.00	$143,220	5.2%	$97(7)	11.3%(7)	4/30/2022(8)
JPMorgan Chase	A+/A3/A	6,098	2.8%	$22.97	$140,071	5.1%	NAV	NAV	11/16/2020(9)
Total Major Tenants		83,965	38.5%	$17.25	$1,448,668	52.4%

Non-Major Tenants		77,701	35.6%	$16.92	$1,314,430	47.6%

Occupied Collateral Total		161,666	74.1%	$17.09	$2,763,098	100.0%

Vacant Space		56,643	25.9%

Collateral Total		218,309(10)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2015.
(3)	Certain tenants are not required to report sales figures under their respective leases.
(4)	Trader Joe’s has two, 10-year lease renewal options.
(5)
Sprouts subleases its space to Grocery Outlet. The Annual U/W Base Rent PSF, Annual U/W Base Rent and Lease Expiration Date are based on the Sprouts lease terms. Grocery Outlet’s sublease is coterminous with the Sprouts’ lease and requires annual rent payments of $240,000. Sprouts has four, 5-year renewal options. Grocery Outlet, which is currently subleasing the Sprouts space, does not have the right to exercise any renewal options.

(6)	Rite Aid has two, 10-year renewal options.
(7)	Sales PSF and Occupancy Costs for Any Mountain Sports are based on 2013 sales.
(8)
Any Mountain Sports has two, 5-year lease renewal options. Any Mountain Sports may terminate its lease by written notice no later than June 30, 2016 if the trailing-twelve month April 30, 2016 gross sales are equal to or less than $2,200,000.

(9)	JPMorgan Chase has three, 5-year renewal options.
(10)	Collateral Total square footage includes 7,500 square feet attributed to AutoZone which ground leases their space. No square footage was attributed to the 76 Gas Station.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

The following table presents certain information relating to the lease rollover schedule at the Roseville Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	13,874	6.4%	13,874	6.4%	$60,000	$4.32
2015	2	6,314	2.9%	20,188	9.2%	$123,089	$19.49
2016	8	20,555	9.4%	40,743	18.7%	$495,165	$24.09
2017	3	16,785	7.7%	57,528	26.4%	$512,928	$30.56
2018	1	900	0.4%	58,428	26.8%	$33,626	$37.36
2019	2	8,804	4.0%	67,232	30.8%	$175,486	$19.93
2020	2	7,185	3.3%	74,417	34.1%	$168,116	$23.40
2021	3	40,133	18.4%	114,550	52.5%	$519,503	$12.94
2022	1	13,020	6.0%	127,570	58.4%	$143,220	$11.00
2023	1	1,087	0.5%	128,657	58.9%	$31,136	$28.64
2024	0	0	0.0%	128,657	58.9%	$0	$0.00
2025	1	4,795	2.2%	133,452	61.1%	$69,048	$14.40
Thereafter	2	28,214	12.9%	161,666	74.1%	$431,781	$15.30
Vacant	0	56,643	25.9%	218,309	100.0%	$0	$0.00
Total/Weighted Average	27	218,309	100.0%			$2,763,098	$17.09

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Roseville Square Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)	1/7/2015(3)
85.2%	71.2%	72.1%	74.1%

(1)	Information obtained from the borrower.
(2)
The decrease in occupancy from 2011 to 2012 is primarily due to two larger tenants vacating the Roseville Square Property. The borrower is currently in negotiations to replace 28,000 square feet of the vacant space, however, it was underwritten as vacant. A $2,400,000 reserve (the “Smart & Final Reserve”) was put in place by the lender in connection with this space.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Roseville Square Property:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 9/30/2014	U/W	U/W $ per SF
Base Rent	$3,270,922	$2,626,426	$2,655,869	$2,763,098(2)	$12.66
Grossed Up Vacant Space	0	0	0	942,029	4.32
Total Reimbursables	477,545	457,925	461,335	682,641	3.13
Other Income	10,080	14,753	157	0	0.00
Less Vacancy & Credit Loss	0	0	0	(1,197,911)(3)	(5.49)
Effective Gross Income	$3,758,547	$3,099,104	$3,117,362	$3,189,856	$14.61

Total Operating Expenses	$695,018	$724,000	$753,722	$728,968	$3.34

Net Operating Income	$3,063,528	$2,375,104	$2,363,639	$2,460,888	$11.27
TI/LC	0	0	0	115,657	0.53
Reserves for Replacements	0	0	0	50,211	0.23
Net Cash Flow	$3,063,528	$2,375,104	$2,363,639	$2,295,020	$10.51

NOI DSCR	1.88x	1.46x	1.45x	1.51x
NCF DSCR	1.88x	1.46x	1.45x	1.41x
NOI DY	10.9%	8.5%	8.4%	8.8%
NCF DY	10.9%	8.5%	8.4%	8.2%

(1)
The decrease in Net Operating Income from 2012 to 2013 is primarily due to two larger tenants vacating the Roseville Square Property. The borrower is currently in negotiations to replace 28,000 square feet of the vacated space. A $2,400,000 reserve (the “Smart & Final Reserve”) was put in place by the lender and will be released to the borrower upon satisfaction of certain conditions set forth in the loan agreement (see “Escrows” section).

(2)	U/W Base Rent includes approximately $10,829 in contractual rent increases.
(3)	The underwritten economic vacancy is 27.3%. The Roseville Square Property was 74.1% physically occupied as of January 7, 2015.

Appraisal. As of the appraisal valuation date of December 17, 2014, the Roseville Square Property had an “as-is” appraised value of $42,000,000 and an “as-stabilized” value of $45,000,000.

Environmental Matters. According to a Phase I environmental report dated October 22, 2014, there was known contamination from the on-site gas station. The responsible party, Chevron, is remediating the site under direction from the Regional Water Quality Control Board. The environmental engineering recommended no further action for this issue.

Market Overview and Competition. The Roseville Square Property is located in the Sacramento, California metropolitan statistical area. Sacramento’s economy benefits from its geographic location near the Bay Area technology sector and California’s Central Valley area where food production is a major demand driver in the region. A network of highways connects Sacramento to the Bay Area and California’s Central Valley regions. These advantages enable the metropolitan area to attract investment from food producers and technology companies, the source of the large manufacturing job gains Sacramento posted in 2014. Factory payroll in Sacramento has risen by 3.4% since the start of 2014, while falling by 0.2% in the state of California over the same period. The top employers in the Sacramento metropolitan statistical area are the University of California Davis, Kaiser Permanente, Sutter Health Sacramento Sierra Region, Intel Corp., and Dignity Health.

The Roseville Square Property is located in the Roseville/Rocklin retail submarket, approximately 17.9 miles northeast of the Sacramento central business district. The 2014 estimated population within a three and five mile radius of the Roseville Square Property was approximately 105,961 and 279,668 respectively. In 2014, the median household income within the same three and five mile radii was approximately $60,305 and $64,379, respectively. According to the appraisal, daily traffic counts in 2012 were approximately 39,362 along Douglas Boulevard and approximately 20,699 along Harding Boulevard.

As of the third quarter of 2014, there was a total of approximately 14.2 million square feet of retail space located in the Roseville/Rocklin retail submarket. During the same period, the submarket exhibited a vacancy rate of 8.6% and experienced net absorption of approximately 75,190 square feet. The Roseville Square Property is classified as a community shopping center according to the appraisal. Neighborhood centers and community shopping centers exhibited vacancy rates of 11.2% and 5.6% respectively as of the third quarter of 2014. During the same period, the asking rent for neighborhood centers and community shopping centers were $20.20 per square foot and $23.76 per square foot, triple net, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

The following table presents certain information relating to some comparable retail properties provided in the appraisal for the Roseville Square Property:

Competitive Set(1)

	Roseville Square (Subject)	Rivergate Shopping Center	Riverside Plaza II	Sierra Oaks Plaza	Laguna 99 Shopping Center	Taylor Shopping Center
Market	Roseville, CA	Rancho Cordova, CA	Sacramento, CA	Granite Bay, CA	Elk Grove, CA	Sacramento, CA
Distance from Subject	--	10.1 miles	25.4 miles	3.1 miles	26.6 miles	12.5 miles

Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center

Year Built/Renovated	1962/2014	1976/2013	1979/NAP	1987/NAP	1991/NAP	1980/2004

Anchors	Trader Joe’s, Sprouts, Rite Aid	Smart & Final Extra	Grocery Outlet	Wal-Mart	Wal-Mart	Wal-Mart

Total GLA	218,309 SF	141,689 SF	39,430 SF	45,411 SF	205,800 SF	90,077 SF
Total Occupancy	74.1%	74.0%	100.0%	100.0%	100.0%	87.0%

(1)     Information obtained from the appraisal.

The Borrowers. The borrower is RSS Center, LLC, a single member Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Roseville Square Mortgage Loan. The sole member is Roseville Square, LLC, which is controlled and majority owned by Gus Gianulias and Julie M. Gianulias Family Revocable Trust. Gus Gianulias is the guarantor of certain nonrecourse carveouts under the Roseville Square Mortgage Loan.

The Sponsor. The sponsor is Gus Gianulias. Mr. Gianulias has 51 years of real estate development and management experience. Mr. Gianulias has managed/developed nine retail properties, four office buildings, one medical building, two office parks, an industrial rezone project, four master-planned communities, a winery, a golf course and a Hawaiian coffee plantation. Mr. Gianulias founded Gianulias Property Management Company in 1990, which manages over one million square feet of commercial, retail and office space.

Escrows. The borrower is only required to deposit real estate taxes and insurance reserves upon the occurrence and continuance of an event of default. The loan documents provide for upfront escrows in the amount of $4,180 for replacement reserves, $20,000 for tenant improvement and leasing commissions, and $2,400,000 for the Smart & Final reserve. The release requirements for the Smart & Final reserve are as follows: (i) the borrower delivers to the lender a signed lease with Smart & Final, or a replacement tenant satisfactory to the lender, with the following minimum lease terms: (a) lease term of no less than 15 years; (b) base rent of no less than $17.00 per square foot triple net; (c) net rentable area of no less than 25,000 square feet; (ii) such tenant is in occupancy, open for business and has commenced rent payments; (iii) all landlord delivery and build-out obligations under the lease have been satisfied; (iv) receipt of an estoppel from the tenant confirming clauses (ii) and (iii) above; (v) the Roseville Square Mortgage Loan has an amortizing debt service coverage ratio no less than 1.45x; and (vi) immediate repairs identified in the property condition report have been completed.

The loan documents provide for monthly escrows in the amount of $4,180 for replacement reserves and $20,000 for tenant improvements and leasing commissions for the first 24 months and $12,000 per month thereafter, subject to a cap of $300,000. If the Smart & Final lease has been executed and the tenant is in occupancy and has commenced full rent payments, then tenant improvements and leasing commissions reserve deposits will be suspended unless the amortizing debt service coverage ratio falls below 1.45x.

Lockbox and Cash Management. The Roseville Square Loan requires a lender-controlled lockbox account, which is already in place. Upon the occurrence and continuance of a Cash Management Period (as defined below), the borrower or property manager is required to cause all receipts payable with respect to the Roseville Square Property to be deposited directly into such lockbox account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar month, (iii) a Trader Joe’s Trigger Event (as defined below) or a Grocery Outlet Trigger Event (as defined below). A Cash Management Period will be cured with regard to clause (i) when such event of default has been cured; with regard to clause (ii) when the amortizing debt service coverage ratio is greater than or equal to 1.25x for two prior consecutive calendar quarters; with regard to clause (iii), upon the occurrence of a Trader Joe’s Trigger Event Cure (as defined below); and with regard to clause (iv), upon the occurrence of a Grocery Outlet Trigger Event Cure (as defined below).

A “Trader Joe’s Trigger Event” is defined as (i) the date five calendar months prior to the expiration of the term of the Trader Joe’s lease or (ii) the date on which Trader Joe’s has vacated its space. A Trader Joe’s Trigger Event will end upon Trader Joe’s lease renewal or the space occupied by Trader Joe’s being fully released at no less than market rent for a term of at least five years and such tenant being in occupancy and commencing full rent payments (“Trader Joe’s Trigger Event Cure”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROSEVILLE SQUARE

A “Grocery Outlet Trigger Event” is defined as (i) the date five calendar months prior to the expiration of the term of the Grocery Outlet lease or (ii) the date on which Grocery Outlet has vacated its space. A Grocery Outlet Trigger Event will end upon Grocery Outlet lease renewal or the space occupied by Grocery Outlet being fully released at no less than market rent for a term of at least five years and such tenant being in occupancy and commencing full rent payments (“Grocery Outlet Trigger Event Cure”).

Property Management. The Roseville Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Roseville Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Right of First Refusal. AutoZone, which ground leases 7,500 square feet from the borrower, has a right of first refusal to purchase its respective space if at any time during the lease term the borrower receives a bona fide offer from a third party for the purchase of the Roseville Square Property that the borrower is otherwise willing to accept.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Roseville Square Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

Albany
68 miles
Vanderbilt
Mansion
Home of FDR
Natl. Historic
Site
Haviland
Eleanor
Roosevelt
Natl. Historic Site
New York
State Thruway
5 miles
Culinary
Institute of
America
Dorsey Ln
Fallkill
Park
Pleasant
Valley
Salt Point Tpke
AMTRAK
Albany Post Rd
Fairview
North Rd
Dutchess
County
Comm. College
Bedell Rd
Fulton St
Highland
Marist
College
MidHudson
Regional Hosp.
of Westchester
DUTCHESS
COUNTY
Van Wagner Rd
College
Hill Golf
Course
Dutchess Tpke
WALKWAY OVER
THE HUDSON
POUGHKEEPSIE
Smith St
Mid-Hudson
Bridge
Franny
Reese
State Park
Church St
Arlington
44 Plaza
15-59 Burnett Boulevard
Poughkeepsie, NY 12601
POUGHKEEPSIE
Vassar
Brothers
Medical Ctr.
Hooker Ave
Manchester Rd
ULSTER
COUNTY
Vassar
College
Vassar
Golf
Course
New Hackensack
Rd
Hudson River
METRO NORTH HUDSON LINE
Spratt
Park
Cedar Ave
Noxon Rd
Milton Tpke
Milton
Dutchess
Golf & Country
Club
McCann
Cavern GC
Spackenkill Rd
IBM
Red
Oaks Mill
Spackenkill
Casperkill
Country
Club
Crown
Heights
Dutchess
County
Airport
Vassar Rd
Old Post Rd
Poughkeepsie
Galleria
New Hackensack Rd
South Hills
Mall
Wappinger
Lake
Myers
Corner
Wappingers
Falls
N.Y. City
76 miles
Albany
Rensselaer
North
Adams
Greenfield
Pittsfield
Oneonta
NEW YORK
MASSACHUSETTS
CATSKILL
MOUNTAINS
Hudson
Northampton
Holyoke
SPRINGFIELD
CATSKILL
STATE
PARK
Kingston
Rhinebeck
Torrington
HARTFORD
Liberty
New
Paltz
Poughkeepsie
Monticello
Highland
CONNECTICUT
Waterbury
Newburgh
Middletown
Beacon
Carmel
West Point
Peekskill
Danbury
NEW
HAVEN
PA
BRIDGEPORT
NEW
JERSEY
Norwalk
Stamford
PATERSON
YONKERS
NEW YORK
CITY
NEWARK
LONG ISLAND
Hempstead
Patchogue
Morristown
Phillipsburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 44 Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$26,430,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$26,430,000			Location:	Poughkeepsie, NY
% of Initial Pool Balance:	2.7%			Size:	167,686 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$157.62
Borrower Name:	Capstone Plaza 44 LLC			Year Built/Renovated:	1972/2001
Sponsors:	Mitchell D. Adelstein, Brad Gillman, Robert Freidberg			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager:	Self-managed
Note Date:	December 31, 2014			3rd Most Recent Occupancy (As of):	94.1% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.6% (12/31/2012)
Maturity Date:	January 1, 2025			Most Recent Occupancy (As of):	96.1% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	96.1% (11/6/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,135,628 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,280,033 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,350,650 (TTM 10/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues:	$3,866,636
				U/W Expenses:	$1,525,053
				U/W NOI:	$2,341,582
				U/W NCF:	$2,139,964
Escrows and Reserve(2):				U/W NOI DSCR(1):	1.49x
				U/W NCF DSCR(1):	1.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.9%
Taxes	$155,518	$51,839	NAP	U/W NCF Debt Yield(1):	8.1%
Insurance	$18,901	$9,451	NAP	As-Is Appraised Value:	$37,000,000
Replacement Reserves	$2,790	$2,790	$100,200	As-Is Appraisal Valuation Date:	December 1, 2014
TI/LC Reserve	$14,000	$14,000	$840,000	Cut-off Date LTV Ratio(1):	71.4%
Deferred Maintenance	$22,619	$0	NAP	LTV Ratio at Maturity or ARD(1):	65.2%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the 44 Plaza Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $3,600,000 that accrues interest at an interest rate of 10.500% per annum and results in a combined Principal Balance Per SF of $179.08. All LTV, DSCR, Debt Yield and Cut-off date Principal Balance Per SF numbers shown in the chart above are based solely on the 44 Plaza Mortgage Loan. As of the Cut-off Date, the combined LTV Ratio is 81.2%, the combined U/W NCF DSCR is 1.09x, and the combined U/W NCF Debt Yield is 7.1%.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “44 Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Poughkeepsie, New York (the “44 Plaza Property”). The 44 Plaza Mortgage Loan was originated on December 31, 2014 by Prudential Mortgage Capital Company. The 44 Plaza Mortgage Loan had an original principal balance of $26,430,000, has an outstanding principal balance as of the Cut-off Date of $26,430,000 and accrues interest at an interest rate of 4.310% per annum. The 44 Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 44 Plaza Mortgage Loan matures on January 1, 2025.

Following the lockout period, the borrowers have the right to defease the 44 Plaza Mortgage Loan in whole, but not in part, on any date before October 1, 2024. In addition, 44 Plaza Mortgage Loan is prepayable without penalty on or after October 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$26,430,000	75.5%	Purchase price	$34,250,000	97.9%
Sponsor new cash contribution	4,970,830	14.2	Reserves	213,828	0.6
Mezzanine loan amount	3,600,000	10.3	Closing costs	537,002	1.5
Total Sources	$35,000,830	100.0%	Total Uses	$35,000,830	100.0%

The Property. The 44 Plaza Property is an anchored retail property comprising 167,686 square feet of rentable area located in Poughkeepsie, New York. The 44 Plaza Property was built in 1972, renovated in 2001, and is comprised of seven buildings and 25 tenant suites. The 44 Plaza Property is anchored by an approximately 69,449 square foot Stop & Shop Supermarket. The 44 Plaza Property also includes inline tenant suites, two outparcels and a Stop & Shop gas station with six pumps. The 44 Plaza Property is located at the northeast corner of Burnett Boulevard and US Route 44, a major east-west thoroughfare. The 44 Plaza Property is served by the city of Poughkeepsie bus system and is a featured stop on the “Shoppers Special” bus route, with hourly stops Monday through Friday. The 44 Plaza Property contains 769 parking spaces, resulting in a parking ratio of 4.6 parking spaces per 1,000 square feet of rentable area. As of November 6, 2014, the 44 Plaza Property was 96.1% occupied by 22 tenants.

The following table presents certain information relating to the tenancy at the 44 Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Major Tenants
Stop & Shop Supermarket	NR/NR/NR	69,449	41.4%	$21.47	$1,491,070	58.0%	$619(3)	4.6%(3)	12/31/2020
Key Bank	A-/Baa1/BBB+	2,838	1.7%	$56.38	$160,000	6.2%	NAV	NAV	7/31/2028
Big Lots	NR/NR/BBB-	32,640	19.5%	$4.63	$151,123	5.9%	$121(4)	7.7%(4)	1/31/2017
Dollar Tree	NR/NR/NR	11,100	6.6%	$10.50	$116,550	4.5%	NAV	NAV	9/30/2021
Goodyear Tire	B/B1/BB-	8,300	4.9%	$13.25	$110,000	4.3%	$200(4)	8.2%(4)	1/31/2018
Total Major Tenants		124,327	74.1%	$16.32	$2,028,743	78.9%

Non-Major Tenants		36,858	22.0%	$14.69	541,589	21.1%

Occupied Collateral Total		161,185	96.1%	$15.95	$2,570,332	100.0%

Vacant Space		6,501	3.9%

Collateral Total		167,686	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2015.
(3)	Sales PSF and Occupancy Costs for Stop & Shop Supermarket are based on the Annual U/W Base Rent and the trailing-twelve month December 31, 2013 sales and reimbursements.
(4)	Sales PSF and Occupancy Costs for Big Lots and Goodyear Tire are based on the Annual U/W Base Rent and the trailing-twelve month January 31, 2014 sales and reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

The following table presents certain information relating to the lease rollover schedule at the 44 Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	3,453	2.1%	3,453	2.1%	$51,778	$15.00
2016	2	2,916	1.7%	6,369	3.8%	$57,696	$19.79
2017	5	42,399	25.3%	48,768	29.1%	$314,297	$7.41
2018	4	16,880	10.1%	65,648	39.1%	$212,502	$12.59
2019	2	3,705	2.2%	69,353	41.4%	$56,635	$15.29
2020	2	71,384	42.6%	140,737	83.9%	$1,511,070	$21.17
2021	1	11,100	6.6%	151,837	90.5%	$116,550	$10.50
2022	1	2,880	1.7%	154,717	92.3%	$43,574	$15.13
2023	0	0	0.0%	154,717	92.3%	$0	$0.00
2024	1	630	0.4%	155,347	92.6%	$14,490	$23.00
2025	0	0	0.0%	155,347	92.6%	$0	$0.00
Thereafter	2	5,838	3.5%	161,185	96.1%	$191,740	$32.84
Vacant	0	6,501	3.9%	167,686	100.0%	$0	$0.00
Total/Weighted Average	22	167,686	100.0%			$2,570,332	$15.95

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 44 Plaza Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/6/2014 (2)
94.1%	96.6%	96.1%	96.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 44 Plaza Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	U/W $ per SF
Base Rent	$2,378,409	$2,462,946	$2,556,559	$2,570,332(1)	$15.33
Grossed Up Vacant Space	0	0	0	136,521	0.81
Total Reimbursables	687,717	750,237	851,810	1,363,290	8.13
Other Income	0	11,000	0	0	0.00
Less Vacancy & Credit Loss	(1,661)	(3,834)	(1,464)	(203,507)(2)	(1.21)
Effective Gross Income	$3,064,465	$3,220,349	$3,406,905	$3,866,636	$23.06

Total Operating Expenses	$928,837	$940,316	$1,056,255	$1,525,053	$9.09

Net Operating Income	$2,135,628	$2,280,033	$2,350,650	$2,341,582	$13.96
TI/LC	0	0	0	168,081	1.00
Reserves for Replacements	0	0	0	33,537	0.20
Net Cash Flow	$2,135,628	$2,280,033	$2,350,650	$2,139,964	$12.76

NOI DSCR	1.36x	1.45x	1.50x	1.49x
NCF DSCR	1.36x	1.45x	1.50x	1.36x
NOI DY	8.1%	8.6%	8.9%	8.9%
NCF DY	8.1%	8.6%	8.9%	8.1%

(1)	U/W Base Rent includes approximately $7,437 in contractual rent increases.
(2)	The underwritten economic vacancy is 5.0%. The 44 Plaza Property was 96.1% physically occupied as of November 6, 2014.

Appraisal. As of the appraisal valuation date of December 1, 2014, the 44 Plaza Property had an “as-is” appraised value of $37,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

Environmental Matters. The Phase I environmental report dated December 8, 2014 identified four recognized environmental conditions at the 44 Plaza Property which are further described herein:

(i) There is one 12,000-gallon, gasoline underground storage tank (“UST”) and one 8,000-gallon, gasoline UST associated with the Stop & Shop gas station. Both tanks were installed in April 2002 and are double-walled, fiberglass reinforced plastic with electronic monitoring leak detection. There is an automatic overfill shut-off. Associated piping is also double-walled fiberglass reinforced plastic with electronic monitoring leak detection. Both tanks are registered with the NYSDEC and a Petroleum Bulk Storage Certificate was issued on March 30, 2012 and expires May 8, 2017. Although the gasoline USTs are considered to represent a recognized environmental condition, given the functioning electronic leak detection system, no further assessment of these USTs is deemed necessary at this time.

(ii) A former drycleaner tenant with the use of perchloroethylene operated at the 44 Plaza Property in the 1970s and 1980s and possibly into early 1990s. The past drycleaner operations and storage practices are unknown. There is no additional information addressing the potential subsurface impact from the historical drycleaner operations. Since these activities were conducted during an era in which the use and disposal of hazardous materials was largely unregulated, there is potential for the release of hazardous materials, which represents a recognized environmental condition.

(iii) Two former heating oil USTs were located on the 44 Plaza Property in 1989. No further information, including closure documentation, relating to these two former USTs was available. There is potential for these two former USTs to have impacted the subsurface condition at the 44 Plaza Property and they are considered to represent recognized environmental conditions.

(iv) Five hydraulic lifts with in-ground hydraulic oil tanks are located in the Goodyear Tire space. Based upon the estimated age of installations (early 1970s), these lift systems may contain polychlorinated biphenyl in hydraulic fluids. No information regarding the structural integrity of the existing hydraulic lifts with in-ground tanks or their maintenance and replacement was available. An area of former oil/grease trap was observed sealed. The former oil/grease trap is presumed to have been used at this location from the 1970s to the late 1990s. The structural integrity of the belowground oil/grease trap is unknown. There is potential for subsurface impacts from the hydraulic lifts with in-ground tanks and the former oil/grease trap. The hydraulic lifts with in-ground tanks and the former oil/grease trap are considered to represent recognized environmental conditions.

An environmental insurance policy with an aggregate limit of $5,000,000 has been provided in lieu of an environmental indemnity or a potential Phase II assessment. The environmental insurance policy covers four times the environmental engineer’s estimate of mitigation costs of $1,250,000. The policy has a ten year term with a two year tail. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the Free Writing Prospectus.

Market Overview and Competition. The 44 Plaza Property is located in the Poughkeepsie-Newburgh-Middletown, New York metropolitan statistical area. The region is an intermodal transportation center, with Stewart International Airport located 25.3 miles north of the 44 Plaza Property in Newburgh and rail access is provided via the New Jersey Transit and Metro-North Railroad. In addition, the area also features an extensive highway system and bus system comprised of the Poughkeepsie Transit System and the Dutchess County LOOP bus system. IBM is one of the largest employers in the region with approximately 11,000 employees. The 44 Plaza Property is situated at the intersection of Burnett Boulevard and Dutchess Turnpike (Route 44), a major east-west thoroughfare. As of 2015, the estimated population within a three and five mile radius is 61,534 and 100,513 respectively. The estimated median household income within the same three and five-mile radii is $49,466 and $60,878 respectively.

The 44 Plaza Property is located in the Poughkeepsie retail submarket which contains approximately 4.2 million square feet of retail space as of the third quarter of 2014. Over the past five years, the submarket inventory increased by 1.0% and was accompanied by a positive 3.4% absorption and a 2.7% decrease in the vacancy rate. From the fourth quarter of 2013 through the third quarter of 2014, the retail submarket vacancy decreased from 7.5% to 6.9% with rents decreasing slightly from $13.33 to $13.14 per square foot on a triple net basis.

The following table presents certain information relating to some comparable retail properties provided in the appraisal for the 44 Plaza Property:

Competitive Set(1)

	44 Plaza (Subject)	Cosentino Commerce Center	Vista Technology Campus	Somers Commons	Hackensack Shopping Center	Wallington Plaza
Market	Poughkeepsie, NY	Commack, NY	Slingerlands, NY	Baldwin Place, NY	Hackensack, NJ	Wallington, NJ
Distance from Subject	--	69.0 miles	65.2 miles	25.5 miles	55.0 miles	74.8 miles

Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center

Year Built/Renovated	1972/2001	1999/NAP	2012/NAP	2002/NAP	1963/NAP	1979/NAP

Anchors	Stop & Shop, Big Lots, Dollar Tree	Shop Rite	Shop Rite	Stop & Shop	Pathmark	Shop Rite

Total GLA	167,686 SF	90,000 SF	65,000 SF	135,000 SF	173,887 SF	84,000 SF
Total Occupancy	96%	80%	100%	77%	96%	84%

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 PLAZA

The Borrowers. The borrower is Capstone Plaza 44 LLC, a single member Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 44 Plaza Mortgage Loan. The sole member and mezzanine borrower is Capstone Poughkeepsie Mezz Investors, LLC. Mitchell D. Adelstein, Robert Freidberg and Brad Gillman are guarantors of certain nonrecourse carveouts under the 44 Plaza Mortgage Loan.

The Sponsor. The sponsors are Mitchell D. Adelstein, Robert Freidberg and Brad Gillman. Mr. Adelstein, Mr. Freidberg and Mr. Gillman are managing partners of Capstone Realty Group (“Capstone”). Capstone was founded in 1998 to acquire, renovate, and develop properties in the New York metropolitan area. Since then, Capstone has completed 22 real estate transactions, comprising over 3.5 million square feet and has $500.0 million of total capitalization. Capstone currently owns and manages over 2.5 million square feet of office and retail properties in Northern New Jersey, Long Island, Westchester, Pennsylvania and Ohio.

Escrows. The loan documents provide for upfront reserves in the amount of $155,518 for taxes, $18,901 for insurance, $2,790 for replacement reserves, $22,619 for deferred maintenance, and $14,000 for tenant improvement and leasing commissions. The loan documents provide for monthly escrows in the amount of $51,839 for taxes, $9,451 for insurance, $2,790 for replacement reserves, subject to a cap of $100,200 and $14,000 for tenant improvements and leasing commissions, subject to a cap of $840,000.

Lockbox and Cash Management. The 44 Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower daily. During a Cash Management Period, all funds are swept into a lender controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the occurrence and continuance of a mezzanine loan event of default, or (iii) a Stop & Shop Trigger Event (as defined below). A Cash Management Period will end, with regard to clauses (i) and (ii), upon the cure of such event of default, and with regard to clause (iii), upon a Stop & Shop Trigger Event Cure (as defined below).

A “Stop & Shop Trigger Event” is defined as the date 12 calendar months prior to the expiration of the term of the Stop & Shop Lease, including any renewal options exercised.

A “Stop & Shop Trigger Event Cure” will occur upon (i) either (a) the renewal or extension by Stop & Shop of the Stop & Shop lease in accordance with the terms set forth in the loan documents, or (b) the occurrence of an Acceptable Tenant Event (as defined below) and (ii) the lender determines the funds held in the Stop & Shop reserve are sufficient to satisfy all tenant improvement and leasing commission obligations that are required by the renewal extension or new lease.

An “Acceptable Tenant Event” is defined as such time that (i) one or more tenants have leased and taken possession of the entire space previously occupied by Stop & Shop in accordance with the terms set forth in the loan agreement, which terms must, when taken as a whole, be no less than the terms set forth in the Stop & Shop Lease; (ii) each such tenant is in occupancy, open for business and has commenced rent payments; (iii) all landlord delivery and buildout obligations under the lease have been satisfied; (iv) receipt of an estoppel from the tenant confirming (ii) and (iii) has been received; and (v) no default has occurred and is then continuing under such lease.

Property Management. The 44 Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 44 Plaza Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None

Subordinate and Mezzanine Indebtedness. Prudential Mortgage Capital Company, LLC (the “44 Plaza Mezzanine Lender”) has originated a $3,600,000 mezzanine loan (the “44 Plaza Mezzanine Loan”) to Capstone Poughkeepsie Mezz Investors, LLC, a Delaware limited liability company that directly owns 100.0% of the 44 Plaza Mortgage Loan borrower. The 44 Plaza Mezzanine Loan accrues interest at an interest rate of 10.500% per annum and is interest-only for the first 24 payments and, thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 44 Plaza Mezzanine Loan matures on January 1, 2025. The rights of the 44 Plaza Mezzanine Loan Lender are further described under “Description of the Mortgage Pool-Subordinate and/or Other Financing-Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 44 Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

One and Two Summit Square Portfolio
1 One Summit Square Langhorne, PA
2 Two Summit Square Langhorne, PA
Flemington
Quakertown
Perkasie
Hopewell
Franklin Township
Lambertville
Princeton
PENNSYLVANIA
Doylestown
Harleysville
Pottstown
Montgomeryville
Newtown
Ewing
Hamilton Twp.
Lansdale
North Wales
Langhorne
TRENTON
Horsham
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Radnor
Malvern
Wayne
Ardmore
Mount Holly
Willingboro
PHILADELPHIA
Moorestown
Broomall
Media
Pennsauken
Mount Laurel
NEW JERSEY
Springfield
CAMDEN
Chester Heights
Cherry Hill
Medford Township
Chester
Bellmawr
Woodbury
Lindenwold
Claymont
Gloucester Township
DE
WILMINGTON
Swedesboro
Hopewell Township
Washington Crossing
Woodhill Rd.
Upper Makefield Township
Taylorsville Rd.
NEW JERSEY
PENNSYLVANIA
MERCER COUNTY
Wrightstown Rd.
Highland Rd.
Aquaduct Rd.
Ewing
Stoopville Rd.
Mt. Eyre Rd.
Delaware River
Garden of Reflection 9-11 Memorial
Delaware Canal State Park
Woodside Rd.
Eagle Rd.
Linton Hill Rd.
Washington Crossing
Quarry Rd.
Lindenhurst Rd.
Yardley
Village at Newtown
Lower Dowlington Rd.
Newtown
Woodside
Washington Ave.
Richboro
Twining Ford Rd.
Tyler State Park
Richboro Rd.
Edgewood Rd.
Northampton Valley Country Club
2nd St. Pike
Newtown-Richboro Rd.
Newtown
Bypass
Heacock Rd.
Stony Hill Rd.
SEPTA
Upper Holland Rd.
Middle Holland Rd.
Woodbourne Rd.
Langhorne-Yardley Rd.
Swamp Rd.
Saint Mary Medical Center
Lake Luxembourg
BUCKS COUNTY
Holland Rd.
Core Creek County Park
Woodbourne
Oxford Valley Rd.
Big Oak Rd.
Trenton, NJ 8 miles
Middletown Township
WOODBOURNE
Bristol Rd.
Buck Rd.
The Court at Oxford Valley
Buckleton Pike
Churchville Reservoir
Sesame Place
Oxford Valley Mall
Bridgetown Pike
Churchville County Park
Middletown Country Club
W. Maple Ave.
Fairless Hills
Langhorne
Oxford Valley GC
Chickenfoot Park
Gravel Hill Rd.
Old Lincoln Hwy
Lincoln Hwy.
Langhorne Shopping Center
Bridgetown Pike
Cairn University
Langhorne Manor
Trenton Rd.
Woodbourne Rd.
Bristol Rd.
LANGHORNE
Street Rd.
Feasterville
WEST TRENTON LINE
Bristol-Oxford Valley Rd.
Bellevue Ave.
New Falls Rd.
Edgely Rd.
Trevose
Brownsville Rd.
NESHAMINY FALLS
SEPTA
Hulmeville
MONTGOMERY COUNTY
TREVOSE
Old Lincoln Hwy.
Neshaminy Mall
Bensalem Blvd.
Levittown
Green Ln.
SOMERTON
Bensalem
FOREST HILLS
Richlieu Rd.
Pennsylvania Turnpike
Bath Rd.
PHILADELPHIA
Parx Casino and Racing
Gibson Rd.
Galloway Rd.
PHILADELPHIA COUNTY
Benjamin Rush Park
Ford Rd.
Philadelphia Intl. Airport 34 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 - One and Two Summit Square Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Walker & Dunlop Commercial Property Funding, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various-See Table
Original Principal Balance:	$26,000,000			Specific Property Type:	Various–See Table
Cut-off Date Principal Balance:	$26,000,000			Location:	Langhorne, PA
% of Initial Pool Balance:	2.7%			Size:	139,615 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$186.23
Borrower Names:	Summit Square Associates; Two Summit Associates, L.P.			Year Built/Renovated:	Various-See Table
Sponsors:	Carol Anne Gigliotti; Ronald Gigliotti			Title Vesting:	Fee
Mortgage Rate:	4.990%			Property Manager:	Self-managed
Note Date:	January 12, 2015			3rd Most Recent Occupancy (As of):	90.5% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.2% (12/31/2012)
Maturity Date:	February 1, 2025			Most Recent Occupancy (As of):	93.2% (12/31/2013)
IO Period:	24 months			Current Occupancy (As of)(2):	95.2% (12/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,433,169 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,661,023 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,841,801 (TTM 9/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	NAP
Additional Debt Type:	NAP
				U/W Revenues:	$3,600,270
Escrows and Reserves(1):				U/W Expenses:	$1,043,070
Type:	Initial	Monthly	Cap (If Any)	U/W NOI:	$2,557,200
Taxes	$196,302	$39,260	NAP	U/W NCF:	$2,364,400
Insurance	$24,367	$4,059	NAP	U/W NOI DSCR:	1.53x
Replacement Reserves	$0	$2,109	NAP	U/W NCF DSCR:	1.41x
TI/LC Reserve	$125,317	$14,050	NAP	U/W NOI Debt Yield:	9.8%
Free Rent Reserve	$71,383	$0	NAP	U/W NCF Debt Yield:	9.1%
Additional Collateral	$860,000	$0	NAP	As-Is Appraised Value:	$41,500,000
Environmental Reserve	$2,500	$0	NAP	As-Is Appraisal Valuation Date:	November 7, 2014
Deferred Maintenance	$27,500	$0	NAP	Cut-off Date LTV Ratio	62.7%
Sponsor Litigation Reserve	$125,000	$0	NAP	LTV Ratio at Maturity or ARD:	54.2%

(1)	See “Escrows” section.
(2)	Current Occupancy includes the 4,000 square foot Massage Envy tenant. Excluding the Massage Envy tenant, the combined physical occupancy is 92.3%. See chart in “The Properties” section.

The Mortgage Loan. The mortgage loan (the “One and Two Summit Square Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 118,666 square foot anchored retail property and the leasehold interest in a 20,949 square foot mixed use property located in Langhorne, Pennsylvania (the “One and Two Summit Square Portfolio Properties”). The One and Two Summit Square Portfolio Mortgage Loan was originated on January 12, 2015 by Walker & Dunlop Commercial Property Funding I WF, LLC. The One and Two Summit Square Portfolio Mortgage Loan had an original principal balance of $26,000,000, has an outstanding principal balance as of the Cut-off Date of $26,000,000 and accrues interest at an interest rate of 4.990% per annum. The One and Two Summit Square Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The One and Two Summit Square Portfolio Mortgage Loan matures on February 1, 2025.

Following the lockout period, the borrowers have the right to defease the One and Two Summit Square Portfolio Mortgage Loan in whole, but not in part, on any date before November 1, 2024. In addition, the One and Two Summit Square Portfolio Mortgage Loan is prepayable without penalty on or after November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$26,000,000	100.0%	Loan payoff(1)	$23,097,062	88.8%
			Reserves	1,432,369	5.5
			Closing costs	710,797	2.7
			Return of equity	759,772	2.9
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)  The One Summit Square property was previously securitized in JPMCC 2007-CB19.

The Properties. The One and Two Summit Square Portfolio Properties comprise a 118,666 square foot anchored retail property anchored by Giant Food Stores supermarket (“Giant”) and a 20,949 square foot mixed use property located in Langhorne, Pennsylvania.

The One Summit Square property is a five building, grocery-anchored retail center containing 118,666 square feet and situated on 15.3 acres located in Langhorne, Pennsylvania. The One Summit Square property was built in 1980 and reconfigured in 2009-2010 as a result of the relocation of Rite Aid and an expansion by Giant. Rite Aid moved to a newly constructed out-parcel located within the One Summit Square property. At the same time, the connection between Giant and the rest of the shopping center was demolished, allowing Giant to expand from approximately 33,000 square feet to 58,677 square feet. Giant has been in occupancy at the center since original construction in 1980. The One Summit Square property is 94.3% leased by 24 tenants.

The Two Summit Square property is a 20,949 square foot two-story building constructed in 2008 and situated on a 0.7 acre parcel located adjacent to the One Summit Square property. The Two Summit Square property contains four retail tenants which occupy a total of 11,174 square feet (53.3% of the net rentable square feet at the Two Summit Square property) and one office tenant which occupies a total of 9,775 square feet (46.7% of net rentable square feet). The office space is leased to Customers Bank through May 31, 2017. The Customers Bank office space, along with the 2,043 square foot Salon Gregory, occupy the second floor, while the ground floor is occupied by three other retail tenants. The Two Summit Square property is 100.0% leased and occupied by five tenants as of December 1, 2014.

The following table presents certain information relating to the One and Two Summit Square Portfolio Properties:

Property Name	Property Type	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut- off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)
One Summit Square	Retail	Anchored	$22,200,000	85.4%	94.3%(1)	1980/2010	118,666
Two Summit Square	Mixed Use	Retail/Office	$3,800,000	14.6%	100.0%	2008/NAP	20,949
Total/Weighted Average			$26,000,000	100.0%	95.2%		139,615

(1)
Occupancy for the One Summit Square property includes Massage Envy (4,000 square feet; 2.9% NRA). The anticipated lease commencement is April 1, 2015, which is the anticipated date that the landlord will deliver the premises to the tenant. Massage Envy is expected to open during the third quarter of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

The following table presents certain information relating to the tenancy at the One and Two Summit Square Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Anchor Tenant
Giant Food Stores	BBB/Baa3/BBB	58,677	42.0%	$18.25	$1,070,855	36.2%	NAV	NAV	9/30/2019(4)
Total Anchor Tenants		58,677	42.0%	$18.25	$1,070,855	36.2%

Major Tenants
Customers Bank	NR/NR/NR	12,175	8.7%	$22.05	$268,477	9.1%	NAV	NAV	Various(5)
Rite Aid Store 11109	B/Caa1/B+	11,186	8.0%	$21.46	$240,000	8.1%	NAV	NAV	10/30/2029(6)
Mt Fuji Japanese Steakhouse	NR/NR/NR	5,177	3.7%	$24.86	$128,700	4.4%	NAV	NAV	7/31/2019
CMP Junior Deli	NR/NR/NR	4,000	2.9%	$29.85	$119,400	4.0%	NAV	NAV	4/30/2017
Massage Envy(7)	NR/NR/NR	4,000	2.9%	$25.00	$100,000	3.4%	NAV	NAV	3/31/2025
Einstein/ Noah Bagel Corp.	NR/NR/B+	3,083	2.2%	$28.41	$87,595	3.0%	NAV	NAV	11/30/2016
Total Major Tenants		39,621	28.4%	$23.83	$944,172	31.9%

Non-Major Tenants		34,557	24.8%	$27.25	$941,724	31.8%

Occupied Collateral Total		132,855	95.2%	$22.26	$2,956,751	100.0%

Vacant Space		6,760	4.8%

Collateral Total		139,615	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2015.
(3)	Tenants are not required to report sales figures under their respective leases.
(4)	Giant Food Stores has eight, 5-year lease extension options remaining.
(5)
Customers Bank is a tenant at both the One Summit Square property and the Two Summit Square property under two separate leases. Its lease at the One Summit Square property encompasses 2,400 square feet, accounts for 1.7% of the net rentable area, 2.8% of the annual underwritten base rent and expires April 30, 2017. Its lease at the Two Summit Square property encompasses 9,775 square feet, accounts for 7.0% of the net rentable area, 6.3% of the annual underwritten base rent and expires May 31, 2017.

(6)	Rite Aid can terminate its lease at any time with 180 days’ notice. Such termination would trigger a cash flow sweep under the loan documents.
(7)
The Massage Envy lease expiration date is estimated based on a lease commencement of April 1, 2015, the anticipated date that the landlord will deliver the premises to the tenant. Massage Envy is expected to open during the third quarter of 2015. An escrow of $58,333 for gap rent related to the Massage Envy space was collected at closing, equivalent to seven months of base rent.

The following table presents certain information relating to the lease rollover schedule at the One and Two Summit Square Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	2,770	2.0%	2,770	2.0%	$75,836	$27.38
2016	4	6,983	5.0%	9,753	7.0%	$192,835	$27.61
2017	5	19,365	13.9%	29,118	20.9%	$481,899	$24.89
2018	4	8,590	6.2%	37,708	27.0%	$221,537	$25.79
2019	7	71,918	51.5%	109,626	78.5%	$1,421,264	$19.76
2020	1	800	0.6%	110,426	79.1%	$22,496	$28.12
2021	2	3,643	2.6%	114,069	81.7%	$96,036	$26.36
2022	0	0	0.0%	114,069	81.7%	$0	$0.00
2023	2	3,600	2.6%	117,669	84.3%	$104,848	$29.12
2024	0	0	0.0%	117,669	84.3%	$0	$0.00
2025	1	4,000	2.9%	121,669	87.1%	$100,000	$25.00
Thereafter	1	11,186	8.0%	132,855	95.2%	$240,000	$21.46
Vacant	0	6,760	4.8%	139,615	100.0%	$0	$0.00
Total/Weighted Average	29	139,615	100.0%			$2,956,751	$22.26

(1)	Information obtained from the underwritten aggregate rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

The following table presents historical occupancy percentages at the One and Two Summit Square Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/1/2014(2)(3)
90.5%	93.2%	93.2%	95.2%

(1)	Information provided by the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)
Occupancy for the One Summit Square property includes the Massage Envy (4,000 square feet; 2.9% NRA) tenant. The anticipated lease commencement is April 1, 2015, which is the anticipated date that the landlord will deliver the premises to the tenant. Massage Envy is expected to open during the third quarter of 2015. Excluding Massage Envy the combined physical occupancy is 92.3%.

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One and Two Summit Square Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W	U/W $ per SF
Base Rent	$2,695,947	$2,860,617	$2,975,613	$2,956,751	$21.18
Grossed Up Vacant Space	0	0	0	189,280	1.36
Total Reimbursables	663,752	648,026	847,544	706,899	5.06
Other Income	49,300	92,704	(1,501)	19,376	0.14
Less Vacancy &Credit Loss	0	0	0	(272,037)(1)	(1.95)
Effective Gross Income	3,408,999	$ 3,601,347	$3,821,656	$3,600,270	$25.79

Total Operating Expenses	$975,830	$940,324	$979,855	$1,043,070	$7.47

Net Operating Income	$2,433,169	$2,661,023	$2,841,801	$2,557,200	$18.32
TI/LC	0	0	0	168,577	1.21
Capital Expenditures	0	0	0	24,222	0.17
Net Cash Flow	$2,433,169	$2,661,023	$2,841,801	$2,364,400	$16.94

NOI DSCR	1.45x	1.59x	1.70x	1.53x
NCF DSCR	1.45x	1.59x	1.70x	1.41x
NOI DY	9.4%	10.2%	10.9%	9.8%
NCF DY	9.4%	10.2%	10.9%	9.1%

(1)	The underwritten economic vacancy is 7.0%. The One and Two Summit Square Portfolio Properties were 95.2% leased and 92.3% physically occupied as of December 1, 2014.

Appraisal. As of the appraisal valuation date of November 7, 2014, the One and Two Summit Square Portfolio Properties had an aggregate “as-is” appraised value of $41,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 12, 2015, there was evidence of a controlled recognized environmental condition at the One Summit Square property relating to Summit Cleaners, a tetrachloroethylene dry cleaner, having been a tenant at the One Summit Square property from 1981 to 2010. The tenant space occupied by Summit Cleaners was demolished in 2010, and an asphalt parking lot is now located in the former space. Contamination was identified at the One Summit Square property in 2003. According to the Phase I environmental site assessment dated August 14, 2014 for the Two Summit Square property, no contamination was identified, as the areas of contamination associated with Summit Cleaners are approximately 500 feet from the Two Summit Square property. It is not expected that the contaminated groundwater will migrate onto the Two Summit Square property or that contaminated soil vapor will enter the building. Summit Square Associates, one of the borrowers, received a letter from the Pennsylvania Department of Environmental Protection in 2010, which required Summit Square Associates to abide by an environmental covenant; however, Summit Square Associates is not currently in compliance with the requirements of the environmental covenant. Pursuant to the loan agreement, the borrowers are required to bring the One Summit Square property into compliance with the environmental covenant no later than May 12, 2015. Additionally, a recourse carveout is in place for any losses associated with the environmental covenant and remediation. Lastly, $860,000 was reserved upfront until Summit Square Associates provides satisfactory evidence that it is in compliance with the requirements of the environmental covenant and other conditions relating to the Massage Envy lease are satisfied. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the Free Writing Prospectus.

Market Overview and Competition. The One and Two Summit Square Portfolio Properties are located on the southwest corner of Route 413 and Summit Trace Road in Bucks County, Pennsylvania. As of the 2010 Census, the Philadelphia metropolitan statistical area is the sixth largest population center in the United States, recording a population of approximately 6.0 million, which has increased approximately 5.0% since 2000. Bucks County reported a population of approximately 625,000, an increase of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

approximately 4.6% since 2000. Top employers in the area include St. Mary Medical Center, Woods Services, Doylestown Hospital, Grand View Hospital and Sesame Place.

Within a one, three and five mile radius of the One and Two Summit Square Portfolio Properties, the estimated 2014 population is 7,168, 50,586, and 136,886, respectively, with median household incomes of $87,015, $91,978, and $88,307, respectively, within the same radii. According to a third party research firm, the One and Two Summit Square Portfolio Properties are located in the Bucks County submarket and as of the second quarter 2014, the total retail inventory in the submarket totaled approximately 8.7 million square feet. As of the second quarter, Bucks County had reported positive absorption of 18,000 square feet, a direct vacancy rate of 6.6% and average asking rents of $20.08 per square foot on a triple net basis. The appraiser concluded to rental rates of $26.00 per square foot to $28.00 per square foot for the in-line space, $22.00 per square foot for the Rite Aid space and $18.50 per square foot for the Giant space, all on a triple net basis.

The following table presents certain information relating to comparable retail properties for the One and Two Summit Square Portfolio Properties:

Competitive Set(1)

	One and Two Summit Square Portfolio (Subject)	Village Shires Shopping Center	Village at Newtown South	Goodnoes Corner	Village at Newtown	Newtown Shopping Center
Location	Langhorne, PA	Holland, PA	Newtown, PA	Newtown, PA	Newtown, PA	Newtown, PA
Distance from Subject	--	4.7 miles	2.4miles	2.5 miles	2.5 miles	3.0 miles
Property Type	Various	Retail	Retail	Retail	Retail	Retail
Year Built / Renovated	Various	NAV	NAV	NAV	NAV	NAV
Anchor	Giant	NAP	PetSmart, Ace Hardware	NAP	McCaffrey’s Food Market	Acme Markets, Staples, Bed Bath & Beyond
Total GLA	139,615 SF	36,691 SF	130,059 SF	63,944 SF	175,617 SF	170,754 SF
Total Occupancy	95%	81%	98%	100%	96%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers are Summit Square Associates and Two Summit Associates L.P. Both borrowers are Pennsylvania limited partnerships and each have one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the One and Two Summit Square Mortgage Loan. Ronald D. (“Ron”) Gigliotti and Carol Anne Gigliotti are the nonrecourse carve-out guarantors under the One and Two Summit Square Portfolio Mortgage loan, as are three trusts: (i) SS-VS Trust A u/t Christopher Gigliotti, Sr. FBO Carole Gigliotti, (ii) Two Summit Trust u/t Christopher Gigliotti, Sr. FBO Carole Gigliotti and (iii) SS-VS Trust E u/t Christopher Gigliotti, Sr. FBO Ronald D. Gigliotti.

The Sponsors. The sponsors are Carol Anne Gigliotti and Ron Gigliotti. Ron Gigliotti is the 100% controlling member of the One Summit Square borrower and 50% controlling member of Two Summit Square borrower. Mr. Gigliotti serves as the day-to-day operator of the One and Two Summit Square Portfolio Properties. Mr. Gigliotti recently emerged from Chapter 11 bankruptcy as a result of the settlement of his late father’s estate and is currently a defendant in a lawsuit with a maximum exposure of $100,000. See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” and “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents require upfront reserves of $196,302 for real estate taxes, $24,367 for insurance premiums, $27,500 for deferred maintenance, $125,317 for Massage Envy tenant improvements and leasing commissions, $125,000 for potential Sponsor litigation exposure, $58,333 for seven months of free rent for Massage Envy, $13,050 for three months of free rent for C2 Education, $2,500 for reporting associated with compliance with the environmental covenant and $860,000 for an Additional Collateral Reserve (held in cash), which will be returned to the Borrower upon (i) Massage Envy being in occupancy and paying full unabated rent and (ii) evidence of compliance with the environmental covenant. The loan documents require monthly deposits of $39,260 for real estate taxes; $4,059 for insurance; $14,050 for tenant improvements and leasing commissions; and $2,109 for replacement reserves.

Lockbox and Cash Management. The One and Two Summit Square Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Funds are then swept into a cash management account controlled by the lender, and, prior to the occurrence of a Cash Trap Event Period (as defined below) or a Primary Lease Termination/Extension Event (as defined below), excess funds are distributed to the borrowers’ operating account. During a Cash Trap Event Period, all excess cash flow is deposited into the excess cash reserve account controlled by the lender. During a Primary Lease Termination/Extension Event, all excess cash flow is deposited by the lender into the Primary Lease (as defined below) reserve account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio being less than 1.20x (calculated on a trailing three month basis), (iii) a Primary Lease Termination/Extension Event (as defined below), and (iv) a Major Lease Trigger Event (as defined below). A Cash Trap Event Period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE AND TWO SUMMIT SQUARE PORTFOLIO

will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date the amortizing debt service coverage ratio is at least 1.30x for two consecutive calendar quarters; with regard to clause (iii), upon the occurrence of a Primary Lease Termination/Extension Event Cure (as defined below); or with regard to clause (iv), upon the occurrence of a Major Lease Trigger Event Cure (as defined below).

A “Primary Lease” means each of the Giant Food Stores lease and the Rite Aid lease. A “Primary Lease Termination/Extension Event” means (i) with respect to Giant, the failure to extend the term of the Primary Lease 12 months for a term of at least five years (either on the terms set forth in the Primary Lease or on other terms and conditions satisfactory to the lender), and (ii) with respect to Rite Aid, Rite Aid exercising the termination option under, its Primary Lease. A “Primary Lease Termination/Extension Event Cure” means with respect to clause (i) and (ii), either (a) the execution and delivery of an approved lease extension of the Primary Lease along with an executed estoppel, or (b) the execution and delivery of a lender-approved replacement lease for the entirety of the Primary Lease space, along with an executed estoppel; provided that no Cash Trap Event Period has occurred and is continuing.

“Major Lease” means (i) any lease which, either individually or when taken together with any other lease with the same tenant or its affiliates, comprises in excess of 10,000 square feet of the One and Two Summit Square Portfolio Properties, (ii) any lease to a tenant that comprises more than 10.0% of the gross income of either the One Summit Square property or Two Summit Square property (individually or combined), or (iii) a Primary Lease.

A “Major Lease Trigger Event” will commence if any tenant under a Major Lease (i) defaults, (ii) terminates, goes dark, sublets or assigns such Major Lease space or gives notice of its intent to vacate, or (iii) becomes a debtor in any bankruptcy or other insolvency proceeding. A “Major Lease Trigger Event Cure” will occur with regard to clause (i), upon a cure of the default under the applicable Major Lease, with regard to clause (ii) upon the execution and delivery of an approved replacement lease and executed estoppel for the entirety of each Major Lease space, or with regard to clause (iii) if such tenant is no longer a debtor in any bankruptcy or insolvency proceeding and affirms its lease.

Property Management. The One and Two Summit Square Portfolio Properties are managed by an affiliate of the borrower.

Assumption. 12 months after the note date, the borrowers have the right to transfer the One and Two Summit Square Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee and transferee’s principal have creditworthiness, reputation, and qualifications to the lender’s satisfaction, as well as an aggregate net worth and liquidity reasonably acceptable to the lender; (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates; and (vi) the lender has received evidence acceptable to the lender that the ground lessor has consented to the transfer and the ground lease will be assigned to such transferee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Two Summit Square property is subject to a ground lease dated November 27, 2007, as further amended on August 18, 2014 and December 31, 2014 (the “Ground Lease”), which expires on November 27, 2032. The Ground Lease has 14 five-year renewal options, which, if all such renewal options are exercised, would extend the expiration of the Ground Lease to November 26, 2102. The lessor under the ground lease is Summit Square Associates, a single purpose entity and one of the borrowers. The Ground Lease is subordinate to the One Summit Square and Two Summit Square Portfolio Mortgage Loan, which encumbers both the leasehold interest and the fee interest under the Ground Lease. The current annual ground rent payment is $18,000 throughout the term of the Ground Lease, including during any of the renewal options.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the One and Two Summit Square Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

Creekside Corners
5301 West Fairington Parkway
Lithonia, GA 30038
ATLANTA
Brookhaven
North Druid Hills
North Decatur
Druid Hills
Emory University
Decatur
Scottdale
Clarkston
Tucker
Lilburn
GWINNETT COUNTY
Mountain Park
Stone Mountain
Georgia's Stone Mountain Park
Pine Lake
DEKALB COUNTY
Avondale Estates
East Atlanta
Belvedere
Redan
Lithonia
Gresham Park
Panthersville
Ellenwood
Conley
Forest Park
Lake City
Morrow
Stockbridge
HENRY COUNTY
CLAYTON COUNTY
FULTON COUNTY
Downtown Atlanta 3 miles
Hartsfield-Jackson Atlanta Intl. Airport 5 miles
DeKalb-Peachtree Airport
Mercer University
Northlake Mall
Northlake Medical Center
Centers for Disease Control (CDC)
Atlanta VA Medical Center
Emory University Hospital
DeKalb Medical Ctr.
DeKalb Technical College
Agnes Scott College
North DeKalb Mall
Druid Hills Golf Course
East Lake Country Club
Galleria at South DeKalb
Exchange Park
Georgia Perimeter College
Atlanta Intl. Golf and Country Club
Southeast Athletic Complex
DeKalb Medical Ctr. Lithonia
Metropolitan Golf Course
The Mall at Stonecrest
Davidson-Arabia Mountain Park
Mystery Valley Golf Course
Smoke Rise Golf and Country Club
Stone Mountain Golf Course
Stone Mountain Lake
Yellow River Park
Clayton State University
Southlake Mall
Fort Gillem
Swan Lake
MARTA
Stone Mountain Frwy.
Ponce de Leon Ave.
Hugh Howell Rd.
Henderson Rd.
LaVista Rd.
Scott Blvd.
Memorial Dr.
Hairston Rd.
Rockbridge Rd.
Stephenson Rd.
Annistown Rd.
Deshong Rd.
Shadow Rock Rd.
Stone Mountain-Lithonia Rd.
Panola Rd.
Redan Rd.
Glenwood Ave.
McAfee Rd.
Flat Shoals Pkwy.
Columbia Dr.
Snapfinger Rd.
Union Grove Rd.
Evans Mill Rd.
Turner Hill Rd.
River Rd.
Boulder crest Rd.
Panthersville Rd.
Fairview Rd.
East Atlanta Rd.
Stagecoach Rd.
Rex Rd.
Lake Harbin Rd.
Forest Pkwy.
Alpharetta
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
Douglasville
East Point

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Creekside Corners

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$23,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$23,500,000			Location:	Lithonia, GA
% of Initial Pool Balance:	2.4%			Size:	444 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$52,928
Borrower Name:	HPI Creekside LLC			Year Built/Renovated:	2001/NAP
Sponsors:	Matthew A. Sharp and J. David Kelsey			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	December 23, 2014			3rd Most Recent Occupancy (As of):	91.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.1% (12/31/2012)
Maturity Date:	January 6, 2025			Most Recent Occupancy (As of):	94.3% (12/31/2013)
IO Period:	48 months			Current Occupancy (As of):	91.0% (12/16/2014)
Loan Term (Original):	120 Months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,073,682 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,141,750 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,172,197 (TTM 10/31/2014)
Lockbox Type:	Springing (without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$4,136,353
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$2,098,151
				U/W NOI:	$2,038,202
				U/W NCF:	$1,927,202
				U/W NOI DSCR:	1.42x
Escrows and Reserves(2):				U/W NCF DSCR:	1.34x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$200,922	$47,839	NAP	As-Is Appraised Value:	$33,650,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 26, 2014
Replacement Reserves	$0	$9,250	NAP	Cut-off Date LTV Ratio:	69.8%
Deferred Maintenance	$249,875	$0	NAP	LTV Ratio at Maturity or ARD:	62.6%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Creekside Corners Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 17-building, class A, garden-style multifamily property located in Lithonia, Georgia (the “Creekside Corners Property”). The Creekside Corners Mortgage Loan was originated on December 23, 2014 by Rialto Mortgage Finance, LLC. The Creekside Corners Mortgage Loan had an original principal balance of $23,500,000, has an outstanding principal balance as of the Cut-off Date of $23,500,000 and accrues interest at an interest rate of 4.560% per annum. The Creekside Corners Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Creekside Corners Mortgage Loan matures on January 6, 2025.

Following the lockout period, the borrower has the right to defease the Creekside Corners Mortgage Loan in whole, but not in part, on any date before October 6, 2024. In addition, the Creekside Corners Mortgage Loan is prepayable without penalty on or after October 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$23,500,000	72.0%	Purchase Price	$32,000,000	98.1%
Sponsor’s new cash contribution	9,125,214	28.0	Reserves	450,797	1.4
			Closing costs	174,417	0.5
Total Sources	$32,625,214	100.0%	Total Uses	$32,625,214	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

The Property. The Creekside Corners Property is a 444-unit, class A, garden-style, multifamily property consisting of 17 two-, three- and four-story buildings situated on a 37.0-acre site located in Lithonia, Georgia. The Creekside Corners Property is located approximately 15.0 miles east of the Atlanta central business district. The unit mix consists of 166 one-bedroom/one-bathroom units, 244 two-bedroom/two-bathroom units, and 34 three-bedroom/two-bathroom units. Community amenities consist of a leasing office/clubhouse, business center, fitness center, swimming pool, laundry facility, play-ground, gated community, garage parking and convenient access to public transportation. Unit amenities include nine-foot ceilings, large closets, dishwashers, extra storage space, individual climate controls, private balcony/patio, and air conditioning. Select units also feature ceiling fans, fireplaces and washer/dryers. The Creekside Corners Property contains 756 parking spaces, reflecting an overall parking ratio of 1.7 spaces per unit. As of December 16, 2014, the Creekside Corners Property was 91.0% occupied.

The following table presents certain information relating to the unit mix of the Creekside Corners Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly U/W Rent per Unit
One Bedroom	166	37.4%	771	$672
Two Bedroom	244	55.0%	1,102	$817
Three Bedroom	34	7.7%	1,345	$974
Total/Weighted Average	444	100.0%	996	$775

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Creekside Corners Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/16/2014(2)
91.4%	94.1%	94.3%	91.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Creekside Corners Property:

Cash Flow Analysis

	2012		2013		TTM 10/31/2014		U/W		U/W $ per Room(1)
Base Rent	$4,632,324		$4,489,938		$4,257,209		$3,756,024		$8,460
Grossed Up Vacant Space	0		0		0		370,824		835
Concessions	(806,677)		(569,256)		(183,490)		(183,490	)(1)	(413)
Other Income	621,546		696,008		642,924		642,924		1,448
Less Vacancy & Credit Loss	(455,371)		(447,189)		(476,891)		(449,929	)(2)	(1,013)

Effective Gross Income	$3,991,822		$4,169,501		$4,239,752		$4,136,353		$9,316

Total Operating Expenses	$1,918,140		$2,027,751		$2,067,555		$2,098,151		$4,726

Net Operating Income	$2,073,682		$2,141,750		$2,172,197		$2,038,202		$4,591
Capital Expenditures	0		0		0		111,000		250
Net Cash Flow	$2,073,682		$2,141,750		$2,172,197		$1,927,202		$4,341

NOI DSCR	1.44	x	1.49	x	1.51	x	1.42	x
NCF DSCR	1.44	x	1.49	x	1.51	x	1.34	x
NOI DY	8.8%		9.1%		9.2%		8.7%
NCF DY	8.8%		9.1%		9.2%		8.2%

(1)
Historical concessions from 2011 to 2013 are higher due to a change in accounting methodology at the Creekside Corners Property. Beginning January 2014, the accounting changed from modified cash to accrual as such, Base Rent and concessions decreased in 2014 in comparison to prior years.

(2)	The underwritten vacancy is 15.3%. The Creekside Corners Property was 91.0% physically occupied as of December 16, 2014.

Appraisal. As of the appraisal valuation date of November 26, 2014, the Creekside Corners Property had an “as-is” appraised value of $33,650,000.

Environmental Matters. According to a Phase I environmental assessment dated December 11, 2014, there was no evidence of any recognized environmental conditions at the Creekside Corners Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

Market Overview and Competition. The Creekside Corners Property is located in Lithonia, Georgia, approximately 15.0 miles east of the Atlanta central business district. The Atlanta metropolitan statistical area is the ninth largest in the United States and the largest in Georgia. With an estimated 2015 population of nearly 5.6 million, the Atlanta metropolitan statistical area accounts for 55.6% of the total population of Georgia. According to third party market reports, the Atlanta metropolitan statistical area experienced an annual population growth rate of 2.2% from 2000 to 2010, 1.6% from 2010 to 2014, and is projected to grow 1.2% annually through 2019. According to a government research report, the Atlanta metropolitan statistical area’s unemployment rate was 7.3% as of September 2014. In comparison, the state and national unemployment rates were 7.5% and 5.9%, respectively.

Primary access to the Creekside Corners Property’s neighborhood is provided by Interstate 285 and Interstate 20. Interstate 285 is Atlanta’s beltway, providing access to all the interstates in the region and major thoroughfares throughout the metropolitan statistical area. Access to Interstate285 is located approximately five miles west of the Creekside Corners Property. Access to Interstate 20 is located approximately a half-mile north of the Creekside Corners Property. Intersate 20 extends in an east/west direction and provides direct access to the Atlanta central business district. The Creekside Corners Property’s neighborhood consists of a mix of commercial development along major surface streets and residential development along secondary streets. Retail development is primarily located at the intersection of Fairington Road and Panola Road, approximately one half mile north of the Creekside Corners Property, as well as the Mall at Stonecrest, approximately five miles east of the Creekside Corners Property. Retailers at the Fairington Road/Panola Road intersection include Lowe’s, Walmart, Publix, Walgreens, several freestanding restaurants, and gas stations. The Mall at Stonecrest, which opened in 2001, is a 1.2 million square foot super-regional mall anchored by Sears, AMC Theaters, JC Penney, Macy’s, Kohl’s, and Dillard’s. According to a third party market research report, the 2015 estimated population within a one-, three-, and five-mile radius of the Creekside Corners Property is 11,552, 70,509, and 160,563, respectively. The 2015 average estimated household income within the same radii is $43,621, $52,880, and $55,926, respectively. From 2000 to 2015, the population within a five-mile radius grew approximately 15.1%.

According to a third party market research report, the Creekside Corners Property is located in the Atlanta multifamily market and the Interstate 20 East submarket. As of third quarter 2014 the Atlanta market consisted of 367,881 units with a 5.5% vacancy rate and monthly asking rent of $924 per unit. As of the third quarter 2014, the Interstate 20 East submarket consisted of 12,081 units with a 4.6% vacancy rate and monthly asking rent of $828 per unit.

The following table presents certain information relating to some comparable multifamily properties for the Creekside Corners Property:

Competitive Set(1)

	Creekside Corners Property (Subject)	Creekside Crossing	Walden Brook	Ashley Vista	Lexington on the Green	The Retreat at Stonecrest	Wesley Providence
Location	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA	Lithonia, GA
Distance to Subject	NAP	0.5 miles	1.0 mile	2.3 miles	2.3 miles	4.8 miles	4.5 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	444	280	256	312	216	276	579
Effective Rent (per unit)	$775	$905	$848	$832	$914	$798	$885
1 Bedroom	$647-$688	$785-$935	$765-$810	$712-$722	$830	$725	$798-$826
2 Bedroom	$801-$834	$785-$1,030	$860	$826-$870	$932-$945	$825-$860	$913-$938
3 Bedroom	$974	$1,130	$955	$989	$1,023	$995	$1,163
Utilities	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant
Total Occupancy	91%	97%	93%	92%	97%	94%	90%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower, HPI Creekside LLC, is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Creekside Corners Mortgage Loan. Matthew A. Sharp and J. David Kelsey are the guarantors of certain non-recourse carveouts under the Creekside Corners Loan. Matthew A. Sharp and J. David Kelsey also serve as the guarantor of certain nonrecourse carveouts for the Hartshire Apartments Loan, which has a Cut-off Date Principal Balance of $16,000,000 and is expected to be contributed to the WFCM 2015-C26 Trust. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Free Writing Prospectus.

The Sponsor. The sponsors, Matthew A. Sharp and J. David Kelsey, are the sole members and co-founders of Hamilton Point Investments, LLC, which was formed in 2009 for the purpose of investing in and managing commercial real estate investments. Hamilton Point Investments, LLC has a staff of over 120 employees and is headquartered in Old Lyme, Connecticut. Hamilton Point Investments, LLC is a principal owner in 19 apartment projects with over 4,300 units located in Connecticut, Georgia, North Carolina, South Carolina, Arkansas, Louisiana, Mississippi, Indiana and Ohio.

Escrows. The loan documents provide for upfront reserves in the amount of $200,922 for real estate taxes and $249,875 for deferred maintenance. The loan documents require ongoing monthly escrow deposits of $47,839 for real estate taxes and $9,250 for replacement reserves. Ongoing monthly escrow deposits for insurance will not be collected as long as an approved blanket insurance policy is in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CREEKSIDE CORNERS

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the Creekside Corners Mortgage Loan requires the borrower to establish a lender-controlled lockbox account and that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Other than during a Cash Sweep Event Period (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; (iv) any bankruptcy action of the manager; or (v) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured; with respect to clause (ii) when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; with respect to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed; with respect to clause (iv) when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions; and with respect to clause (v) once the trailing 12-month debt service coverage ratio is greater than 1.25x for two consecutive quarters among other conditions. A Cash Management Trigger Event cure may occur no more than four times during the term of the Creekside Corners Mortgage Loan.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.20x.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of the guarantor; (iv) any bankruptcy action of the manager; or (v) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event Period will end with respect to clause (i), when such event of default has been cured: with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions; with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed; with respect to clause (iv), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions; and with respect to clause (v), once the trailing twelve month debt service coverage ratio is greater than 1.15x for two consecutive quarters, among other conditions.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

Property Management. The Creekside Corners Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Creekside Corners Property 90 days after a securitization, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a replacement recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, KBRA, Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. An affiliate of the borrower has the right to incur mezzanine debt subject to the satisfaction of certain conditions including: (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined amortizing debt service coverage ratio is not less than 1.25x; and (iv) receipt of rating agency confirmations from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C26 Certificates.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Creekside Corner Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Staybridge Suites – North Everett

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$22,000,000			Specific Property Type:	Extended Stay
Cut-off Date Principal Balance:	$21,917,921			Location:	Mukilteo, WA
% of Initial Pool Balance:	2.3%			Size:	134 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$163,567
Borrower Name:	Mukilteo Hotel SPE, LLC			Year Built/Renovated:	2010/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.480%			Property Manager:	Self-managed
Note Date:	October 29, 2014			3rd Most Recent Occupancy (As of):	80.6% (4/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.4% (4/30/2013)
Maturity Date:	November 11, 2024			Most Recent Occupancy (As of):	82.6% (4/30/2014)
IO Period:	None			Current Occupancy (As of):	88.1% (11/30/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(6):	$2,655,153 (TTM 4/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(6):	$2,570,292 (TTM 4/30/2014)
Call Protection:	L(27), GRTR 1% or YM or D(89),O(4)			Most Recent NOI (As of)(6):	$2,931,012 (TTM 11/30/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine			U/W Revenues:	$5,546,974
				U/W Expenses:	$3,082,076
				U/W NOI:	$2,464,898
				U/W NCF:	$2,243,019
				U/W NOI DSCR:	1.85x
Escrows and Reserves:				U/W NCF DSCR:	1.68x
				U/W NOI Debt Yield:	11.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.2%
Taxes	$30,096	$10,032	NAP	As-Is Appraised Value:	$29,900,000
Insurance(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 22, 2014
FF&E Reserve	$0	$18,471(4)	NAP	Cut-off Date LTV Ratio:	73.3%
PIP Reserve(5)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	59.4%

(1)	The sponsors are Nizar Damji, Mariyam Damji, Shaiza Damji and Feyrouz Damji Kurji.
(2)
Upon substantial completion of the Hotel Expansion (defined below), the borrower may incur mezzanine debt in an amount to pay off any construction loan related to the Hotel Expansion, provided certain provisions are satisfied, including, but not limited to: (i) the combined amortizing net cash flow debt service coverage ratio is not less than 1.35x; (ii) the combined net cash flow debt yield is not less than 10.0%;and (iii) the combined loan-to-value ratio is not greater than 75.0%.

(3)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Staybridge Suites – North Everett Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(4)
Ongoing monthly reserves for FF&E are required in an amount equal to the greater of (i) $18,471 or (ii) one twelfth of 4.0% of room revenue for the prior fiscal year (initially estimated to be $18,471).

(5)
If any replacements or alterations to the Staybridge Suites – North Everett Property are required by the franchisor (“PIP Work”), borrower must deposit (within 15 days of receipt of notice from the franchisor) an amount equal to 125% of the estimated costs to complete such PIP Work, as reasonably determined by lender, less any funds in the FF&E reserve at the time of the request.

(6)	See “Cash Flow Analysis” section.

The Staybridge Suites – North Everett mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering a five-story, extended stay hotel located in Mukilteo, Washington, approximately 23.1 miles north of the Seattle central business district (the “Staybridge Suites - North Everett Property”). Built in 2010, the Staybridge Suites - North Everett Property is situated on a 3.2-acre site and comprises 134 guestrooms, which includes 66 king or queen studio suites, 27 one-bedroom king guestrooms, 26 one-bedroom queen guestrooms and 15 two-bedroom king guestrooms. Each guestroom features a fully equipped kitchen with an oven, microwave, refrigerator, dish washer, sink and both cooking and dining utensils. Amenities at the Staybridge Suites – North Everett Property include a complimentary breakfast buffet, complimentary self-service laundry, an indoor swimming pool, approximately 1,900 square feet of meeting space, sundry shop, a fitness center, a business center and an outdoor barbeque area. The Staybridge Suites – North Everett Property is located approximately 3.3 miles southwest of the Boeing Everett Factory, the assembly facility for Boeing’s 747s, 767s, 777s and the new 787 Dreamliner. According to a Seattle news publication, in October 2014, Boeing broke ground on the new 777X composite wings facility located just north of the Boeing Everett Facility. Boeing plans to invest more than $1.0 billion in the wing facility, which is expected to be ready for operation in May 2016. It is estimated that the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAYBRIDGE SUITES – NORTH EVERETT

production of the Boeing 777X will employ approximately 3,700 people, approximately 10.0% more factory workers than the 777 line currently. The franchise agreement with Intercontinental Hotels Group expires in January 2030.

The borrower is contemplating the construction of up to 55 rooms on a parcel adjacent (“Hotel Expansion”) to the Staybridge Suites – North Everett Property and is permitted to connect the Hotel Expansion to the Staybridge Suites – North Everett Property provided that certain conditions are satisfied, including (i) prior to the commencement of the Hotel Expansion construction, the amortizing net cash flow debt service coverage ratio is not less than 1.35x and the net cash flow debt yield is not less than 10.0%; (ii) prior to the commencement of the Hotel Expansion construction, the borrower covenants that the Hotel Expansion will be substantially completed no less than 36 months prior to the loan maturity date; (iii) prior to the commencement of the Hotel Expansion construction, the sponsors have provided a guaranty satisfactory to the lender that the Hotel Expansion will be completed or the parcel will be returned to substantially the same condition that existed on the loan closing date; (iv) prior to the commencement of the Hotel Expansion construction, the borrower enters into an acceptable reciprocal easement agreement and operating agreement with the owner of the Hotel Expansion which includes the provision that the rooms at the Hotel Expansion may not be rented unless the amortizing net cash flow debt service coverage ratio at the Staybridge Suites – North Everett Property is not less than 1.35x and the net cash flow debt yield is not less than 10.0%; (v) the borrower reimburses the lender for all costs associated with connecting the Hotel Expansion to the Staybridge Suites – North Everett Property, including third-party costs, rating agency costs and title charges; (vi) prior to connecting the Hotel Expansion to the Staybridge Suites – North Everett Property, the borrower delivers an opinion of counsel that the Staybridge Suites – North Everett Mortgage Loan will not fail to maintain its REMIC eligibility as a result of connecting the Hotel Expansion to the Staybridge Suites – North Everett Property; and (vii) prior to connecting the Hotel Expansion to the Staybridge Suites – North Everett Property, the borrower delivers rating agency confirmation from Fitch, KBRA and Moody’s that connecting the Hotel Expansion to the Staybridge Suites – North Everett Property will not result in a qualification, downgrade or withdrawal of the respective ratings assigned to the Series 2015-C26 Certificates.

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$19,930,000	90.6%
			Reserves	30,096	0.1
			Closing costs	424,019	1.9
			Return of equity	1,615,885	7.3
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The Staybridge Suites – North Everett Property is refinancing an existing Wells Fargo Bank, National Association balance sheet loan.

The following table presents certain information relating to the Staybridge Suites – North Everett Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Staybridge Suites – North Everett			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2014 TTM	75.8%	$123.11	$93.29	88.0%	$135.94	$119.66	116.2%	110.4%	128.3%
11/30/2013 TTM	72.1%	$120.34	$86.71	79.0%	$132.31	$104.54	109.6%	109.9%	120.6%
11/30/2012 TTM	70.1%	$117.09	$82.05	83.4%	$128.18	$106.93	119.1%	109.5%	130.3%

(1)
Information obtained from a third party hospitality report dated December 18, 2014. The competitive set includes: Embassy Suites Seattle North Lynnwood, Residence Inn Seattle North Lynnwood, Holiday Inn Downtown Everett, TownPlace Suites Seattle North Mukilteo, Silver Cloud Inn Mukilteo Waterfront and Hilton Garden Inn Seattle North Everett.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STAYBRIDGE SUITES – NORTH EVERETT

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Staybridge Suites - North Everett Property:

Cash Flow Analysis

	TTM 4/30/2012(1)	TTM 4/30/2013(1)	TTM 4/30/2014(1)	TTM 11/30/2014	U/W	U/W $ per Room
Occupancy	80.6%	83.4%	82.6%	88.1%	82.0%
ADR	$123.23	$129.60	$132.31	$135.50	$135.50
RevPAR	$99.29	$108.08	$109.28	$119.34	$111.11

Total Revenue	$4,946,436	$5,396,028	$5,448,001	$5,949,681	$5,546,974	$41,395
Total Department Expenses	1,026,945	1,091,544	1,207,725	1,226,516	1,159,522	8,653
Gross Operating Profit	$3,919,491	$4,304,484	$4,240,276	$4,723,165	$4,387,452	$32,742

Total Undistributed Expenses	1,313,018	1,469,572	1,500,058	1,624,010	1,751,407	13,070
Profit Before Fixed Charges	$2,606,473	$2,834,912	$2,740,218	$3,099,155	$2,636,045	$19,672

Total Fixed Charges	181,666	179,759	169,926	168,143	171,147	1,277

Net Operating Income	$2,424,807	$2,655,153	$2,570,292	$2,931,012(2)	$2,464,898	$18,395
FF&E	0	0	0	0	221, 879	1,656
Net Cash Flow	$2,424,807	$2,655,153	$2,570,292	$2,931,012	$2,243,019	$16,739

NOI DSCR	1.82x	1.99x	1.93x	2.20x	1.85x
NCF DSCR	1.82x	1.99x	1.93x	2.20x	1.68x
NOI DY	11.1%	12.1%	11.7%	13.4%	11.2%
NCF DY	11.1%	12.1%	11.7%	13.4%	10.2%

(1)	The borrower’s fiscal year ends on April 30th.
(2)	The increase in Net Operating Income for the TTM 11/30/2014 is due to occupancy at the Staybridge Suites – North Everett Property increasing from 82.6% to 88.1% for the TTM 11/30/2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 - Tanglewood Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$20,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$20,000,000			Location:	Westwego, LA
% of Initial Pool Balance:	2.1%			Size:	384 Units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$52,083
Borrower Name:	Westwego Community Investors, LLC			Year Built/Renovated:	1970/2014
Sponsor:	Andrew Schwarz			Title Vesting:	Fee
Mortgage Rate:	4.450%			Property Manager:	Self-managed
Note Date:	January 15, 2015			3rd Most Recent Occupancy(1):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(1):	NAV
Maturity Date:	February 1, 2025			Most Recent Occupancy(1):	NAV
IO Period:	None			Current Occupancy (As of):	96.4% (12/18/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI:	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI:	NAV
Call Protection:	L(24),D(94),O(2)			Most Recent NOI (As of):	$1,722,741 (TTM 11/30/2014)
Lockbox Type:	None
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,262,902
				U/W Expenses:	$1,501,898
				U/W NOI:	$1,761,004
				U/W NCF:	$1,665,004
				U/W NOI DSCR:	1.46x
Escrows and Reserves:				U/W NCF DSCR:	1.38x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$24,000	$6,000	NAP	As-Is Appraised Value:	$27,300,000
Insurance	$259,773	$32,472	NAP	As-Is Appraisal Valuation Date:	December 18, 2014
Deferred Maintenance	$83,750	$0	NAP	Cut-off Date LTV Ratio:	73.3%
Replacement Reserves	$0	$8,281	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)
The sponsor acquired the Tanglewood Apartments Property vacant in 2010 and spent in excess of $10.7 million on a complete gut renovation, which was completed in early 2014. Historical financial information and historical occupancy information was, therefore, not available prior to the 12-month period ending November 30, 2014.

The Tanglewood Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a class B/C, garden-style multifamily property located in Westwego, Louisiana (the “Tanglewood Apartments Property”), approximately 11.0 miles southwest of the New Orleans central business district. Primary access to the area is provided by US Highway 90, a major arterial that crosses the New Orleans metro area in a north/south direction and connects the area with downtown New Orleans and Interstate 10. The Tanglewood Apartments Property is situated on approximately 19.3 acres and is comprised of 384 units in 20 buildings. The improvements were built in 1970 and were recently renovated in 2013 and 2014. Since the acquisition of the Tanglewood Apartments Property in 2010, the borrower has spent in excess of $10.7 million on a complete “gut” renovation. The scope of this renovation included replacement of all mechanical systems, including conversion of the original central air systems; all new electric service, plumbing and HVAC; and full renovation of unit interiors (new kitchens, baths, flooring, mechanicals and trim). Common area amenities include two heated swimming pools, two playgrounds, and on-site laundry facilities. The Tanglewood Apartments Property contains 576 parking spaces, reflecting an overall parking ratio of 1.5 spaces per unit. As of December 18, 2014, the Tanglewood Apartments Property was 96.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TANGLEWOOD APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$10,167,993	50.8%
			Reserves	367,523	1.8
			Closing costs	494,510	2.5
			Return of equity	8,969,974	44.8
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The following table presents certain information relating to the unit mix of the Tanglewood Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 Bedroom	72	18.8%	550	$638
2 Bedroom	232	60.4%	860	$733
3 Bedroom	80	20.8%	1,012	$944
Total/Weighted Average	384	100.0%	834	$759

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Tanglewood Apartments Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/18/2014(2)
NAV	NAV	NAV	96.4%

(1)
The sponsor acquired the Tanglewood Apartments Property in 2010 at 100% vacancy. The Tanglewood Apartments Property underwent a major renovation that was completed in early 2014, after which The Tanglewood Apartments Property quickly leased up.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tanglewood Apartments Property:

Cash Flow Analysis(1)

	TTM 11/30/2014	U/W		U/W $ per Unit
Base Rent	$3,403,504	$3,279,732		$8,541
Grossed Up Vacant Space	0	128,580		335
Concessions	0	0		0
Other Income	165,513	165,513		431
Less Vacancy & Credit Loss	(496,374)	(310,923)	(2)	(810)
Effective Gross Income	$3,072,643	$3,262,902		$8,497

Total Operating Expenses	$1,349,902	$1,501,898		$3,911

Net Operating Income	$1,722,741	$1,761,004		$4,586
Capital Expenditures	0	96,000		250
Net Cash Flow	$1,722,741	$1,665,004		$4,336

NOI DSCR	1.43x	1.46x
NCF DSCR	1.43x	1.38x
NOI DY	8.6%	8.8%
NCF DY	8.6%	8.3%

(1)
The sponsor acquired the Tanglewood Apartments Property in 2010 when it was 100% vacant. The Tanglewood Apartments Property then underwent a major renovation that was completed in early 2014, after which The Tanglewood Apartments Property quickly leased up. Operating statements are, therefore, not available for calendar years 2012 and 2013.

(2)	The underwritten economic vacancy and credit loss is 8.7%. The Tanglewood Apartments Property was 96.4% physically occupied as of December 18, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – The Centre at Deane Hill

Loan Information				Property Information
Mortgage Loan Seller:	C-III Commercial Mortgage, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/AAA/aaa (sca.pd)			Property Type:	Retail
Original Principal Balance(1):	$32,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$18,768,922			Location:	Knoxville, TN
% of Initial Pool Balance:	2.0%			Size:	389,137 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$48.23
Borrower Name:	The Centre at Deane Hill, LLC			Year Built/Renovated:	1997/NAP
Sponsors:	David L. Barnhart; E. Andrew Isakson			Title Vesting:	Fee
Mortgage Rate:	7.100%			Property Manager:	Self-managed
Note Date:	June 15, 1999			3rd Most Recent Occupancy (As of):	93.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.0% (12/31/2012)
Maturity Date:	July 1, 2019			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	NAP			Current Occupancy (As of):	97.0% (11/19/2014)
Loan Term (Original):	240 months
Seasoning:	187 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,751,305 (12/31/2012)
Interest Accrual Method:	30/360			2nd Most Recent NOI (As of):	$4,068,997 (12/31/2013)
Call Protection(2):	L(60),GRTR 1% or YM(174),O(6)			Most Recent NOI (As of):	$3,878,902 (T-11 Annualized 11/30/2014)
Lockbox Type:	None
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$5,087,213
				U/W Expenses:	$1,171,873
				U/W NOI:	$3,915,340
				U/W NCF:	$3,577,120
				U/W NOI DSCR:	1.43x
Escrows and Reserves:				U/W NCF DSCR:	1.31x
				U/W NOI Debt Yield:	20.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	19.1%
Taxes	$0	Springing(3)	NAP	As-Is Appraised Value:	$53,500,000
Insurance	$0	Springing(3)	NAP	As-Is Appraisal Valuation Date:	November 29, 2014
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio:	35.3%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD:	21.5%

(1)	See “Sources and Uses” section.
(2)	From origination.
(3)	The borrower is required to deposit real estate taxes and insurance reserves upon the occurrence and continuance of an event of default.

The Centre at Deane Hill mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 389,137 square foot anchored retail center (“The Centre at Deane Hill Property”) located in Knoxville, Tennessee. The Centre at Deane Hill Property was developed by the borrower in 1997. The Centre at Deane Hill Property consists of a single-story class A power center spread across five buildings and is situated on a 40.0-acre site. The Centre at Deane Hill Property is anchored by Kohl’s, Food City, Stein Mart, Bed Bath & Beyond, PetSmart, Buy Buy Baby and A.C. Moore. The Centre at Deane Hill Property features 2,018 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 square feet of rentable area. The Centre at Deane Hill Property was 97.0% leased to 21 tenants as of November 19, 2014.

The Centre at Deane Hill mortgage loan was originated in June 1999 by State Farm Life Insurance Company and subsequently included in the MSDWC 2002-IQ2 securitization. CIII Commercial Mortgage LLC acquired the related promissory note through an affiliate in connection with a cleanup call of the MSDWC 2002-IQ2 securitization in November 2014. The borrower is not structured as a special purpose entity and the related mortgage loan seller is not aware of any prior payment delinquency of 30 days or more with respect to The Centre at Deane Hill mortgage loan. Neither the related loan documents nor the related borrower’s organizational documents require the related borrower to be a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE CENTRE AT DEANE HILL

Sources and Uses

Sources			Uses
Original loan amount	$29,650,000	92.7%	Loan payoff	$28,426,471	88.8%
Additional funding(1)	2,350,000	7.3	Closing costs	319,368	1.0
			Return of equity	3,254,161	10.2
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	The related promissory note was dated June 15, 1999. An additional funding was disbursed on July 29, 1999.

The following table presents certain information relating to the tenancy at The Centre at Deane Hill Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Kohl’s	BBB+/Baa1/BBB	86,584	22.3%	$9.25	$800,902	18.8%	$198	5.9%	2/2/2019
KVAT Food Stores (dba Food City)	NR/NR/NR	57,391	14.7%	$11.87	$681,231	16.0%	$382(3)	3.7%(3)	7/31/2018
Bed Bath & Beyond	NR/Baa1/A-	40,000	10.3%	$11.25	$450,000	10.5%	$202	6.7%	1/31/2023
Stein Mart Inc.	NR/NR/NR	40,000	10.3%	$9.50	$380,000	8.9%	$99(4)	12.0%(4)	11/30/2017
PetSmart	NR/NR/BB+	26,040	6.7%	$11.72	$305,189	7.2%	NAV	NAV	1/31/2019
A.C. Moore	NR/NR/NR	24,049	6.2%	$10.40	$250,000	5.9%	NAV	NAV	7/31/2016
Buy Buy Baby	NR/Baa1/A-	25,000	6.4%	$7.00	$175,000	4.1%	$324	2.4%	1/31/2023
Total Anchor Tenants		299,064	76.9%	$10.17	$3,042,322	71.3%

Major Tenants
Old Navy	BBB-/Baa3/BBB-	15,000	3.9%	$14.00	$210,000	4.9%	$264	6.2%	11/30/2017
Off Broadway Shoes	NR/NR/NR	15,000	3.9%	$10.65	$159,750	3.7%	$120	10.9%	8/31/2015
The School Box of Tennessee	NR/NR/NR	7,225	1.9%	$17.00	$122,825	2.9%	$142	13.6%	5/31/2020
Kirklands	NR/NR/NR	6,500	1.7%	$18.00	$117,000	2.7%	$180	11.3%	1/31/2020
Dollar Tree	NR/Baa3/NR	10,280	2.6%	$10.50	$107,940	2.5%	NAV	NAV	8/31/2016
Total Major Tenants		54,005	13.9%	$13.29	$717,515	16.8%

Non-Major Tenants		24,252	6.2%	$20.93	$507,653	11.9%

Occupied Collateral Total		377,321	97.0%	$11.31	$4,267,490	100.0%

Vacant Space		11,816	3.0%

Collateral Total		389,137	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost information is for the trailing 12-months ending December 31, 2013.
(3)	Food City sales and occupancy cost information is for the trailing 12-months ending July 31, 2013.
(4)	Stein Mart Inc. sales and occupancy cost information is for the 11-month period ending November 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE CENTRE AT DEANE HILL

The following table presents certain information relating to the lease rollover schedule at The Centre at Deane Hill Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	16,208	4.2%	16,208	4.2%	$184,514	$11.38
2016	3	36,829	9.5%	53,037	13.6%	$397,940	$10.81
2017	3	56,800	14.6%	109,837	28.2%	$622,400	$10.96
2018	4	68,437	17.6%	178,274	45.8%	$934,070	$13.65
2019	5	120,322	30.9%	298,596	76.7%	$1,263,741	$10.50
2020	2	13,725	3.5%	312,321	80.3%	$239,825	$17.47
2021	0	0	0.0%	312,321	80.3%	$0	$0.00
2022	0	0	0.0%	312,321	80.3%	$0	$0.00
2023	2	65,000	16.7%	377,321	97.0%	$625,000	$9.62
2024	0	0	0.0%	377,321	97.0%	$0	$0.00
2025	0	0	0.0%	377,321	97.0%	$0	$0.00
Thereafter	0	0	0.0%	377,321	97.0%	$0	$0.00
Vacant	0	11,816	3.0%	389,137	100.0%	$0	$0.00
Total/Weighted Average	21	389,137	100.0%			$4,267,490	$11.31

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Centre at Deane Hill Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	11/19/2014(2)
93.0%	94.0%	100.0%	97.0%

(1)	Information obtained from a third party data provider and the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Centre at Deane Hill Property:

Cash Flow Analysis

	2012(1)	2013(1)	T-11 Ann. 11/30/2014	U/W	U/W $ per SF
Base Rent	$4,056,330	$4,401,764	$4,339,063	$4,267,490	$10.97
Grossed Up Vacant Space	0	0	0	233,598	0.60
Total Reimbursables	780,449	780,621	702,545	852,293	2.19
Other Income	13,135	12,991	9,762	1,500	0.00
Less Vacancy & Credit Loss	0	0	0	(267,669)(2)	(0.69)
Effective Gross Income	$4,849,914	$5,195,376	$5,051,370	$5,087,213	$13.07

Total Operating Expenses	$1,098,609	$1,126,379	$1,172,468	$1,171,873	$3.01

Net Operating Income	$3,751,305	$4,068,997	$3,878,902	$3,915,340	$10.06

TI/LC	143,750	57,500	103,169	279,850	0.72
Capital Expenditures	0	0	0	58,371	0.15
Net Cash Flow	$3,607,555	$4,011,497	$3,775,733	$3,577,120	$9.19

NOI DSCR	1.37x	1.49x	1.42x	1.43x
NCF DSCR	1.32x	1.46x	1.38x	1.31x
NOI DY	20.0%	21.7%	20.7%	20.9%
NCF DY	19.2%	21.4%	20.1%	19.1%

(1)
The increase in Net Operating Income and Net Cash Flow from 2012 to 2013 is due to Buy Buy Baby (6.4% of the net rentable area) taking occupancy in December 2012 of the space vacated by Borders in 2011.

(2)	The underwritten economic vacancy is 5.0%. The Centre at Deane Hill Property was 97.0% physically occupied as of November 19, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Aspen Creek Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$18,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$18,500,000			Location:	Chesterfield Township, MI
% of Initial Pool Balance:	1.9%			Size:	776 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$23,840
Borrower Name:	Aspen Creek Apartments Limited Partnership			Year Built/Renovated:	1979/NAP
Sponsor:	Matthew Lester			Title Vesting:	Fee
Mortgage Rate:	4.180%			Property Manager:	Self-managed
Note Date:	December 5, 2014			3rd Most Recent Occupancy (As of):	86.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	80.7% (12/31/2012)
Maturity Date:	January 1, 2025			Most Recent Occupancy (As of):	87.1% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	88.4% (10/31/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(1):	$2,000,775 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(1):	$1,781,558 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(1):	$2,139,159 (TTM 10/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$5,162,470
Additional Debt Type:	NAP			U/W Expenses:	$3,181,814
				U/W NOI:	$1,980,657
				U/W NCF:	$1,747,857
				U/W NOI DSCR:	1.83x
Escrows and Reserves:				U/W NCF DSCR:	1.61x
				U/W NOI Debt Yield:	10.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.4%
Taxes	$110,237	$36,746	NAP	As-Is Appraised Value:	$27,300,000
Insurance	$54,241	$10,848	NAP	As-Is Appraisal Valuation Date:	October 23, 2014
Replacement Reserves	$19,400	$19,400	NAP	Cut-off Date LTV Ratio:	67.8%
Deferred Maintenance	$94,375	$0	NAP	LTV Ratio at Maturity or ARD:	58.9%

(1)	See “Cash Flow Analysis” section.

The Aspen Creek Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 776-unit multifamily property located in Chesterfield Township, Michigan, approximately 34.4 miles northeast of Detroit (the “Aspen Creek Apartments Property”). The Aspen Creek Apartments Property is situated on a 62.0-acre site and consists of 32 one bedroom/one bathroom units, 96 one bedroom/one and one-half bathroom units, 224 two bedroom/one and one-half bathroom units, 108 two bedroom/two bathroom units, 180 large two bedroom/two bathroom units, 40 three bedroom/two bathroom units and 96 large three bedroom/two bathroom units. The Aspen Creek Apartments Property was built in phases from 1979 to 1986 and comprises 45 two-story apartment buildings and one clubhouse building, one maintenance garage and several carport structures. Amenities at the Aspen Creek Apartments Property include a community pool, indoor spa, outdoor playground, fitness center and carports for each unit. Unit amenities include fully equipped kitchens, in-home storage and central air conditioning. As of the third quarter of 2014, the Detroit apartment market vacancy was 3.1% with average monthly asking rents of $894 per unit. The Aspen Creek Apartments Property contains 1,418 surface parking spaces, reflecting an overall parking ratio of 1.8 spaces per unit. As of October 31, 2014, the Aspen Creek Apartments Property was 88.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASPEN CREEK APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$18,500,000	100.0%	Loan payoff	$17,494,698	94.6%
			Reserves	278,253	1.5
			Closing costs	491,163	2.7
			Return of equity	235,887	1.3
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

The following table presents certain information relating to the unit mix of the Aspen Creek Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly U/W Rent Per Unit
1 Bedroom/1 Bathroom	32	4.1%	713	$512
1 Bedroom/1.5 Bathrooms	96	12.4%	859	$526
2 Bedroom/1.5 Bathrooms	224	28.9%	832	$556
2 Bedroom/2 Bathroom	108	13.9%	952	$599
Large 2 Bedroom/2 Bathroom	180	23.2%	1,125	$679
3 Bedroom/2 Bathroom	40	5.2%	1,200	$747
Large 3 Bedroom/2 Bathroom	96	12.4%	1,366	$850
Total/Weighted Average	776	100.0%	1,000	$630

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Aspen Creek Apartments Property:

Historical Occupancy
12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)(2)	10/31/2014(3)
86.3%	80.7%	87.1%	88.4%

(1)	Information obtained from the borrower.
(2)	See “Cash Flow Analysis” section
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Aspen Creek Apartments Property:

Cash Flow Analysis

	2012(1)	2013(1)	TTM 10/31/2014(1)	U/W	U/W $ per Unit
Base Rent	$4,438,834	$4,352,646	$4,811,191	$5,248,489	$6,764
Grossed Up Vacant Space	0	0	0	672,780	867
Utility Reimbursements	24,434	23,234	20,970	20,970	27
Other Income	271,689	248,604	328,198	328,198	423
Less Vacancy & Credit Loss	10,204	2,061	2,111	(1,107,967)(2)	(1,428)
Effective Gross Income	$4,745,161	$4,626,545	$5,162,470	$5,162,470	$6,653

Total Operating Expenses	$2,744,386	$2,844,987	$3,023,311	$3,181,814	$4,100

Net Operating Income	$2,000,775	$1,781,558	$2,139,159	$1,980,657	$2,552
Capital Expenditures	0	0	0	232,800	300
Net Cash Flow	$2,000,775	$1,781,558	$2,139,159	$1,747,857	2,252

NOI DSCR	1.85x	1.64x	1.98x	1.83x
NCF DSCR	1.85x	1.64x	1.98x	1.61x
NOI DY	10.8%	9.6%	11.6%	10.7%
NCF DY	10.8%	9.6%	11.6%	9.4%

(1)	The decrease in Net Operating Income from 2012 to 2013 is primarily due to uncharacteristic tenant rollover occurring simultaneously at the Aspen Creek Apartments Property.
(2)	The underwritten economic vacancy is 18.7%. The Aspen Creek Apartments Property was 88.8% physically occupied as of October 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – JCIM Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$18,450,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$18,425,676			Location:	Monroe, MI
% of Initial Pool Balance:	1.9%			Size:	535,500 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$34.41
Borrower Names:	MI14 Monroe Revard LLC and MI14 Monroe Frenchtown LLC			Year Built/Renovated(3):	Various
Sponsor:	Gladstone Commercial Corporation			Title Vesting:	Fee
Mortgage Rate:	4.040%			Property Manager:	Self-managed
Note Date:	December 23, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	January 1, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	NAP			Current Occupancy (As of):	100.0% (12/18/2014)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	2,507,682 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of):	2,460,336 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	2,237,341 (TTM 10/31/2014)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,830,393
				U/W Expenses:	$703,486
				U/W NOI:	$2,126,907
				U/W NCF:	$1,952,865
				U/W NOI DSCR :	2.00x
Escrows and Reserves:				U/W NCF DSCR:	1.84x
				U/W NOI Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.6%
Taxes(1)	$0	Springing	NAP	As-Is Appraised Value:	$30,900,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 2, 2014
Deferred Maintenance	$57,990	$0	NAP	Cut-off Date LTV Ratio:	59.6%
TI/LC Reserve	$1,416,892(2)	$0	NAP	LTV Ratio at Maturity or ARD:	47.5%

(1)	The borrower is only required to deposit real estate taxes and insurance reserves upon the occurrence and continuance of an event of default.
(2)	The borrower received a credit for outstanding tenant improvement allowance from the seller. Those funds were escrowed into the TI/LC Reserve.
(3)	The 2200 Revard property was constructed in 2003. The 1833 Frenchtown property was constructed in 2005. The two properties are adjacent and leased to a single tenant, JCIM, LLC.

The JCIM Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent warehouse properties totaling 535,500 square feet located in Monroe, Michigan (the “JCIM Portfolio Properties”). The JCIM Portfolio Properties are 100.0% leased by JCIM, LLC on a 10-year, absolute net lease. The 2200 Revard property was built in 2003 and totals 220,500 square feet. The 2200 Revard property features two crane bays with capacities from 5-30 tons, 20 dock doors, two drive-in doors and 30-foot clear heights. The 1833 Frenchtown was built in 2005 and totals 315,000 square feet. The 1833 Frenchtown property features two crane bays with capacities from 5-30 tons, 266 dock doors, four drive-in doors and 30-foot clear heights. The JCIM Portfolio Properties are located near Interstate 75, the major interstate in Michigan that connects Detroit to the north and Toledo to the south. JCIM, LLC manufactures injection molded plastic interior products for the automotive industry. The company was founded in 2008 and is based in Plymouth, Michigan. JCIM, LLC is a wholly owned subsidiary of Johnson Controls, Inc. (NYSE: JCI). The JCIM Portfolio Properties were 100.0% occupied as of December 18, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JCIM PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$18,450,000	56.7%	Purchase price	$30,750,000	94.5%
Other sources(1)	2,315,305(1)	7.1	Reserves	1,474,882	4.5
Sponsor new cash contribution	11,757,229	36.2	Closing costs	297,652	0.9
Total Sources	$32,522,534	100.0%	Total Uses	$32,522,534	100.0%

(1)	Other sources consist of escrow credits in the amount of $750,000, December 2014 rent and a tenant improvement allowance credit from the seller.

The following table presents certain information relating to the JCIM Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Property Type	Sub Property Type	Square Feet	Cut-off Date Balance Per SF	Year Built/ Renovated	Appraised Value
1883 Frenchtown	$10,852,673	58.9%	Industrial	Warehouse	315,000	$34.45	2005/NAP	$18,200,000
2200 Revard	$7,573,003	41.1%	Industrial	Warehouse	220,500	$34.34	2003/NAP	$12,700,000
Total/Weighted Average	100.0%	$18,425,676			535,500	$34.41		$30,900,000

The following table presents certain information relating to the tenancy at the JCIM Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
JCIM, LLC	NR/NR/NR	535,500	100.0%	$4.25	$2,275,875	100.0%	8/31/2023(1)

Occupied Collateral Total		535,500	100.0%	$4.25	$2,275,875	100.0%

(1)	JCIM, LLC has two, 5-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at the JCIM Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	2	535,500	100.0%	535,500	100.0%	$2,275,875	$4.25
2024	0	0	0.0%	535,500	100.0%	$0	$0.00
2025	0	0	0.0%	535,500	100.0%	$0	$0.00
Thereafter	0	0	0.0%	535,500	100.0%	$0	$0.00
Vacant	0	0	0.0%	535,500	100.0%	$0	$0.00
Total/Weighted Average	2	535,500	100.0%			$2,275,875	$4.25

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JCIM PORTFOLIO

The following table presents historical occupancy percentages at the JCIM Portfolio Properties:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/18/2014(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JCIM Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014	U/W	U/W $ per SF
Base Rent	$2,507,682	$2,460,336	$2,237,341	$2,275,875	$4.25
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	0	0	0	0	0.00
Other Income	0	0	0	703,486(1)	1.31
Less Vacancy & Credit Loss	0	0	0	(148,968)(2)	(0.28)
Effective Gross Income	$2,507,682	$2,460,336	$2,237,341	$2,830,393	$5.29

Total Operating Expenses	0	0	0	$703,486(1)	$1.31

Net Operating Income	$2,507,682	$2,460,336	$2,237,341	$2,126,907	$3.97
TI/LC	0	0	0	93,717	0.18
Capital Expenditures	0	0	0	80,325	0.15
Net Cash Flow	$2,507,682	$2,460,336	$2,237,341	$1,952,865	$3.65

NOI DSCR	2.36x	2.32x	2.11x	2.00x
NCF DSCR	2.36x	2.32x	2.11x	1.84x
NOI DY	13.6%	13.4%	12.1%	11.5%
NCF DY	13.6%	13.4%	12.1%	10.6%

(1)	The tenant operates under an absolute net lease and pays all expenses directly. A 100.0% expense recovery ratio is utilized for presentation purposes only.
(2)	The underwritten economic vacancy is 5.0%. The JCIM Portfolio Properties were 100.0% physically occupied as of December 18, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2015-C26	Transaction Contact Information

VI.     Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.